        Filed with the Securities & Exchange Commission on June 18, 2004



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               Amendment No. 1 to
                               Form SB 2 filed on
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                  3,491,576(1)
                                  EPIXTAR CORP.
                         (Name of issuer in its charter)

      FL                          7385                         65-0722193
      --                          ----                         ----------

(State or jurisdiction
of incorporation            (Primary Standard Industrial      (I.R.S. Employer
or organization)             Classification Code Number)     Identification No.)



                            11900 Biscayne Boulevard,
                              Miami, Florida 33181
                                 (305) 503-8600
          (Address and telephone number of principal executive offices)

                                   DAVID SROUR
                             Chief Executive Officer
                            11900 Biscayne Boulevard,
                              Miami, Florida 33181
                                 (305) 503-8600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                         MICHAEL D. DIGIOVANNA, ESQUIRE
                               212 Carnegie Center
                                    Suite 206
                           Princeton, New Jersey 08540
                                  (609)919 636

Approximate date of proposed sale to the public AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

------------------
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

  Title of each                 Proposed                Proposed
class of securities             Amount to           maximum offering          Maximum aggregate             Amount of
 to be registered             be registered          price per unit            offering price           registration fee
 ----------------             -------------          --------------            --------------           ----------------

Common Stock
par value $. 001                1,197,989                 $4.65                 $ 5,570,649(1)              $  450.67(1)

Common Stock
par value $.001                 1,213,352 (2)              4.14                 $ 5,023,277                 $  592.24

Common Stock
par value $.001                 3,655,596                  3.25                 $11,880,687                 $1,327.07


Total                           5,966,937

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the bid and asked prices of the common stock on the OTC Bulletin Board on June 26, 2003.

     (2) Represents additional shares to be registered subsequent to the original SB-2 filed by the Company subsequent to June 30, 2003 based upon the average of the bid and asked prices of the common stock on the OTC Bulletin Board on May 10, 2004.

     (3) Represents additional shares to be registered subsequent to the original SB-2 filed by the Company subsequent to May 14, 2004) based upon the average of the bid and asked prices of the common stock on the OTC Bulletin Board on June 14, 2004.

         Pursuant to Rule 416 of the Act, this registration statement also covers such indeterminate additional shares of common stock as may become issuable as a result of stock splits, stock dividends or other similar events.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

         This registration statement contains two prospectuses: one relating to the resale offering by selling stockolders of 2,475,376 shares of the Company's common stock, par value $.001, per share and another prospectus relating to the offering of 3,491,576 shares of common stock held by a selling stockholder who may wish to sell common stock pursuant to securities acquired in the Company's recent note financings. The later prospectus relating to the the note financings is referred to as the note financing prospectus. Following the prospectus are substitute pages of the note financing prospectus, including alternate pages front outside and back cover pages, an alternative "The Offering" section of the "Prospectus summary" and section entitled "Selling Stockholders." Each of the alternate pages for the selling stockholder prospectus is labeled "Alternate page for note financing prospectus." All other sections of the prospectus are to be used in the note financing prospectus. In addition, cross-references in the prospectus will be adjusted in the selling stockholder prospectus to refer to the appropriate sections.

                                   PROSPECTUS

                        2,475,376 Shares of Common Stock

                                  EPIXTAR CORP

Stockholder of Epixtar Corp. named under the caption "Selling Stockholder" may offer and sell up to 2,475,376 Shares of our common stock. Of the shares offered hereby 2,204,241 will be issued in the future pursuant to warrants and convertible preferred stock presently outstanding. We will not receive any of the proceeds from the sale of shares by the selling stockholders. Concurrently with this offering other stockholders are selling 3,591,576(1) shares subject to outstanding notes and warrants.

Our common stock is quoted on the OTC Bulletin Board under the symbol EPXR. On June 14, 2004, the price of the Common Stock was $3.30 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Our common stock being offered by this prospectus involves a high degree of risk. You should read the "Risk Factors" section beginning on page 6 before you decide to purchase any common stock.

                         The date of this Prospectus is

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Prospectus Summary.........................................................
Risk Factors...............................................................
Forward Looking Information................................................
Use of Proceeds............................................................
Capitalization.............................................................
Market Information.........................................................
SelectedFinancial Information..............................................
Management Discussion and Analysis of Financial Condition and
  Results of Operations....................................................
Our Business...............................................................
Property...................................................................
Legal Proceedings..........................................................
Directors, Executive Officers..............................................
Security Ownership.........................................................
Certain Relationships and Related Transactions.............................
Plan of Distribution.......................................................
Selling Stockholder........................................................
Description of Securities..................................................
Legal Matters..............................................................
Experts....................................................................
Available Information......................................................
Financial Statements.......................................................F-


You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                               Prospectus Summary

This summary highlights certain information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding Epixtar Corp. and its financial statements and the related notes appearing elsewhere in this prospectus.

 Our Business

We are primarily engaged in a contact center business in the Philippines. Our contact centers perform business process outsourcing or BPO services for third parties. These services include marketing campaigns such as inbound services for customer care and inbound sales, and outbound services such as, data collection and customer acquisition for clients. From July 2001 to the present substantially all our revenue has been derived from subsidiaries acting as an internet service provider or ISP to small businesses through third party dial up facilities. These services were marketed through independent contact centers that we supervised, many of which were overseas. As result of the trend to foreign outsourcing and our expertise in contact center operations, we decided in 2003 to change the focus of our business. As of June 15, 2004 we have 600 contact center seats in the Philippines. [We anticipate by December 31, 2004 we will be operating 2000 seats with additional seats in development.] For the immediate future we will continue to derive most of our revenue from the ISP business. We believe that contact center revenue will be our primary source of revenue beginning in the first quarter of 2005.


Our business, especially, the ISP business is subject to extensive regulation relating primarily to telemarketing activity and alleged unauthorized billing. We were subject to a Federal Trade Commission injunction which for a period of time prevented us from billing and marketing our ISP services. In addition, we are subject to two preliminary injunctions restricting our activities in two states and four states have served us with investigative subpoena. In all cases the company vehemently denies any wrong doing and is working to bring each action to a successful conclusion. We have developed stringent standards to avoid regulatory actions and the current customer complaints relating to any proceeding reflect only a small percentage of our customers. While we believe we are in substantial compliance with the rules, for economic reasons we are In settlement discussions with respect to proceedings.

Our principal place of business is located at 11900 Biscayne Boulevard, Miami, Florida 33181. Our general telephone number is (305) 503-8600.

Epixtar Corp. is also referred to in this prospectus as "Epixtar," "we," "us," or "our." These references shall include us and our subsidiaries unless otherwise indicated by the context.

                                  THE OFFERING

Our Securities

Securities Offered by
the Selling Stockholders               Common Stock 2,475,376 (1)
Concurrent Offering

Outstanding before the Offering.       Common Stock: 11,158,338 (3)
and concurrent offering
                                       Preferred Stock: 22,010

Outstanding after the Offering         Common Stock 16,758,465 (4)
And concurrent offering                Preferred Stock - none


--------------------------------------------------------------------------------

       (1) Includes 2,204,241 shares of Common Stock not presently outstanding but issuable upon conversion of preferred stock or conversion of notes and exercise of warrants held by the selling stockholders. The amount also includes 190,000 shares reserved for issuance upon conversion of accrued dividends and interest. Depending upon the time of conversion a portion of these shares may not be issued.
       (2) The concurrent offering consists of shares of common stock subject to convertible notes and warrants issued in 2004 as well as shares which may be issued upon conversion of accrued interest and other contingencies.
       (3) Exclusive of shares subject to convertible securities, options, and warrants including shares offered by the selling stockholders.
       (4) Assumes conversion of all convertible securities and exercise of all warrants owned by selling stockholders in offering and concurrent offering.

Plan of distribution                Sales of the shares may be made by selling
                                                stockholder in the open market
                                                or in privately negotiated
                                                transactions.

Use of proceeds                      We will not receive any proceeds from the
                                                sale of shares owned by the
                                                selling stockholder but may
                                                receive proceeds upon exercise
                                                of the warrants which will be
                                                utilized for working capital.

Summary Financial Information


The following summary financial information is qualified by reference to, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The financial information set forth below is audited with respect to the annual periods ended December 31, 2003 and December 31, 2002. The financial information for the year ended December 31, 2002 are derived from restated financial statements. See note 3 to the 2002 year-end audited Financial Statements.

                                  RISK FACTORS



You should carefully consider the following risk factors and all other information contained in this prospectus before investing in our common stock. We believe this section addresses all material risks specific to us. Investing in our common stock involves a high degree of risk. Any of the following risks could adversely affect our business, financial condition and results of operations and could result in a complete loss of your investment.


We have experienced losses from operations in prior periods and may have losses in the future.

We had no operations prior to November 2000 and increased losses in 2001 and 2002 including a loss of $11,944,922 for 2002. Although we had net income of $4,379,160 in 2003, we sustained a loss of $ 859,555 for the three month period ended March 31 2004. There is no assurance that we will operate profitably in the future.

 The establishment of our contact center business may result in losses or reduction of income in the immediate future.

We have only recently commenced our contact center business and no have significant operating history. Therefore our business and future prospects are difficult to evaluate. You should consider the challenges, risks and uncertainties frequently encountered by early-stage companies using new and unproven business models in rapidly evolving markets. These include significant start-up expenses, obtaining and performing contracts with clients, hiring and retaining qualified personnel establishing a reputation in the industry and acquiring, developing and managing contact centers, managing growth , and obtaining additional capital if required. Moreover as we transition to our new business we will devote fewer resources to our continuing ISP business. This will result in a reduction in revenue from our ISP business which may not be immediately replaced by revenues from our contact center business. There is no assurance we will be able to enter into substantial arrangements with clients for our contact center business or that we can develop call centers on terms favorable to us or at all. Moreover, even if we enter into any such arrangements or succeed in the development or acquisitions of call center assets, there is no assurance that such arrangements with clients or any development or acquisitions of contact center assets will be profitable. Moreover the transition to our new business may result in loss of ISP revenues which we may not be able to replace timely if at all.

We may in future require additional capital for our contact center business and the failure to obtain additional capital may result in our inability to implement future business plan on a timely basis or at all.

Our new contact center business requires additional personnel, the acquisition and construction of contact centers for telemarketing and other operations, as well as the purchase of additional equipment. We believe we have sufficient capital to implement our initial plans for this business. We, however, may need additional financing in the future for unforeseen factors, including:

                  o   The timing of agreements for our offshore BPO services;
                  o the need to enhance our operating infrastructure or to upgrade upon technological change;
                  o   increasing costs, particularly in the Philippines;
                  o the existence of opportunities to acquire businesses or technologies, or opportunities for expansion or introduce new services; and
                  o   increased competition and competitive pressures.

If our capital resources are insufficient to satisfy our liquidity requirements, we may seek to sell additional equity or debt securities or obtain other debt financing. The sale of additional equity securities or convertible debt securities would result in additional dilution to our stockholders. Additional debt would result in increased expenses and could result in covenants that restrict our operations. We may be unable to secure financing in sufficient amounts or on terms acceptable to us, if at all, in which case we may not have the funds necessary to finance our ongoing capital requirements or execute our business strategy.

A reversal of industry trends toward offshore outsourcing due to negative public reaction in the United States and recently proposed legislation may adversely affect demand for our services.

Our business depends in large part on U.S. industry trends towards outsourcing business processes offshore. The trend to outsource business processes may not continue and could reverse. Offshore outsourcing has become a politically sensitive topic in the United States, particularly in the light of the upcoming Presidential election. Recently, many organizations and public figures have publicly expressed concerns about a perceived association between offshore outsourcing providers and the loss of jobs in the United States. In addition, there has been recent publicity about the negative experience of certain companies that use offshore outsourcing current or prospective clients may elect to perform such services themselves or may be discouraged from transferring these services to offshore providers to avoid any negative perception that may be associated with using an offshore provider. Any slowdown or reversal of existing industry trends would harm our ability to compete effectively with competitors that operate out of facilities located in the United States.

A variety of federal and state legislation has been proposed that, if enacted, could restrict or discourage U.S. companies from outsourcing their services to companies outside the United States. For example, legislation has been proposed that would require offshore providers to identify where they are located. In addition, it is possible that legislation could be adopted that would restrict U.S. private sector companies that have federal or state government contracts from outsourcing their services to offshore service providers. Any expansion of existing laws or the enactment of new legislation restricting offshore outsourcing may adversely impact our ability to do business with U.S. clients, particularly if these changes are widespread.

Our operating results may fluctuate significantly and could cause the market price of our common stock to fall rapidly.

Our revenues and operating results are difficult to predict and may fluctuate significantly from quarter to quarter due to a number of factors, including:

               o the addition or loss of a clients, including major clients, and change in volume of services provided to our major clients;
               o   The introduction of new or enhanced services;
               o   long sales cycles and fluctuations in sales cycles;
               o changes in our pricing policies or those of our competitors, as well as increased price competition in general;

We are subject to risks arising from our operations in the Philippines. Substantially all of our contact center operations will be in the Philippines. We are exposed to a number of significant risks associated with our operations in the Philippines, including the following:

               o Wages for employees in the Philippines are increasing at a faster rate than for our U.S. employees, which could result in increased costs to employ our outsourcing center professionals.
               o We are faced with competition in the Philippines for outsourcing center professionals, and we expect this competition to increase as additional BPO companies enter the market and expand their operations. In particular, there may be limited availability of qualified middle and upper management candidates. This could increase our costs and turnover rates.
               o The Philippines continues to experience low growth in its gross domestic product, significant inflation, currency declines and shortages of foreign exchange. These conditions could create economic instability that could harm businesses operating in the Philippines.
               o We have benefited from an excess of supply over demand for college graduates in the Philippines. If this favorable imbalance changes, it could affect the availability or cost of qualified professionals, who are critical to our performance.

               o All of our revenues are denominated in U.S. dollars, and a substantial portion of our costs are incurred and paid in Philippine pesos, and we are therefore exposed to the risk of an increase in the value of the Philippine peso relative to the U.S. dollar, which would increase our expenses. We do not currently engage in any transactions as a hedge against risk of loss due to foreign currency fluctuations.
               o We are exposed to the risk of rental and other cost increases due to inflation in the Philippines, which has historically been at a much higher rate than in the United States.
               o The Philippines periodically experiences civil unrest and terrorism and U.S. companies in particular may experience greater risk. We are not insured against terrorism risks.
               o   A favorable business climate in the Philippines could change the result in adverse changes to tax, regulatory and other legal requirements which could increase our operating costs, increase our exposure to legal and business risks and make it more difficult.
               o We have benefited from significant government assistance in the Philippines, including the grant of income tax holidays and preferential tax treatments under our registrations with the Philippine Board of Investments, or BOI, and Philippine Economic Zone Authority, or PEZA, and changes to the country's educational curriculum in order to attract foreign investment in specified sectors including the outsourcing industry. Despite these benefits, the Philippine national and local governments could alter one or more of these beneficial policies and the Philippine legislature could amend the laws granting preferential tax treatment. The elimination of any of the benefits realized by us from our Philippine operations, including tax incentives, could result in increased operating expenses and impair our competitive advantages over BPO companies based outside of the Philippines.

We anticipate that we will encounter a long sales and implementation cycle requiring significant resource commitments by our clients, which they may be unwilling or unable to make.

The implementation of our service involves significant resource commitments by us and our clients. We expend substantial time and money educating potential clients as to the value of our services and assessing the feasibility of integrating our systems and processes with theirs. The potential client's senior management and a significant number of client personnel must evaluate the proposal in various functional areas, each having specific and often conflicting requirements. Despite the significant expenditures of funds and management resources, the potential client may not engage our services. Our sales cycle generally ranges up to six to twelve months or longer. Failure to close may have a negative impact on revenue and income as these resources could otherwise be used for a paying client. The following factors enter into a client's decision.

               o Our clients' alternatives to our services, including their willingness to replace their internal solutions or existing vendors;
               o Our clients' budgetary constraints, and the timing of our clients' budget cycles and approval processes;

               o Our clients' willingness to expend the time and resources necessary to integrate their systems with our systems and network; and
               o The timing and expiration of our clients' current outsourcing agreements for similar services.

When we are engaged by a client after the sales process, it takes from four to six weeks to integrate the client's systems with ours, and up to three months thereafter to ramp-up our services to the client's requirements.

We may not be able to manage our growth effectively.

Since we commenced our contact center business we have expanded rapidly and intend to maintain our growth focus. Continued growth could place a strain on our management, operations and financial resources. Our infrastructure, facilities and personnel may not be adequate to support our future operation or to adapt effectively to future growth. As a result, we may be unable to manage our growth effectively, in which case our operating costs may increase at a faster rate than the growth in our revenues, our margins may decline and we may incur losses.

In order to manage our growth successfully, we must

         o Maintain the hiring, training and management necessary to ensure the quality and responsiveness of our services;

         o expand and enhance our administrative and technical infrastructure, facilities and capacities to accommodate increased call volume and other customer management demands; and

         o Continue to improve our management, financial and information systems and controls.

We may experience significant employee turnover rates in the future and we may be unable to hire and retain enough sufficiently trained employees to support our operations.

The BPO industry is very labor intensive and our success depends on our ability to attract, hire and retain qualified employees. We compete for qualified personnel with companies in our industry and in other industries and this competition is increasing in the Philippines as the BPO industry expands. Our growth requires that we continually hire and train new personnel. The BPO industry, including the customer management services industry, has traditionally experienced high employee turnover. A significant increase in the turnover rate among our employees would increase our recruiting and training costs and decrease operating efficiency and productivity, and could lead to a decline in demand for our services. If this were to occur, we would be unable to service our clients effectively and this would reduce our ability to continue our growth and operate profitably. We may be unable to continue to recruit, hire, train and retain a sufficient labor force of qualified employees to execute our growth strategy or meet the needs of our business.

Our operations could suffer from telecommunications or technology downtime, disruptions or increased costs.

We are highly dependent on our computer and telecommunications equipment and software systems. In the normal course of our business, we must record and process significant amounts of data quickly and accurately to access, maintain and expand the databases we use for our services. We are also dependent on continuous availability of voice and electronic communication with customers. If we experience interruptions of our telecommunications network with our clients, we may experience data loss or a reduction in revenues. These disruptions could be the result of errors by our vendors, clients or third parties, electronic or physical attacks by persons seeking to disrupt our operations, or the operations of our vendors, clients or others. For example, we currently depend on two significant vendors for facility storage and related maintenance of our main technology equipment and data at our U.S. data centers. Any failure of these vendors to perform these services could result in business disruptions and impede our ability to provide services to our clients. A significant interruption of service could have a negative impact on our reputation and could lead our present and potential clients not to use our services. The temporary or permanent loss of equipment or systems through casualty or operating malfunction could reduce our revenues and harm our business.

We could cause disruptions to our clients' business from inadequate service. Our insurance coverage may be inadequate.

Failures to meet service requirements of a client could disrupt the client's business and result in a reduction in revenues or an increase in charges or a claim for substantial damages against us. For example, some of our agreements may have standards for service that, if not met by us, may result in lower payments to us. In addition, because many of our projects are business-critical projects for our clients, a failure or inability to meet a client's expectations could seriously damage our reputation and affect our ability to attract new business. To the extent that our contracts contain limitations on liability, such contracts may be unenforceable or otherwise may not protect us from liability for damages. While we maintain general liability insurance coverage, including coverage for errors and omissions, this coverage may be inadequate to cover one or more large claims, and our insurer may deny cover.

Unauthorized disclosure of sensitive or confidential client and customer data, whether through breach of our computer systems or otherwise, could expose us to protracted and costly litigation and cause us to lose clients.

We may be required to collect and store sensitive data in connection with our services, including names, addresses, social security numbers, credit card account numbers, checking and savings account numbers and payment history records, such as account closures and returned checks. If any person, including any of our employees, penetrates our network security or otherwise misappropriates sensitive data, we could be subject to liability for breaching contractual confidentiality provisions or privacy laws. Penetration of the network security of our data centers could have a negative impact on our reputation and could lead our present and potential clients to choose other service providers.

We may make acquisitions that prove unsuccessful or divert our resources.

We intend to consider acquisitions of other companies in our industry that could complement our business, including the acquisition of BPO companies with expertise in other industries and clients that we do not currently serve. We have little experience in completing acquisitions of other businesses, and we may be unable to successfully complete an acquisition. If we acquire other businesses, we may be unable to successfully integrate these businesses with our own and maintain our standards, controls and policies. Acquisitions may place additional constraints on our resources by diverting the attention of our management from existing operations. Through acquisitions, we may enter markets in which we have little or no experience. Any acquisition may result in a potentially dilutive issuance of equity securities, the incurrence of debt and amortization of expenses related to intangible assets, all of which could lower our margins and harm our business.

We utilize a third-party vendor for services related to strategic planning and implementation of our contact center business.

Through our principal stockholder, of which Martin Miller, our Chairman of the Board, is a principal owner, we have retained an independent consulting firm to assist us primarily in establishing a new direction for our business and its personnel. The consulting firm assists us in identifying international opportunities, including pinpointing locations for call centers, negotiating transactions for our new business, implementing our new strategy and general supervision.

Our clients may adopt technologies that decrease the demand for our services, which could reduce our revenues and seriously harm our business.

We target clients with a high need for our customer management services However, over time, our potential clients may adopt new technologies that decrease the need for live customer interaction, such as interactive voice response, web-based self-help and other technologies used to automate interactions with customers. The adoption of such technologies could reduce the demand for our services, pressure our pricing, cause a reduction in our revenues and harm our business.

Our independent auditors report with respect to our 2003 consolidated financial statements.

Our independent auditors report have not expressed a going concern opinion with respect to our 2003 consolidated financial statements includes an emphasis on
Note 3 to the financial statements for a description of profitability and liquidity issues. We cannot give assurance that any possible adverse consequences will not continue as a result of the removal of such qualification from our 2003 financial statements.

We may be required to write down Goodwill which will result in the recognition of substantial expenses.

Our assets include $3,360,272 of goodwill. This reflects the unamortized portion of the difference between the value of the consideration paid to acquire the minority portion of National Online and the book value of the assets of National Online at the time of acquisition. Under present accounting rules this asset may be written down, in whole or in part, if it is unlikely that the full amount of excess value will be realized. We have not written down any amount of this goodwill in 2003 but if our ISP revenues continue to decline we may be required to do so in 2004. Any write down in the future will be treated as an expense and reduce our income.

A proceeding instituted by the Federal Trade Commission Relating to Our ISP business has adversely impacted our business and financial position and has not been finally settled and could have further impact on revenues and income.

On October 30, 2003, the Federal Trade Commission or FTC instituted an action in federal district court against us and certain of our subsidiaries. The action sought to enjoin alleged failure by certain of our ISP subsidiaries to comply with regulations relating to the conversion of a trial customer to a paying customer. We market our ISP services by offering a trial period followed by pay periods. In connection with the action the FTC obtained an ex parte temporary restraining order, a freeze on our assets, and the appointment of a temporary receiver. This ex-parte order prevented us from marketing and billing our ISP services and deprived us of substantial assets. We therefore experienced significant business disruption, incurred substantial expenses and experienced a reduction of our working capital. While we believed we complied with the law and the proceeding was unwarranted, on November 21, 2003, we entered into a stipulated preliminary injunction, without any admission or finding of wrongdoing. As a result, we were able to resume business subject to procedures set forth in the stipulation (substantially all of which we had already followed) and the oversight of a monitor. The appointment of the receiver was terminated and replaced by a monitor and the asset freeze was lifted except that a portion of our assets were held in escrow against future customer refunds. It is impossible, at this time, to determine the full impact of this action but the order has resulted in a reduction of our revenue and income in the fourth quarter of 2003 and first quarter of 2004. The reduction of revenues and asset freeze and escrow (even though a majority of the funds were released) in turn resulted in working capital issues. This caused us to initiate cost cutting measures and delayed the timetable for implementing our new business direction. We are presently negotiating the terms of a final permanent injunction. We cannot predict the terms of the final order or when the terms will be finalized. We recently obtained financing which alleviated our working capital situation and enabled us to proceed with the timely development of contact centers in the Philippines.

Government regulation and customer complaints relating to our ISP business entail costly compliance that have lead to regulatory proceedings that are expensive to defend and may result in adverse judgments and detrimental publicity.

Our subsidiaries are subject to the oversight of various governmental agencies, including the Federal Trade Commission and similar state agencies. These agencies and other federal and state agencies regulate our marketing activities. We believe we are in material compliance with all these regulations. The most significant of these regulations relates to free to pay conversion rules designed to prevent "cramming" or the unauthorized billing of a customer. To guard against violation of these regulations, we, at substantial expense, have imposed strict controls on our in house and independent contact center sales representatives. Nevertheless, proceedings have been commenced against us. We are subject to a Stipulated Preliminary Injunction entered into in a proceeding instituted by the Federal Trade Commission to prohibit alleged violations by us of the free to pay conversion rules. While we denied all liability we entered into the stipulation to resume business after a temporary restraining order. See Risk Factor "A proceeding instituted by the Federal Trade Commission has adversely impacted our business and financial position" for a discussion of the consequences of this proceeding. During 2003, Missouri and North Carolina sought a permanent injunction to bar us from violating the cramming rules. In both states, we voluntarily entered into orders barring us from cramming. We did so since we do not engage in cramming practices and neither state is a source of significant revenue. We intend to contest the imposition of a permanent injunction in these states. We are also subject to investigatory subpoena inquiries in Florida, Texas, Kansas, and Minnesota and are cooperating fully in each case. We have not been affected by the federal or state "do not call" regulations because our ISP subsidiaries only call business telephone numbers and these types of numbers are not subject to these regulations. We cannot predict the effect of these rules on our outsourcing business. In the future we may experience substantial adverse consequences on our ISP operations if we were found to have materially violated any regulations. In that event we may be fined a substantial amount, and may be required to cease or modify our business plans or otherwise limit operations. Moreover, we could also be adversely affected if we are unable to meet any material future change in regulations. See "Legal Proceedings."

Our ISP business depends upon third-party vendors for billing and collection of our accounts receivable.

The customers of our ISP subsidiaries are billed through local exchange carriers or LECS. Our subsidiaries rely on third party clearing agents or billing houses for collection of our receivables from the LEC. We have material arrangements with two billing houses, ACI Billing Services, Inc., eBillit, Inc. a.k.a Payment One . While we believe there are potential replacements for our present billing houses, there is no assurance we will be able to find adequate replacements upon suitable terms. Because LECs have a monopoly, or near monopoly, on phone service in an area, the loss of a LEC may not be replaced.

In early 2003, a LEC and billing agent limited or declined any dealings with certain of our ISP subsidiaries because of the number of complaints received. SBC, a LEC, refused to deal with us directly. As a result our market of potential customers was reduced because for the most part we could not solicit in, the geographic area operated by this LEC. We were able in 2003, however, to obtain sufficient substitute customers in other areas to maintain revenue growth. The loss of an additional LEC could have substantial adverse consequences on our revenues and profitability. In addition our receivables collected by clearing agents are not segregated, we could lose these funds upon any bankruptcy of a clearing agent.

If we do not successfully implement our contact center business, we must increase our ISP customer base or face possible future losses and liquidity problems.

While we intend to continue to operate our ISP business we will concentrate our resources on our new business. As a result, there is significant likelihood that we may not be able to grow or maintain our ISP business. If we do not successfully implement our new business, we will be dependent on our existing ISP business which has declined. Due to attrition of customers in our ISP business, we have constantly sought to retain our existing customer base and to find new customers through telemarketing efforts and with the introduction of new products. If our new business is not successful and we do not replace lost ISP customers our future revenues and income may be reduced.

We serve markets that are highly competitive and we may be unable to compete with businesses that have greater resources than we do.

We face significant competition for outsourced business process services and expect that competition will increase. We believe that, in addition to prices, the principal competitive factors in our markets are service quality, sales and marketing skills, the ability to develop customized solutions and technological and industry expertise. While numerous companies provide a range of outsourced business process services, we believe our principal competitors include our clients' own in-house customer service groups, including, in some cases, in-house groups operating offshore, offshore outsourcing companies and U.S.-based outsourcing companies. The trend toward offshore outsourcing, international expansion by foreign and domestic competitors and continuing technological changes will result in new and different competitors entering our markets. These competitors may include entrants from the communications, software and data networking industries or entrants in geographic locations with lower costs than those in which we operate.

We have existing competitors for our BPO business, and may in the future have new competitors, with greater financial, personnel and other resources, longer operating histories, more technological expertise, more recognizable names and more established relationships in industries that we currently serve or may serve in the future. Increased competition, our inability to compete successfully against current or future competitors, pricing pressures or loss of market share could result in increased costs and reduced operating margins, which could harm our business, operating results, financial condition and future prospects.

Many companies offer internet provider services and other products and services similar to those offered by us. Many of these firms are well established, have reputations for success and have significantly greater financial, marketing, distribution, personnel, and other resources than us. Further, there can be no assurance that we will not experience price competition, and that such competition may not adversely affect our financial position and results of operations adversely affect our revenues and profitability.

We have entered into substantial transactions with our Principal Stockholders.

Trans Voice L.L.C, the owner of over 50% of our common stock, has entered into an agreement as of April 2003 to obtain a third party to provide strategic planning supervision, and other services to us primarily for our new business. Martin Miller, our Chairman of the board, is the beneficial owner of fifty percent of this entity. Amounts paid to Trans Voice are a pass-through and are meant to reimburse Trans Voice for payments it makes or is obligated to make to third party vendors under that agreement. We also are a party to an Amended and Restated Payment Agreement with Trans Voice Investments, Inc. whereby we pay Trans Voice, L.L.C., as assignee of Trans Voice Investments, Inc., $150,000 per month and pay Trans Voice Investments, Inc. $1.00 for every customer over 100,000. This agreement was originally entered into in consideration for services rendered to us by Trans Voice Investments, Inc., the parent company of Trans Voice L.L.C. This agreement and subsequent modifications were entered into when Trans Voice L.L.C was not one of our principal shareholders. However, one of the principal holders was an officer prior to the execution of the original agreement. While we believe the transaction referred to was fair to us they were not necessarily negotiated at arms length. Future transactions with principal stockholder officer or director will need to be approved by the majority of our independent directors.

Stock ownership of our principal stockholders could delay or prevent stockholder actions.

Messrs. Martin Miller and Stanley Myatt beneficially own over 50% of our outstanding common stock and may be able to control decisions of our stockholders. Their ownership may also have the effect of delaying, deferring or preventing a change in our control and make transactions that could give our public, minority stockholders the opportunity to realize a premium over the then-prevailing market price for shares of common stock more difficult or impossible.

We have a substantial number of shares that may become freely tradable and could therefore result in a reduced market price.

As of March 26, 2004, we had an aggregate of 11,158,338 shares of our common stock issued and outstanding, of which approximately 7,108,338 shares are "restricted securities". These shares may be sold only in compliance with Rule 144 under the Securities Act of 1933, as amended, or other exemptions from registration requirements of the Securities Act. Rule 144 provides, in essence, that a person holding restricted securities for a period of one year after payment therefor may sell, in brokers' transactions or to market makers, an amount not exceeding 1% of the outstanding class of securities being sold, or the average weekly reported volume of trading of the class of securities being sold over a four-week period, whichever is greater, during any three-month period. Persons who are not our affiliates and who had held their restricted securities for at least two years are not subject to the volume or transaction limitations. Substantially all of our presently issued shares will be capable of sale pursuant to Rule 144 subject to the foregoing limitations. In addition we have a substantial number of warrants and convertible securities. Over 6,000,000 of these shares will be included in an amended registration statement to be filed with the Securities and Exchange Commission. Over 7,800,000 in restricted shares outstanding or subject to preferred stock are 144 eligible or will be by July 2002. The sale of a significant number of these shares in the public market may adversely affect prevailing market prices of our securities.

If our shares are not listed on a stock exchange or Nasdaq, the trading of our securities may be subject to restriction.

We have applied to have our shares of Common Stock listed on the American Stock Exchange. If our application is denied, our stock will continue to be traded on the OTC Bulletin Board. Trading volume of OTC Bulletin Board stocks have been historically lower and more volatile than stocks traded on an exchange or Nasdaq Stock Market. In addition we may be subject to rules of the Securities and Exchange Commission that impose additional requirements on broker-dealers when selling penny stocks to persons other than established customers and accredited investors. At the moment we do not believe our securities are subject to these rules because our average revenues during the last three years exceeded $6,000,000. In general, an accredited investor is a person with assets in excess of $1,000,000 or annual income exceeding $200,000 individually, or $300,000 together with his or her spouse. The relevant Securities and Exchange Commission regulations generally define penny stocks to include any equity security not traded on an exchange or Nasdaq with a market price (as defined in the regulations) of less than $5 per share. Under the penny stock regulations, a broker-dealer must make a special suitability determination as to the purchaser and must have the purchaser's prior written consent to the transaction. Prior to any transaction in a penny stock covered by these rules, a broker-dealer must deliver a disclosure schedule about the penny stock market prepared by the Securities and Exchange Commission. Broker-dealers must also make disclosure concerning commissions payable to both the broker-dealer and any registered representative and provide current quotations for the securities. Finally, broker-dealers are required to send monthly statements disclosing recent price information for the penny stock held in an account and information on the limited market in penny stocks.

If our common stock were to be subject to penny stock rules, these rules may discourage broker-dealers from effecting transactions in our common stock or affect their ability to sell our securities. As a result, purchasers and current holders of our securities could find it.

We do not intend to or can we pay dividends on our common stock.

We have not paid any dividends on our common stock. Our notes prohibit the payment of dividend. There are no plans to declare dividends in the immediate future but we may, depending upon permission of the noteholders, from time to time, declare dividends in stock or cash. Our Series A Convertible Preferred Stock provides for 8% cumulative dividends to be paid annually.

Our stock price, like that of many small companies, has been and may continue to be volatile.

We expect that the market price of our common stock will fluctuate as a result of variations in our quarterly operating results and other factors beyond our control. These fluctuations may be exaggerated if the trading volume of our common stock is low.

                           FORWARD-LOOKING STATEMENTS

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements are subject to various known and unknown risks and uncertainties and We caution you that any forward-looking information provided by or on behalf of the us is not a guarantee of future performance. Our actual results could differ from those anticipated by such forward-looking statements due to a number of factors, some of which are beyond our control, including (i) the timing of significant orders for our services, (ii) changes in applicable accounting principles, (iii) difficulties or delays in implementing our service offerings, (iv) failure to achieve sales, marketing and other objectives, (v) construction delays of new call centers, (vi) delays in our ability to develop new products and services and market acceptance of new products and services,
(vii) rapid technological change, (viii) loss of significant customers, (ix) risks inherent in conducting business abroad, (x) currency fluctuations, (xi) fluctuations in business conditions and the economy, (xii) our ability to attract and retain key management personnel, (xiii) the marketplace's acceptance of our service offerings, (xiv) our ability to continue the growth of its support service revenues through additional technical and customer service centers, (xv) our ability to expand our global presence through strategic alliances and selective acquisitions, (xvi) our ability to establish a competitive advantage through sophisticated technological capabilities, (xvii) the ultimate outcome of certain regulatory actions, and (xviii) our continued ability to attract and obtain adequate financing (xix) other risk factors listed from time to time in our registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements which may be contained in this registration statement are made as of the date that such statements are originally published or made, and we undertake no obligation to update any such forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in
Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995.

                                 USE OF PROCEEDS

We will not receive any proceeds from the offering of the selling stockholders. If any of the warrants are exercised we may receive the exercise price and will utilize these proceeds for working capital.

                                 CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2004

         o  -on an actual basis;
         o -on a pro forma basis to give effect to a our recent financings and other transactions
         o -on a pro forma as adjusted basis to assume the exercise or conversion of all shares subject to notes and warrants held by selling shareholders.


You should read the following table together with "Management's discussion and analysis of financial condition and results of operations" and our consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus.




                                   ACTUAL      Pro Forma       Actual Pro forma
                                                               As adjusted






                                ( dollars in thousands)
-------------------------------------------------------



Cash and cash equivalents
1) --$ -----------
Long-term liabilities

convertible preferred stock,
 $.001 par value: -------------
shares authorized: ------------
-Series A--shares designated;
 sharesissued and
outstanding actual -------------

Stockholders' equity (deficit):

-Common stock, $.001 par value:
shares authorized
 shares issued and
outstanding (       shares issued
and outstanding, pro forma
; and 10,962,663  shares issued
and outstanding,
 pro forma as adjusted) -------------

-Additional paid-in capital -------------

-Accumulated deficit --- -) ---------

-Total stockholders equity-----) ---------

Total capitalization --$ -----------

                      (1) For purposes of the table we treat as outstanding
                          shares we were obligated to issue but for which no certificates were issued.

                      (2) Does not include shares of common stock reserved for
                          issuance upon the exercise of options and warrants and shares issuable upon conversion of our outstanding preferred shares and notes.; does not include shares issued subsequent to March31 2004.

                      (3) Assumes all preferred shares and notes are converted
                          and all warrants exercised. Reflects net proceeds of private placement for shares of preferred and notes converted and the purchase price to be paid upon exercise of warrant.

                          NEED HELP FROM FINANCIAL SIDE cap table



                            MARKET FOR COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS


                               MARKET INFORMATION

Our Common Stock is presently quoted, under the symbol "EPXR," on the OTC Bulletin Board. Prior to January 2003, our symbol was "GAHI". In January 2003, the symbol was changed as a result of our name change. Set forth below are the high and low closing bid quotations for our common stock for each quarter of the last two full fiscal years and a portion of the current year, as reflected on the electronic bulletin board. The quotations listed below represent prices between dealers and do not include retail mark-up, markdown or commission, and there can be no assurance that they represent actual transactions.

               Fiscal year 2004


                  Quarter                          High             Low

                  1st                              5.15             2.96
                  2nd
                    (Through June 14, 2004)        5.29             3.20



               Fiscal year 2003

                 1st                              $4.15            $1.75
                 2nd                              $8.85            $2.75
                 3rd                              $6.45            $3.55
                 4th                              $6.40            $2.75

               Fiscal Year 2002
                 1st                              $3.50            $0.68
                 2nd                              $0.83            $0.29
                 3rd                              $0.31            $0.31
                 4th                              $1.95            $0.28

                                  STOCKHOLDERS.

As of March 26, 2004 there were approximately 62 holders of record of our common stock. Because a substantial portion of our shares are held by a depository company in nominee name, we believe the number of beneficial owners of the securities is substantially greater than 62.

                                    DIVIDENDS

We have not paid any dividends on our common stock. Our notes prohibit the payment of dividends. There are no plans to declare dividends in the immediate future but we may, depending upon permission of the noteholders, from time to time, declare dividends in stock or cash. Our Series A Convertible Preferred Stock provides for 8% cumulative dividends to be paid annually.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents selected historical consolidated financial data as of, and for the years ended, December 31, 1999, 2000, 2001, 2002 and 2003, which has been derived from our audited consolidated financial statements. Our consolidated financial statements as of, and for the years ended, December 31, 2002 and 2003 were audited by Rachlin Cohen & Holtz LLP and our consolidated financial statements as of, and for the years ended, December 31, 1999, 2000 and 2001 were audited by another auditor. You should read this information together with "Summary historical consolidated financial data," "Management's discussion and analysis of financial condition and results of operations," and our consolidated financial statements and related notes for the years ended December 31, 2001, 2002 and 2003, which are included elsewhere in this prospectus. Historical results are not necessarily indicative of the results to be expected in the future.


Selected Consolidated Financial Data (unaudited)

                                                                                           Year Ended December 31,
                                               --------------------------------------------------------------------------------
                                                    2003            2002            2001              2000            1999
                                               --------------  --------------   --------------   --------------   --------------

Consolidated Statements of Operations Data:

Revenues                                       $   36,404,803  $   26,250,851   $    1,189,723   $       13,387   $           --
Income (Loss) from Continuing Operations            4,379,160     (11,901,604)      (3,251,788)        (281,072)         (38,374)
Gain (Loss) from Discontinued Operations                   --         (43,318)         267,190               --               --
                                               --------------  --------------   --------------   --------------   --------------
Net Income (Loss) per Common
Share - Diluted:
       Continuing operations                   $         0.16  $        (1.13)  $        (0.42)  $        (0.07)  $        (0.01)
       Discountinued operations                            --              --             0.03               --               --
                                               --------------  --------------   --------------   --------------   --------------
       Net income (loss)                       $         0.16  $        (1.13)  $        (0.39)  $        (0.07)  $        (0.01)
                                               ==============  ==============   ==============   ==============   ==============

                                                                            December 31,
                                                    -----------------------------------------------------------------------------
                                                      2003            2002             2001             2000             1999
                                                    ----------      ----------       ----------       ----------       ----------

Consolidated Balance Sheet Data:

Working capital                                      2,954,188      (3,638,292)      (3,495,570)        (560,639)          (7,775)
Total assets                                        12,982,794       8,583,145        4,438,294          171,856               --
Current portion of long-term debt                      121,513         483,786        2,649,000          285,000               --
Notes payable, long-term debt and common stock
       to be issued                                  2,671,953       2,353,151           52,726           22,212           30,599
Stockholders' equity (deficiency)                    5,397,988       8,583,145           47,438         (321,112)         (38,374)

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Historical

While we are primarily a contact center company, substantially all our revenue has been derived from our ISP operations. In March 2001, we acquired National Online Services, Inc. ("NOL"), which developed and marketed internet provider services ("ISP") for small businesses. The operations of NOL commenced during 2001. We continued and expanded the operations of NOL as well as other ISP subsidiaries operating similar businesses primarily with funds generated from operations, making considerable expenditures for staffing and infrastructure. . In the fourth quarter of 2003, we determined to concentrate our efforts on implementing the change in direction of our business. We have now focused our energies on our contact center business providing services for third parties using facilities we operate or will develop or acquire. Today, our contact center business represents a small percentage of our revenue, but this business represents a significant focus of management and capital. The effect of this transition on our revenues, income and capital requirements is discussed below.

                                ACCOUNTING ISSUES

Restatement

We have restated our previously issued financial statements for 2002 as follows:

o Acquisition of Savon and a 80% interest in National Online have been restated to reflect the requirement of staff accounting bulletin No. 48 and record those acquisitions at historical cost. As a result the financial statements have been restated to remove all goodwill, goodwill amortization and impairment charges with respect to these transactions. That portion of the goodwill relating to the acquisition of a minority interest in NOL remained.

o In 2002 we entered into an agreement to restructure certain debt to a stockholder. We have determined that the transaction should have been treated as the issuance of a new note with a loss on debt extinguishment which includes the value of warrants as of the date of grant.

o We have recorded the new note resulting from the debt restructuring at fair value net of a discount.

The foregoing restatement is described in further detail in Note 2 to the financial statements.

Accounting Policies and Procedures

On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, allowance for uncollectible amounts, impairments of intangible assets, recognition of deferred income tax items and stock based compensation, bad debts and intangible assets. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Management believes the following critical accounting policies, among others, affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

Revenue recognition

Our revenues are derived primarily from our ISP business through fees for providing small businesses with Internet access, websites and e-mail addresses through reselling dial-up access. Customers are billed monthly, following a thirty day free trial, and the revenue is recorded over the period in which the services are provided. Deferred revenue represents the unearned, billed revenue at the end of an accounting period. We contract with external entities for billing and collection services. Those entities require certain holdbacks and reserves be maintained to allow for the possibility that amounts will not be collected, refunds will be made or adjustments to customer accounts will be allowed. These holdbacks and reserves are included in accounts receivable. We provide an allowance for lack of collectability of these amounts approximately equal to fifty percent of the amounts held or reserved. This allowance is estimated and adjusted quarterly based on historical experience.

Impairment of intangible assets

In connection with the acquisition of a minority interest in National Online we recorded goodwill. SFAS No. 142 "Goodwill and Other Intangible Assets" requires that goodwill no longer be amortized, but rather be evaluated for possible impairment at least annually. Our policy calls for the assessment of any potential impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable or at least annually. If an evaluation of undiscounted cash flows indicates impairment, the asset is written down to its estimated fair value which is based on discounted cash flows. We did not recognize any impairment charges for goodwill in the years ended December 31, 2003 and 2002 or for the periods March 31, 2004 and 2003

Deferred income taxes

Through December 31, 2003 we incurred significant net operating losses for income tax purposes of December 31, 2003 we had net operating loss carry forwards available of approximately $19 million. As a result of ownership changes which occurred in June 2002, our operating tax loss carry forwards are subject to certain limitations.

In addition, tax laws require items to be included in our tax return at different times than those items are reflected in our financial statements some of these differences are permanent and some differences reverse over time. These timing differences, as well as the net operating loss carry forwards, create deferred tax assets and liabilities. Deferred tax assets generally represent items that can be used as a tax deduction in our tax return in future years. We establish valuation allowances for our deferred tax assets when we believe expected future taxable income to offset those deductions is not likely. Based on our historical earnings history, we have established a 100% valuation allowance for our net deferred tax assets.

Stock based compensation

Historically we have used stock options and warrants as a method of compensating employees, contractors and creditors for services provided. We account for options and warrants granted to nonemployees at fair value. We account for options granted to employees using the intrinsic value method. The intrinsic method measures the value of the option as the difference between the exercise price of the option and our stock price on the date of grant. Usually we do not recognize any compensation expense in connection with employee options as the exercise price is generally equal to the stock price on the date of grant. Under the fair value method we measure the option or warrant at the date of grant using the Black-Scholes valuation model. The model estimates the expected value of the option or warrant based on a number of assumptions, such as interest rates, our stock price, the expected life of the option or warrant and dividend yield.

POSSIBLE IMPACT OF CERTAIN EVENTS UPON RESULTS OF OPERATIONS AND LIQUIDITY

Recent Federal Trade Commission Proceeding Relating to ISP Business

On October 30, 2003, the Federal Trade Commission instituted an injunction action in federal district court against us and certain of our subsidiaries. The action sought to enjoin alleged failures by certain of our ISP subsidiaries to comply with regulations relating to the conversion of a trial customer to a paying customer. In connection with the action the Commission obtained an ex-parte temporary restraining order, a freeze on our assets, and the appointment of a temporary receiver. This ex-parte order prevented us from marketing and billing our ISP services and deprived us of substantial assets. We therefore experienced significant business disruption, incurred substantial expenses and experienced a reduction of our working capital. While we believed we complied with the law and the proceeding was unwarranted, on November 21, 2003 we entered into a stipulated preliminary injunction, without any admission or finding of wrongdoing. As a result, we were able to resume business subject to procedures set forth in the stipulation (substantially all of which we had already followed) and the oversight of a monitor. The receiver was terminated and replaced by a monitor and the asset freeze was lifted except that a portion of our assets are held in escrow against future customer refunds. Most of this amount has been returned. In February 2004 we received over $750,000 of the escrow money and contemplated the lifting of restriction on over $400,000 relating to our foreign subsidiary. It is impossible, at this time, to determine the full impact of this action. The proceeding has caused a reduction of our revenue and income in the fourth quarter of 2003 and first quarter of 2004 and resulted in substantial legal expenses. The asset freeze and escrow resulted in significantly reduced working capital and delayed certain implementation our new business direction and compelled us to initiate certain cost cutting measures. We are presently negotiating the terms of a final permanent injunction. We cannot predict the terms of the final order or when the terms will be finalized.

Contact Center Business

In 2003 we determined to change the direction of our business to that of a contact center company providing services for third parties using facilities we operate or will develop or acquire. In the fourth quarter 2003, management determined that our efforts and capital should be focused on implementing this change. We have hired additional executives and personnel for the development and management of contact centers and to obtain sales for new services. We also are incurring costs for due diligence, acquisition and physical improvements to contact centers, as well as professional fees and travel in conjunction with the establishment of these contact centers. In September 2003 we began to operate a call center, located in the Metro Manila suburb of Alabang in the Philippines which we acquired in 2004. We also have begun operations at our Eastwood facility in the Spring of 2004. We have entered into and will explore entering into new real estate and equipment leases for these and other centers of contact center operations. We will have additional expenses for the development of these contact centers The establishment of these operations will require the hiring of a substantial number of employees and other operating expenses. Our general and administrative expenses should increase substantially as these operations grow. While we will continue to maintain our ISP business we will devote less resources to marketing this business- - at times suspending marketing -as we focus our attention to our contact center business. This, among other factors, has resulted in a reduction in revenue from the ISP business which has not been immediately replaced by revenues from our new business Therefore if we do not have substantial revenues generated by new contact centers, we have, and may continue to will incur losses.

Trends

The trend of our revenue and income over the next several quarters depends upon several variables, some of which cannot at this time be ascertained definitively. Revenue from ISP sources will decline as result of low and/or suspended ISP marketing activity. Based on the current rate of attrition of ISP customers we expect to derive significant revenues from our ISP business. We expect future ISP revenues to have a gross profit margin consistent with this quarter's results as there are low marketing costs and only a maintenance customer service cost associated with this revenue.

Our contact center business revenue will increase with increasing seat development, and business development efforts. The delay in revenue production from the time a set of seats is completed is due to a number of factors, including but not limited to; contracting with an appropriate customer to utilize the seats, as well as the selection and training of qualified personnel. Both are processes that take time and care for effective implementation.

During our initial phase of contact center operations we will incur development and startup losses. Depending on obtaining new contracts and implementing existing ones, we believe revenue from our contact centers will increase thereby off setting lost ISP revenues in the future. We believe this will most likely happen during the fourth quarter of this year to the first quarter of next year. Because of the variables involved we can give no assurance that our projected result will be met within the foregoing time frame or if at all.

               Comparison of 1st Quarter 2004 to 1st Quarter 2003

General

Set forth below are comparisons of financial results for the quarters ended March 31, 2004 and 2003. These comparisons are intended to aid in the discussion that follows. This discussion and analysis should be read in conjunction with the financial statements and related notes contained elsewhere in this report.

                                             March 31, 2004    March 31,2003        Changes      % of Changes
                                             --------------    -------------        -------      ------------
                                              (Restated)

Item

Revenue                                        4,876,148        12,366,775         (7,490,627)     (60.6)

Cost of Sales direct costs                     1,304,354         5,983,628         (4,679,274)     (78.2)

Gross Profit  Margin                           3,571,794         6,383,147         (2,811,353)     (44.0)

Expense (exclusive of                          4,110,546         3,724,705            385,841       10.4

Depreciation)

Depreciation                                     100,994            35,999             64,995       180.6

Interest Expense                                (215,887)         (165,893)           (49,994)      130.1

Net Income (Loss)                               (859,555)        1,976,550         (2,836,105)      (13.5)

Cash, Accounts Receivable & prepaid

Expense, etc.                                  5,798,350         4,857,324            941,026        19.4

Property and Equipment                         2,123,506           448,356          1,675,150       373.6

(Net of Depreciation)

Our revenues decreased from $ 12,366,775 in the first quarter of 2003 to $4,876,148 in the first quarter of 2004. There is a correlation between the marketing of our ISP services and future revenues (after the trial period) for customers obtained during the marketing effort. Our telemarketing efforts for the latter part of 2003 were reduced (particularly after the FTC proceeding) and this caused a decrease in our revenue in subsequent periods including this first quarter. There was a minimum of marketing for the first quarter of 2004 and therefore we do not expect increased revenues in the second quarter of 2004.

Our cost of sales include: (1) the direct costs of acquiring a new customer such as telemarketing and fulfillment costs and (2) the costs of maintaining our customer base including customer care costs and telecommunication costs for our internet provider services. The telemarketing and fulfillment costs are one time charges incurred when a customer signs up and represent the most significant component of cost of sales. Conversely, the costs of maintaining our customer base represent a much smaller component of cost of sales but are an on going cost. Our costs of sales in the first quarter of 2004 were approximately $4,679,274 lower than costs in the first quarter 2003. This decrease resulted because of a decline in telemarketing efforts due to our emphasis on our new business direction as well as the effects of the FTC proceedings. The cost of sales of 2003 reflects high telemarketing costs resulting form increased ISP marketing efforts in the first quarter of 2003.

Our gross profit was $3,571,794 in the first quarter of 2004 compared to $6,383,147 in the first quarter of 2003. The decrease in gross profit resulted from lower sales notwithstanding a reduction in costs. Notwithstanding the decrease in gross profit our gross profit margins increased substantially from 51.6% in the first quarter of 2003 to 73.3% for the first quarter of 2004 due to reduced marketing expenses. The greater the percentage of revenues from existing customers; with no current marketing costs the greater the profit margin.

Total expense (exclusive of depreciation) increased from $3,724,705 in the first quarter 2003 to $4,110,546 in the first quarter 2004. Included in these expenses is an increase of $1,417,110 in selling, general and administrative expenses resulting from increased salary, travel and professional fees for our contact center business. This was in part offset by a substantial decline in expense for allowance for doubtful accounts. The allowance deceased by over 90%. The amount of the allowance is based upon the amount of the holdback and reserves of our billing houses which is a function of the amount of billing of our ISP business.

As a result of the foregoing we had a loss from operations of $639,745 in the first quarter of 2004 compared to income from operations of 2,622,443 in the first quarter of 2003.

We did not have any tax expenses in 2004 because of the operating loss carry. The liability for the first quarter 2003 was $ 480,000.

As a result of all of the foregoing, we had a net loss of $859,555 for the first quarter 2004 compared to net income for the first quarter 2003 of $1,976,550.

COMPARISON OF FISCAL YEAR 2003 TO FISCAL YEAR 2002

General

Set forth below are comparisons of financial results for the prior two fiscal years. These comparisons are intended to aid in the discussion that follows. This discussion and analysis should be read in conjunction with the financial statements and related notes contained elsewhere in this report.

                                                 2003       2002 (Restated)          Changes      % of Changes

Item

Revenue...............................     36,404,803            26,250,851       10,153,952              38.7

Cost of  Sales........................     16,725,774            17,781,967       (1,056,193)             (5.9)

Gross Profit..........................     19,679,029             8,468,884       11,210,145             132.4

Expense (exclusive of Depreciation)...     14,869,142            10,223,529        4,645,613              45.4

Depreciation..........................        214,299                98,557          115,742             117.2

Interest Expense......................        542,280               497,702           44,578               9.0

Loss on extinguishment of
Debt obligation.......................                            9,550,700       (9,550,700)          (100.00)

Net Income (Loss).....................      4,379,160           (11,944,922)      16,334,082

Cash, Accounts Receivable &
Prepaid Expense, etc..................      7,867,041             4,739,186        3,127,855              66.0

Property & Equipment
 (Net of Depreciation)................      1,263,844               406,971          856,873             210.6

Our revenues increased from $26,250,851 in 2002 to $36,404,803 in 2003. There is generally a correlation between the marketing of our ISP services and future revenues (after the trial period) for customers obtained during the marketing effort. While our telemarketing efforts for the latter part of 2003 were reduced (particularly after the FTC proceeding) we nevertheless increased our revenue. This was because we had significant marketing campaigns in the latter part of 2002 and early 2003. In addition our customer base had grown substantially during the year so that high level of revenues were retained for a portion of the year even when our market efforts were diminished. Our revenue grew even though we could we could not bill our ISP customers for a portion of the year.

Our cost of sales include: (1) the direct costs of acquiring a new customer as telemarketing and fulfillment costs and (2) the costs of maintaining our customer base including customer care costs and telecommunication costs for our internet provider services. The telemarketing and fulfillment costs are initial upfront charges incurred when a customer signs up and represent the most significant component of cost of sales. Conversely, the costs of maintaining our customer base represent a much smaller component of cost of sales. Our costs of sales in 2003 were approximately $340,000 lower than costs for 2002 despite an increase in revenues. During 2003 we had significant decrease in telemarketing expenses. This decrease resulted from reduced costs from using lower cost offshore facilities, a decline in telemarketing efforts due to our emphasis on our new business directions as well as the effects of the FTC proceedings. The cost of sales of 2002 also reflects high telemarketing costs resulting from increased ISP market efforts in the third quarter of 2002.

Our gross profit was $19,679,029 in 2003 compared to $8,468,884 in 2002. The increase in gross profit resulted from higher sales accompanied by reductions in costs.

Total expense (exclusive of depreciation) increased from $10,223,529 in 2002 to $14,869,142 in 2003. Included in these expenses is an increase of $ 3,768,718 in selling, general and administrative expenses. This increase was the result of the increased professional fees incurred in connection with our defense of the FTC Proceeding and increased expenses incurred with our new business consisting of increased salary, travel and professional fees. Fees paid to a related party increased by approximately $2,730,000. This was in part a result of increased payments under the payment agreement with these parties because of increased revenues of the ISP subsidiaries. The increase includes $1,050,000 for subcontract services primarily for our new business which was not incurred in 2002.

As a result of the foregoing we had income from operations of $4,595,588 in 2003 compared to a loss of ($1,853,202) in 2002.

In 2002, we had a loss on debt extinguishment of $9,550,700. This arose with an agreement of a noteholder not to call the note for a fixed period. This deferral of the right of demand was treated as an extinguishment of debt. The amount of the loss represents the value of the consideration received from us for this deferral. We also had a slight increase in interest in 2003 which was more than offset by a gain of $324,966 on a settlement of debt in connection with the reorganization of Savon.

We did not have any tax expenses in 2003 because of the use of net operating loss carry forward.

As a result of all of the foregoing, we had net income of $4,379,160 for 2003 compared to a net loss of $11,944,922 in 2002.



               COMPARISON OF FISCAL YEAR 2002 TO FISCAL YEAR 2001

Item                                  2002                        2001
----                                  ----                        ----
                                                               (RESTATED)

Revenues                             26,250,851              $   1,189,723

Cost of sales                        17,781,967              $   1,684,615

Selling, General                     10,322,086              $   2,304,865
and
Administrative
Expenses

Net Operating                        (1,853,202)             $  (2,799,757)
Income (Loss)

Net (Loss)                          (11,944,922)             $  (2,984,598)

Our revenues increased from $1,189,723 in 2001 to $26,250,851 in 2002. This resulted because we had a full year's sales of the Internet Subsidiaries as well as increased monthly volume in 2002.

Our gross profit was of $8,468,884 in 2002 compared to a loss of ($494,892) in 2001. The increase resulted from higher sales and the ability as a result of increased revenue to cover fixed costs accompanied by reductions in telemarketing and other third party costs per customers.

During 2002, our selling, general and administrative expenses increased from $2,304,865 from $10,322,086 reflecting higher personnel costs to meet increased volume and development of new products. We have outsourced many customer service functions and reduced our payroll expense substantially. As a result, these costs may decrease relatively.

Interest expense increased approximately $448,000 in 2002 as a result of increased borrowings. As a result of all of the foregoing, we had a loss from continuing operation of $10,048,402 in 2002 compared to a such loss of $452,031 in 2001. Amortization expenses in 2001 were was approximately $360,000 reflecting nine months of amortization of the the National Online acquisition which occurred in 2001. Because we discontinued SavOn's then operations in 2001 we had a gain of approximately $267,000 in 2001 from discontinued operations compared to $43,318 of these costs in 2002.

                                    LIQUIDITY

We had working capital of approximately $2,954,188 as of December 31, 2003 compared to a working capital deficit on December 31, 2002 of approximately $3,600,000. We had negative cash flow from operations in 2003 but had positive cash flow as a result of financings.

Historical Cause of Prior Liquidity Issues of ISP Business

Our liquidity problems in 2001 and early 2002 have arisen because there was a gap between collection of revenue and the payment of expenses. This resulted primarily because of the method of collection through local telephone companies that receive billing information from third party billing companies. There was a lag of as much as ninety (90) days between the time services to our customers are initiated and when we received the related revenue. One additional reason for this long initial collection cycle was the one month free service provided to the customer. While a lag existed in receipt of funds and the date services commence, there was no corresponding lag in our payables, including telemarketing fees, communications costs and other costs of obtaining and maintaining these customers. Telemarketing fees were due shortly after a customer was signed. In addition, the liquidity issue was partly exacerbated by uncollectible receivables, which. If we had a higher collection rate, we would have had more cash available. The size of the initial customer base was not sufficient to overcome the foregoing and therefore we had a substantial negative cash flow from this operation.

As a result of the impact of the FTC Proceeding and expenses paid in connection with our new business,we did not have a positive cash flow from operations as of December 31, 2003. The growth of our customer base, increased revenue as well as steps we have taken to enhance cash flow substantially reduced the negative cash flow from our ISP business. Our telemarketing fees were billed monthly and were due 30 days from date of billing. National Online and other similar subsidiaries have taken additional steps to increase their cash flow including receipt of most receivables within sixty (60) days and receipt of advances prior to payment of receivables from billing companies and factors of a portion of the amount of the receivable.

Recent Liquidity Issues

Prior to the FTC Proceeding, we believed we would be able to continue to meet our obligations arising from our existing business through cash flow from operations. As a result of the proceeding we were deprived of substantial cash due to the asset freeze and escrow. We also incurred substantial expenses and interruption of revenue and billing. As consequence we were unable to pay all our expenses in the normal course. We therefore were compelled to take several measures including the reduction of personnel, temporary reduction of executive salaries and postponement of most activity relating to our contact center business initiative. Notwithstanding modifications of the temporary restraining order through the stipulated preliminary injunction, resumption of marketing and billing, and release of substantial amounts of escrow funds, our operational liquidity problems continued until we received additional financing described below. Our contact center business direction required increased capital costs and operating expenses in excess of cash flow. While we had determined to proceed with our plan irrespective of financing, we would only be able to do so, on an timely basis with additional financing. We believe the financing described below will be adequate for this purpose as well as for our operational needs.

                    COMPARISON OF CASH FLOW OF 2003 WITH 2002

Our cash and cash equivalent in 2003 were $1,342,186 compared to $722,674 for 2002. This increased arose from financing activities which resulted in positive cash flow of $2,576,279 compared to $272,983 on December 31, 2002. This increase arose from our preferred stock financing and convertible note financing resulting in gross proceeds of $2,351,000 and $500,000 respectively. This was offset by negative cash flow from investing activities and operating activities.

The negative cash flow from investing activities in 2003 arose primarily from the purchase of $1,058,814 of equipment and property for our new business.

Our operating activities had negative cash flow of $472,464 compared to positive cash flow of $679,870 for 2002. The decreased resulted primarily from the effects of the FTC proceeding, which resulted in significant revenue loss, and expenditures for our new business.

Capital Transactions

As of October 31, 2001 we entered into a Security Agreement and issued a promissory note to Brookfield Investment Ltd. in the amount of $2,474,000 to cover the prior advances made by Brookfield. The note was to be increased to reflect any future advances which ultimately were never made. The note is payable by us on demand and the principal amount (exclusive of interest accrued prior to the date of the note) accrues interest at a rate of 7% per year. The Security Agreement granted Brookfield a security interest in our accounts receivable as well as those of all our subsidiaries.

The parties agreed in principle on November 2, 2002, to modify the Brookfield Agreement and related note obligations to defer demand for payment (except on non payment defaults) until January 2005. Brookfield also agreed to subordinate its security interest to financing lenders. We agreed to pay accrued interest on the note by July 2003 and issued Brookfield a warrant to purchase 4,000,000 shares of our common stock at an exercise price of $.50 per share. In 2003 Brookfield also surrendered its entire security interest so that the note is presently unsecured.

In 2003, two of our ISP shareholders entered into a factoring and security agreement with Thermo Credit, LLC. We were able to sell receivables for half face with the balance paid upon collection We paid fees to the factor depending upon the length of collection of the receivable sold. Upon completion of our note financing we terminated our factoring arrangements and paid the factor approximately $708,600.

One of our billing agents also advances a portion of the amount billed on a factoring basis.

In a June 2003 private placement, we sold 23,510 shares of our convertible preferred stock for an aggregate gross consideration of $2,351,000. For each share sold, the purchasers received five year warrants to purchase fourteen shares of our common stock of a total of an exercise price of $7.00 per share (which has since been reduced to $5.11 pursuant to the terms of the Warrant). The preferred shares are convertible at an initial conversion price of $3.50 which has been reduced to $2.00 for at least one year pursuant to performance standards. The price is subject to further anitdilution provisions.

In July 2003, we extinguished over $400,000 of indebtedness consisting of principal and interest of two notes due unaffiliated telemarketing contractors in exchange for 127,117 shares of our common stock.

In December 2003, we received $500,000 from a small group of primarily institutional lenders. We issued to the lenders seven percent one year secured notes convertible into shares of our Common Stock at $4.00 per share. We also issued to the lenders five year warrants to purchase 62,500 shares of our common stock at an exercise price of $5.00 per share. Both the notes and warrants are subject to antidilution provisions, including price dilution. The lenders have received a security interest but subject to certain conditions it is second to existing and future security interests. We have the right to compel conversion or exercise a portion of the notes and warrants depending upon market condition and other factors.

2004 Financing


We have received $7.5 million in new financing through a placement agent, Maxim Group, LLC. Laurus Master Fund, Ltd. ("Laurus Funds") provided $5 million of financing to Epixtar pursuant to a secured convertible term note, of which $1,930,000 is to be held in a restricted cash account under the sole control of Laurus and may be released upon the fulfillment of certain conditions more fully described in the agreements with Laurus.

The term note is convertible at a fixed conversion price of $2.96. In connection with the issuance of the convertible term note, we also issued to Laurus Funds seven year warrants to purchase up to 493,827 shares of Epixtar's common stock at prices ranging from $4.05 to $4.66. Of these warrants to purchase 197,531 shares, are non-exercisable until the cash in the restrictive account is released.

The remaining $2.5 million was raised through the private sale of convertible notes and common stock purchase warrants to accredited investors. Notes in the principal amount of $1,000,000 or "Bridge Notes" are convertible at a price of $2.37 per share and are secured. The holders of the remaining $1.5 million of convertible notes have the right to convert their notes into shares of the Company's common stock at a price of $2.96 per share or receive the repayment of their principal amount, plus interest. We have repaid $925,000 pursuant amount of the wedge noteholders the balance have converted into ___ shares of common stock.

In addition, the holders of the notes received five year warrants to purchase an aggregate of 136,073 shares of the Company's common stock at initial exercise prices of between $5.05 and $4.66. The Bridge Notes and related warrants are required to be converted or exercised in certain circumstances.

We also issued placement agent warrants in connection with each of the above transactions. We will thereby issue warrants to purchase an aggregate of 254,316 shares of common stock of which warrants to purchase approximately 67,564 shares will be deferred until the restrictive cash account referred to above is released. The terms of the placement agent warrants are varied, as a portion of these warrants were issued in connection with each transaction and the price and the number of shares have been determined in connection with each such transaction.

The exercise and conversion prices of all the above securities are subject to price and other adjustment.

Each of the Notes contain restrictions on certain actions we may take, including restrictions on dividends, stock repurchases, incurring indebtedness, creating security interests in our assets and changing of our business.

All the above described securities are restricted and we have undertaken to file a registration statement covering the resale of shares of Common Stock issuable upon conversion of these notes and exercise of these warrants.

QUANTITIES AND QUANTITIVE -- DISCLOSURE ABOUT MARKET RISKS

Foreign Currency Risk

We are exposed to market risk associated primarily with changes in foreign currency exchange rates. We have operations in the Philippines; however, both revenue and expenses of those operations are typically denominated in the currency of the country of operations, providing a natural hedge.

Our financial statements are presented in U.S. dollars and can be impacted by foreign exchange fluctuations through both (i) translation risk, which is the risk that the financial statements for a particular period or as of a certain date depend on the prevailing exchange rates of the various currencies against the U.S. dollar, and (ii)transaction risk, which is the risk that the functional currency of cost and liabilities fluctuates in relation to the currency of our revenue and assets, which fluctuation may adversely affect operating margins.

With respect to translation risk, even though the fluctuations of currencies against the U.S. dollar can be substantial and therefore significantly impact comparisons with prior periods, the translation impact is recorded as a component of stockholders equity and does not affect the underlying results of operations.

Seasonality

Generally, our operations are not subject to seasonal factors. However, in December 2002, we reduced our ISP telemarketing activities because we believed potential customers would be preoccupied with holiday activities. For the same reason we did not resume our marketing efforts in late 2003 after we entered into the stipulated preliminary injunction in the FTC proceeding.

                                    BUSINESS

                                  INTRODUCTION

We are primarily engaged in growing our contact center business in the Philippines. Our contact centers perform business process outsourcing or BPO services, for third parties. From July 2001 to the present substantially all our revenues have been derived from subsidiaries providing internet service to small businesses through third party dial up facilities. These services were marketed through independent contact centers that we supervised, many of which were overseas. Based upon the trend to foreign outsourcing and our expertise we have determined to focus our business efforts to provide call center services for third parties through our contact centers. An integral part of our plan is to utilize our own international contact centers either through development, acquisition or joint venture. We intend to take advantage of what we believe is a growing trend for United States companies to outsource marketing and other services overseas. Today, our contact center business represents only a small percentage of our revenue, but this business represents the focus of our management and capital. We believe that the primary source of our revenue will begin to change to our contact center business in the first quarter of 2005.

Our business is conducted through wholly owned subsidiaries. Recently we have determined to have our BPO agreements with clients entered into with our newly formed Bermuda subsidiary, Epixtar International Contact Center Group, Ltd. The performance of these agreements will be subcontracted to Epixtar Philippines IT Enabled Services Corporation, or other to be formed Philippines subsidiaries, the owner of our contact centers. National Online Services, Inc., Liberty Online Services, Inc.; Ameripages, Inc. and B2B Advantage, Inc. are our subsidiaries engaged in our ISP business (as described more fully below) and specifically not involved in our contact center business.

We were organized as a Florida corporation in June 1994 under the name Pasta Bella, Inc. In 1997, we changed our name to Global Asset Holdings, Inc. We adopted our current name, Epixtar Corp., in 2002. We had no business until November 14, 2000, when we acquired an 80% membership interest in SavOnCalling.com, LLC. Savon was engaged in the marketing and resale of domestic and international telecommunications services. It is no longer in business and in 2003 completed a reorganization under the federal bankruptcy law. We acquired NOL in March 2001 from an affiliated party.

CONTACT CENTER BUSINESS

We have now determined to place our resources and energies in developing our contact center business rather than expanding our ISP business.

Overview

BPO involves contracting with an external organization to take responsibility for providing a business process or function. Companies initially used BPO to achieve cost savings in transaction-intensive, back office business processes. Today, in addition to cost savings, BPO adoption is driven by opportunities to improve a wide range of business processes and a desire to outsource non-core activities so that management can focus on its core products and services. Call center services, also known as tele-services, are enabled on a global basis by the availability of quality communications bandwidth at reasonable costs to such English speaking countries as the Philippines.

The BPO market includes several functionally-oriented submarkets, such as human resources, procurement, sales and marketing, finance and accounting, customer management, facilities management and training. Demand for BPO services has experienced strong growth in recent years. According to International Data Corporation, worldwide demand for functional BPO services is expected to exceed $447 billion in 2004, and worldwide spending for outsourced customer management services, our primary industry segment, is expected to exceed $44 billion in 2004.

Current trends in BPO

The scope of outsourced customer interaction has expanded to a scope from outbound telemarketing calls to a broad spectrum of customer management services, including customer care, technical support and in bound sales and internet based contact via e-mail and chat. The delivery platform has evolved from single facility, low technology call centers to large, high volume customer care centers that use advanced technology. Companies are now focused on optimizing their brands through improved customer care and increasing the value of their customer relationships by "up-selling" and "cross-selling" additional products and services. At the same time, global competition, pricing pressures and rapid changes in technology make it increasingly difficult for companies to cost-effectively maintain the in-house personnel and infrastructure necessary to handle all of their customer management needs. These trends, combined with rapidly expanding consumer use of alternative communications, such as the Internet and e-mail, has resulted in increased demand for outsourced customer management services.

We believe the factors that influence companies to outsource services include:

         o   significant cost benefits; -
         o the ability to free available resources and management to focus on developing core products and services; -
         o   increasing capital requirements; and -
         o   extensive and ongoing staff training and associated costs
         o   targeted improved quality. -

We expect corporations continue to shift business processes from internal operations to outsourced partners. International Data Corporation estimates that the worldwide market for outsourced customer management services will grow from $44 billion in the year 2004 to $64 billion by the year 2007.

Trend toward offshore delivery of BPO services

To attain high quality BPO services at a lower cost, many companies are moving selected front and back office processes to providers with offshore delivery capabilities. In recent years, fiber optic AND voip (Voice over internet protocol)telecommunications facilities have become widely available at affordable rates. At the same time, offshore providers have become more accepted and continue to grow in recognition and sophistication. As a result, a large number of BPO services companies have established offshore operations or operate exclusively offshore.
                                                                              43

Philippine-based delivery model

  We have determined to establish our contact centers primarily in the Philippines. The Philippines is an attractive and growing market for offshore BPO services and, as an early entrant, we have successfully established ourselves as one of the market leaders. With the third largest English speaking population in the world, the Philippines has a large pool of skilled, college educated professionals who speak fluent English with minimal accents. Many Filipinos are familiar with Western business practices and have an affinity for U.S. culture, which we believe offers a particular advantage in interacting with U.S. consumers and processing U.S. business transactions. In addition, the Philippines has a well-developed telecommunications and utility infrastructure and an attractive business environment for BPO companiesWe have fiber optic based lines provided through leading communications companies to all of our locations in the Philippines. The Philippine government has encouraged foreign investment and provided significant assistance to our industry through the abatement of corporate income taxes, changes to the country's educational curriculum and relaxation of certain regulatory restrictions. The personnel and infrastructure available in the Philippines enables us to provide BPO at a substantially lower cost than U.S. outsourcing providers and, we believe, at generally comparable or superior quality levels. We believe our educated, English-speaking workforce enables us to provide consistently high quality BPO services at costs generally comparable to other offshore locations and substantially lower than the United States.

Implementation  of our Contact Center Business

We have taken the following steps to implement our contact center business:

o        hired additional executives and other personnel for the new operations
o        established subsidiary corporations for this operation
o entered into preliminary arrangements to acquire call center assets in India ( since terminated)and have been operating a call center in the Philippines for which we have entered into a definitive agreement to acquire.
o entered into leases for a twelve story building in the Manila area of the Philippines to be developed as a contact center.
o acquired capital equipment and negotiated or entered into capital lease agreements negotiated and entered into agreements for outsourcing services.

Through December 31, 2003 we have expended approximately $1,800,000 on the new operation and estimate an additional expenditure of approximately $ 800,000 in the first quarter of 2004. Firm UP

We have decided to delay our entry into the Indian market and emphasize the advantages of the Philippines as an outsourcing destination. For the immediate future we will concentrate our efforts in the Philippines and not have any operation in India. As a result we did not pursue the preliminary arrangements we had entered into to acquire assets in India.

We currently have approximately 600 contact center seats at two facilities in Manila in the Philippines. One of the facilities is in Alabang (a Manila suburb), which we have been operating since September 2003 and completed our acquisition of the center's assets in the 1st quarter 2004. This center is targeted for expansion to up to 600 seats. Our second facility is in Eastwood City Manila which we recently opened with 350 seats. The Eastwood City flagship facility will be developed to 1600 seats and will serve as our regional headquarters for the Philippines.

As we move forward with our seat development plan we will continue to hire additional supervisory and staff personnel to support our facilities as required. Additional capital equipment, by purchase or lease, in the Philippines and Miami will also be required for this expansion.

  In connection with our proposed expansion:

     o We have signed a letter of intent to lease approximately 2,600 square meters (about 28,000 sq. ft.) of new office space. The future three story call center site is anticipated to be ready for occupancy by 2nd quarter 2005. It is located in the city of Dumaguete, on Negros, in the Visayan Island region of the Philippines. The new facility, once completed, will add an additional 400 contact center seats to the Company's Philippine operations.
     o We have signed a letter of intent to lease approximately 5,500 square meters (about 59,201 sq. ft.) of new office space. The space represents top level of a two story building that should be ready for occupancy by September 2004. It is located in the Aseana area of Manila. The facility will add an additional 1600 contact center seats to the Company's Philippine operations.
     o We have entered into a letter of intent with Innovative Marketing Strategies, Inc. (IMS). The highlight of the proposed transaction is the acquisition of IMS Asia, a wholly owned subsidiary of IMS. IMS Asia operates a 150 seat facility that is targeted for expansion to 400 seats. The center is located in Makati, the central business district of Manila. IMS and IMS Asia have a complement of Fortune 500 clients in the financial services sector.

All letters of intent are subject to conditions and may not necessarily result in a completed transaction.

We are constantly exploring new opportunities to develop or acquire seats.

We anticipate that each contact center will have the capability to operate 24 hours per day, 7 days per week. We are initially targeting full occupancy to the goal of two shifts depending on availability of contracts. In addition, each contact center will employ technical, administration and supervisory staff. Our contact centers are expected to have the capability for a variety of outsourcing purposes but will be primarily providing in bound and out bound calling services for our clients. Our contact centers could also be available to handle various other outsourcing services for clients, including data management, business processing and fulfillment services.

The above description represents our present plans and is subject to change based upon the availability of financing and other factors. The absence of funds, construction and/or equipment delivery delays and other factors could prevent us from fulfilling all our plans and/or prolong the timetable.

Current Service  Arranagements.

In 2003 we entered into an agreement with a national telecommunications company pursuant to which we became an authorized sales representative to market one of the client's long distance services. We basically are engaged to handle soliciting orders and contracts, completing order and registration forms, transmitting completed contracts, orders received by us and assisting the client to resolve customer complaints.

We have entered into a master service agreement with a major database company. Pursuant to this agreement we provided tele-verification services for the client's business data base. We place outbound calls to the database gathering as many data points as possible. We voluntarily suspended this program until it could be ramped up to our Eastwood facility.

Epixtar has an exclusive off-shore services agreement for any and all sales or BPO work for a company that sells chemical supplies to businesses and home owners. The current scope of work includes outbound telesales to consumers in the North America, Australia and the United Kingdom. The program is being expanded to offer inbound customer care to the company.

We have launched a pilot program with a major international bank for a telesales program to obtain new credit card accounts and obtaining a more comprehensive data base of the target customer base for new accounts. This includes but is not limited to an outbound Philippine consumer program that will primarily operate during Manila daytime hours. The pilot program reach a successful conclusion.

Other Possible Services

Our centers are designed to primarily deliver tele-services, that is services delivered via telephone or internet. Our contact centers would also be available to handle various other outsourcing services for clients, which would be performed during hours of operation when calling to within the continental United States would not be feasible. These services include, but are not limited to:

     o   Transcription
     o   Data Entry
     o   Accounting
     o   Fulfillment Services
     o   Data Analysis
     o   Programming

                                 BPO COMPETITION

We believe that the principal competitive factors in our business include the ability to:

         o provide high quality professionals with strong customer interaction skills, including English language fluency with minimal accents; -
         o   offer cost-effective pricing of services; -
         o   deliver value-added and reliable solutions to clients; -
         o   provide industry specific knowledge and expertise; -
         o   generate revenues for clients; and
         o provide a technology platform that offers a seamless customer experience.

 While we only recently commenced our contact center business we believe that we can compete effectively on all of these factors in the areas in which we are providing service.

The global BPO services companies with whom we compete include offshore BPO companies and U.S. based outsourcing companies. There are numerous BPO companies based in offshore locations such as India, the Philippines, China, Latin America, the Caribbean, Africa and Eastern Europe. Our contact centers will face competition from other local established firms such as e-Telecare, Ambergris, Contact World, and Global Stride Further, certain larger US based call center companies have entered the Philippine local market. These companies also may have greater financial, personnel and other resources, longer operating histories, more recognizable brand names and more established client relationships. Most of these companies compete with us primarily on price and are often able to offer lower costs to potential clients. We seek to position ourselves as a service-focused company, with a workforce attuned to U.S. culture and a focus on revenue generation for our clients. In addition to our direct competitors, many companies choose to perform some or all of their customer care, technical support, collections and back office processes internally


                            Contact Center Technology

Our NOC or network operations center is housed in a collocation facility in Miami Florida. The NOC is the central point of our technology for our contact center business. It is the destination of all inbound calls, the originating point to the domestic phone network for outbound calls and the point of control for the CTI, or computer telephony integration. The NOC become the hub for our technology enabling monitoring of activities, calls, and network quality. The NOC is where the predictive dialer/ACD (automatic call distribution) technology resides. When we develop multiple centers the NOC will act as the hub for all global centers, enabling the operation of each center as part of a global virtual center. Such a virtual center allows for more efficient capacity management by directing spikes in utilization to any center connected on the network that has excess capacity. Calls are transmitted to and from the centers and agents via VOIP (voice over internet protocol) on leased broadband telecommunications lines to each center.

The agent at each contact center location will be utilizing a personal computer and either an IP enabled phone, an analog or traditional phone or communicate directly through the PC enabled as an IP phone, depending upon the specific technology implemented in each case.

                       INTERNET SERVICE PROVIDER BUSINESS

Our internet provider services or ISP services are sold by several subsidiaries, all of which provide similar services including access to the internet through dial up net works of third parties. Each subsidiary includes a different item of additional value. For example, one of our subsidiaries, B2B Advantage Online is an internet service provider that combines that ISP service with portal access to a third party service which provides extensive accounting and legal resources, including legal forms. Other subsidiaries provide online yellow page listings and customizable websites.

Our internet service provider subsidiaries market their services exclusively to small business subscribers, much like America Online(R) markets membership primarily to residential customers. It is estimated that a substantial number of small businesses in the United States still do not have an online presence. We believe our subsidiaries meet the needs of this class of small business by providing nationwide unlimited Internet access and e-mail service; developing unique branded and customized Web sites and hosting services; featuring the business prominently in the online True Yellow Pages directory; registering the member-business in several major search engines; and, delivering simple online solutions for several areas of the member's business - all administered as one service for one monthly fee. The monthly fee covers the internet provider services, yellow page listing and software and other valued-added services or products. The fee is billed to the customer's telephone bill and remitted to us by billing houses. Each of the LECs and billing houses charge us a fee for billing and collection.


Set forth below are the names of our ISP operating subsidiaries with the dates of each entity's original incorporation in Florida.

Corporation                                                  Date of Incorporation
-----------                                    ----------------------------------------
National Online Services, Inc. (1).........                           February 22, 2001
Liberty Online Services, Inc. (1)..........                           December 12, 2001
Ameripages, Inc. (1).......................                           February 13, 2002
B2B Advantage, Inc. (1)....................                           October 31, 2002
------------
(1) Each of these corporations is now a Delaware corporation.



ISP Customer Acquisition

When we market our ISP services ,we acquire customers for our ISP services by direct contact through telemarketing. The value of our product or service is described through a sales script prepared by us that is presented by the agents of the call centers. Until recently this telemarketing effort was outsourced to independent contact centers. Recently we began marketing the product through our own contact centers.

We have utilized a form of marketing called "free to pay" conversion. This entails offering a free trial period for our services. If the customer does not cancel by the end of the trial period the services will continue and the customer will be billed. This method of marketing is sanctioned by the Direct Marketing Association and the Federal Trade Commission has published rules governing this type of marketing.

To qualify for the free-trial offer, the customer provides advance consent for billing should he or she choose to remain a customer after the free-trial period ends. The authorization for billing is recorded for compliance with federal rules and quality control purposes. A charge for the service or product is submitted to the customer's phone company for billing and collected every month thereafter on the anniversary of the conclusion of the free-trial. Until recently our ISP subsidiaries primarily used unrelated third party call centers to market our services. The call center companies we utilized were located in the Philippines, the Caribbean, India and the United States. Our contract with these companies provided for the solicitation of customers in the United States solely with leads provided by us using our approved sales procedures, including required script and verification requests. The telemarketer is required to follow quality assurance procedures which are described under "Regulatory and Compliance Matters". Some of the independent telemarketers used to acquire ISP customers were entitled to a fee when they obtained a customer even if the customer canceled after the trial period. However, we have withheld payments from these companies for customers improperly obtained. We have also suspended and/or terminated the arrangement for material breaches of our marketing agreements. During 2003, we retained $453,680 of payments. In the course of review of verification recording files by an independent company based in Manila, Philippines, improprieties were discovered at three of our call centers located in India. As a consequence, we suspended sales activities at these centers. After investigation we implemented a series of measures to prevent future problems. At the same time we suspended marketing of our One Nation Calling Plan because this product was sold through these centers.

We devote significant effort to complying with regulations governing the free to pay conversion program offered. It is essential that we obtain informed consent from our customer. We also comply with state and now federal do not call lists, which prohibit calls to persons on the list. The latter regulation only applies to residential telephone numbers and not businesses. Since our customers are businesses we do not believe the do-not-call rules will have a significant effect on us as long as we make certain we only call businesses.

At the close of each business day, the call center sales data and verification recordings are uploaded to our server and then reviewed as part of our quality control, including review for compliance with law.

Upon completion of the quality control process, the sales data files are processed. We automatically create customer websites in a variety of styles utilizing the customer provided information. E-mail and dial-up accounts are established upon acceptance.

A welcome kit is sent by mail. The kit is personalized for each customer and sent with a CD-Rom providing internet access, instructions for e-mail and website customization, and complete terms and conditions pertaining to the customer's obligation to cancel should he or she elect not to continue the service. We utilize contracted third party fulfillment houses to process the mailings. The 30-day free trial of the service for each customer begins upon receipt of their welcome kit. The billing department processes each customer's charges monthly on the anniversary date of the completion of his trial period.

Third-Party Billing Companies for our ISP business

We utilize the services of independent third party billing houses to process billing and collections for our ISP subsidiaries. The independent clearinghouses perform several significant functions for our ISP subsidiaries on our behalf. We submit our ISP billing to one or more billing companies on a weekly basis. These bills are screened to eliminate customers who are not served with a LEC that accepts billing or otherwise does not qualify. The bills are then submitted to the respective LEC, which in turn bills the customer. Collected funds are typically remitted to us within 60 to 90 days. The billing agent may also have contact with the customer when questions arise concerning the bill. Some billing companies offer advance funding arrangements with the availability and extent of funding differing greatly. These arrangements are generally in the nature of a factoring arrangement. The billing house purchases the receivable due us giving us a percentage of the amount. The balance less fees and charges are paid upon collection. One of these billing companies has terminated their relationship with us in early 2003. Our subsidiaries currently use three billing houses, ACI Billing Services, Inc., eBillit, Inc. a.k.a Payment One and Enhanced Services Billing, Inc. a.k.a. Billing Concepts.

ISP Customer Care

Our customer care has been outsourced to a call center in Manila. We are in the process of transitioning this operation to our Miami office. Customers might call customer care for a variety of reasons including technical questions about the Internet access, e-mail configuration or website editing; service questions such as what is their billing date or end of trial date; questions regarding phone card usage; premium redemption requests; cancellations; or other issues regarding the service or billing. We have full time trained customer care specialists who are subject to continuing formal and informal training.

Each customer care specialist has real time computer access to relevant customer data including direct access to a customer's website and account configuration to provide technical assistance, a chronological history of events including sale, fulfillment, billing and inquiries. Calls arrive at the center either directly from calling customers or are transferred from the relevant billing companies whose 800 numbers generally appear on the customers' phone bill.

ISP Regulatory and Compliance Matters

We devote significant effort to complying with regulations governing the free to pay conversion program we offer. In order to maintain our ability to serve customers and collect revenue, we have taken a proactive approach to resolving regulatory complaints or inquiries. In each of our lines of business. Our ISP Customer Care department has initial responsibility for inquiries and, if necessary, followed by consideration by our compliance department for those of our ISP subsidiaries. Most often, a resolution is achieved.

Most of the regulatory and compliance issues revolve around allegations of unauthorized LEC billing arising from violations of the free to pay conversion rules. State Public Service Commissions, State Attorney General Offices, and the FTC attempt to prevent "cramming" or the addition of a specific charge or charges to a customer's local telephone bill without the proper authorization. We do not approve, or participate in, cramming. Our internal procedures reflect an absolute prohibition and zero tolerance for cramming. Through our billing agreements we have agreed to adhere to the highest disclosure standards. Our compliance policy includes the requirement that the telemarketer, among other things, uses an approved sales script and follows a prescribed verification procedure. We record each customer authorization and store the digital file for retrieval if needed to show compliance with the law.

We believe we have taken extraordinary steps to ensure that we do not violate regulations relating to cramming. First we seek to avoid all sales in situations that a prospective customer may not realize a charge will be placed on the customer's phone bill after the trial period. Whether we are selling direct or through independent telemarketers, we do so by:

o Making certain that the required script provided by us is adhered to by spot checks by personnel at the site and by our ability to monitor calls directly from our headquarters.

o Making certain that the verification process has been adhered to by reviewing all verification recording by our personnel and by independent third parties.

o Rejecting any orders where we are not satisfied that our procedures have been adhered to.

o Reminding the customers by mail prior to the end of the trial period that the customer has the right to cancel.

Sales not properly authorized are rejected. For sales that are properly authorized we then take steps to make certain that the customer during the free trial period is aware that they will be billed at the end of the free period. We do this by including a warning in our welcome package. This is followed by an e-mail and a pre-billing notice to the customer with the same information sent ten days prior to the billing date.

In 2003, inquiries were made based upon alleged violations of state restrictions on calling residences, popularly known as "do not call" lists. Our target market for the ISP business has been solely businesses. These "do not call" restrictions do not apply to business telephone numbers. These complaints mainly have originated from individuals conducting their businesses at home who had improperly placed their numbers on these lists. We have procedures in place to suppress non-business phone numbers.

Despite our substantial compliance efforts we have received numerous complaints from governmental agencies and the Better Business Bureau. While complaints may be received informally, we are subject to formal regulatory inquires as well as formal proceedings in several states. In two states, we have negotiated settlements, which resulted in total payments for costs of less than $10,000 and a requested script change. While we believe our script is fully compliant with all regulations and not misleading we have agreed to the change as part of an ongoing policy of complying with all regulators, including those of state consumer protection agencies. See Item 3 Legal Proceedings for information concerning current material legal procedings ,including the FTC proceeding, and investigations against us. In addition to these proceedings customer complaints have resulted in the termination of arrangements with a billing house and a LEC. We do not believe these terminations have had a substantial impact on current revenues but future complaints may lead to further terminations. We therefore have increased our compliance efforts as discussed above.


                                 ISP COMPETITION

Our internet provider service subsidiaries face competition from other larger and more established providers such as AOL(R) and Earthlink(TM). In each case, many of the competitors are well established, have reputations for success in the development and sale of services and products and have significantly greater financial, marketing, distribution, personnel, and other resources than us. These resources permit these companies to implement extensive advertising and promotional campaigns, both generally and in response to efforts by additional competitors to enter into new markets and introduce new services and products. Competition relating to our new business will consist of pricing and quality of service.



ISP INTERNET TECHNOLOGY

Our ISP subsidiaries utilize the underlying dial-up network services of Qwest and UUNet as resold to us through other suppliers. Customers receive customizable web sites, dial-up Internet access and up to six e-mail accounts. Our core customer network infrastructure is maintained in colocation facilities equipped with redundant systems (located in Virginia and Florida). The web, e-mail, database and authentication servers are comprised of Microsoft based systems. All management of the systems of our present business takes place from offices in Florida.

                                 OTHER ACTIVITY

During 2002, we introduced Financial Freedom and One Nation Calling Plan.

Financial Freedom, a product introduced in 2002, was the result of a partnership between us and the Financial Freedom Foundation, to create a credit awareness and improvement product billed through bank account debits. We terminated the program during the fourth quarter of 2002 because of changes made to software relating to bank account debits.

During 2002, we also introduced a long distance product, the One Nation Calling Plan, in what we believed was a competitive product targeted at small businesses for long distance, travel card, and toll-free access. Because of problems with call centers marketing this product and the need to reallocate expenses, we have suspended marketing of this product since February 2003, although we still service a small number of customers. At this time, we have not yet decided whether to resume marketing this product or market a substitute product.

Our subsidiary One World Public Communications Corp. provides international direct dial service for coin telephones. Revenues from this service have been minimal. We believe this business has potential but we have devoted our resources to our other operations. In October 2003, we commenced the marketing of prepaid phone cards which has not resulted in significant revenue.

                                    EMPLOYEES

As of May 31, 2004, we had 286 employees. Of that number, 9 employees are engaged in engineering and computer systems; 10 employees are engaged in marketing and sales; 31 employees are engaged in administration and finance, including officers of the Company 8 are in customer services, and 228 overseas employees. The number of our employees will be substantially increased as we open additional contact centers seats.

                                    PROPERTY

Our office facilities consist of approximately 9,770 square feet of office space in total located in separate suites at 11900 Biscayne Blvd., Miami, Florida, 33181.In 2003 we executed an agreement to enter into a new lease at our present location replacing existing arrangements, eliminating some existing space and obtaining larger substitute space. Pursuant to this arrangement we are to lease a total of approximately 16,800 square feet. The lease is for five years at annual rentals ranging from approximately $328,000 to approximately $380,000 in the final year. Because construction of the substitute space was not completed, the rent until completion has been adjusted to reflect our continued occupancy of a lesser amount of space.

We have executed a seven year lease with a build-out provision for a facility consisting of eleven floors to house our Manila Call Center, which is under development. The facility consists of approximately 94,100 square feet for operations and another 41,980 square feet for parking space. The rent on this lease is paid quarterly and commences in July, 2004. With value-added tax and other taxes, the rent (for parking and office space) is approximately $53,580 in the first year increasing to $76,840 in the final year. Pursuant to such a lease with a separate landlord we are leasing an additional floor at this building. The foregoing amounts are based upon current currency exchange rates.

In connection with the contemplated acquisition of call center assets in Alabang, Philippines, we anticipate receiving an assignment of a lease for the facility where the acquired assets are located. The lease to be assigned to us expires in 2006. The premises consist of two floors for a total of approximately 14,000 square feet. Base rent is presently $ 8,250 monthly which increases in increments to $ 9,100 in 12 months. We are also obligated to pay value added taxes and increases in real property taxes and other charges. The foregoing amounts are based on a currency exchange rate of 56 Philippine Pesos to 1 US Dollar.

We also lease residences in the Manila area for personnel.

Our technology for both the ISP operations and our new call centers is based in a network operations center located in a Miami collocation facility where the equipment of numerous other voice and data carriers are also located. We occupy a 200 square foot "cage" at 100 North Biscayne Boulevard, Miami Florida pursuant to a Building Access License Agreement expiring in 2006 at an annual rent of $48,000.

We may enter into additional leases as we find new locations to acquire or develop contact centers.

                               LEGAL PROCEEDINGS

All our current proceedings arise out of our ISP business.

Government Actions Relating To ISP Business

On October 30, 2003 we and our subsidiaries, and an officer, William Rhodes, were sued and served with an ex parte temporary restraining order, asset freeze, order permitting expedited discovery, order appointing temporary receiver, and an order to show cause in an action commenced by the Federal Trade Commission in the United States District Court for the Southern District of New York. The order covers each of these entities, as well as their parents, subsidiaries, and affiliates. The proceeding arises out of alleged failures of our subsidiaries to comply with regulations relating to the conversion of a trial customer to a paying customer. We vigorously deny any wrongdoing and believe that our business practices are in compliance with all applicable laws. As of November 19th, 2003 without any finding of wrongdoing, we agreed in principle to enter into a preliminary injunction with the Federal Trade Commission. As a result we were able to resume our ISP business subject to the oversight of a monitor. The asset freeze was lifted except that a portion of our assets was held in escrow against customer refunds. An additional amount held by certain subsidiaries was subject to further resolution, which may result in all, or a portion of such funds being returned to us. We and the FTC are negotiating further resolution of the above-described dispute. As a result of the above action, we experienced substantial business disruption, incurred significant expense and reduction of our working capital. It is impossible at this time to determine the full impact of the proceeding. We are presently negotiating the terms of a final permanent injunction We cannot predict the terms of the final order or when ithe terms will be finalized.

On January 17, 2003, the Attorney General of Missouri filed an application for a temporary restraining order and preliminary injunction against certain of our subsidiaries alleging "cramming." We entered into a negotiated consent to the entry of the temporary restraining order and preliminary injunction because the consent action did not hinder the way our subsidiaries conduct their business and we do not condone cramming in any event. We have filed an answer to the request for a permanent injunction that vigorously denies any wrongdoing and that the allegations against us are without any basis in fact and without merit.

On May 22, 2003, the Attorney General of North Carolina filed a complaint alleging "cramming" against certain of our subsidiaries, as well as a motion for temporary restraining order and preliminary injunction. As in the case with the Missouri action and for the same reasons, we entered into a negotiated consent to the entry of a temporary restraining order and preliminary injunction.

Private Action

On January 30, 2004 Dixon Aviation, Inc. commanded an action in the Circuit Court of Alabama for Barbour County against us, an officer, NOL, Liberty, a billing house and a LEC. This litigation was brought as a class action complaint for declaratory and injunctive relief, alleging that the Defendants engaged in cramming. We deny all liability and believe we have valid defenses to these claims (including recorded verifications). A motion has been made to remove the action to federal court and in addition we will move to dismiss the class action aspects of the claim. Pursuant to our arrangement with the LEC and billing house defendent we are obligated to indemnify the LEC and billing company defendants.

Government Investigations

From time to time, we also have received investigative process from various other states. The Attorney Generals of Florida, Texas, Minnesota and Kansas have issued process requesting certain information and documentary material concerning the operations of our ISP subsidiaries. The subsidiaries involved are responding in the appropriate manner and providing the information and documentation as required.

In July, 2003, we received a subpoena from the Attorney General of Pennsylvania. This subpoena requested information and documentation relating to certain alleged business practices of our subsidiaries relating to "do not call regulations." We believed our response demonstrated compliance with the rule and that the matter is considered closed.

Arbitration Proceedings

ETelecare International commenced an arbitration proceeding pursuant to an agreement amended from time to time to provide call center services to us. ETelecare has claimed that we have failed to pay for the service rendered. We have denied liability and will counterclaim for the return of $3,293,038.36 paid to eTelecare alleging eTelecare engaged in systemic fraudulent activity that caused us damage.

LAWSTAR, INC. commenced an arbitration proceeding to recover 1,000,000 in connection with an agreement to provide a legal service access plan, marketed in a private label environment to B2B Advantage, Inc.'s small business customer. Lawstar has claimed that B2B has breached the contract and failed to pay for the services rendered. B2B denies liability because the contract was terminated and claimant was fully paid pursuant to the terms of the contract

Bankruptcy of Subsidiary

In August 2002, our subsidiary, Savon, filed a petition under Chapter 11 under the United States Bankruptcy code in United States Bankruptcy Court for the Southern District of Florida. Savon was a defendant in a lawsuit brought by Global Crossing Bandwidth, Inc., a wholesale telecommunications carrier that had an agreement to provide service to Savon. Global Crossing alleged $21,000,000 damages for breach of contract in its complaint, filed in the United States District Court for the Eastern District of Michigan.

SavOn had asserted counterclaims against Global Crossing for breach of the agreement and tortuous interference with customers. In conjunction with Global Crossing's pending Chapter 11 proceeding, our counterclaim was stayed. We therefore could not obtain a judgment against Global Crossing and at the same time we would incur substantial defense costs. SavOn therefore filed for protection under the bankruptcy code. In connection with the proceeding, we advanced $65,000 to SavOn to settle a claim in connection with alleged distribution of Savon's assets for our benefit. The Plan of Reorganization has been confirmed by the Bankruptcy Court.

                             0FFICERS AND DIRECTORS

             Set forth below is information concerning our directors and executive officers:

Name                 Age        Position
-------------        ---        --------

Martin Miller         64        Chairman of the Board, Director

David Srour           43        President, Chief Executive Officer, Director

Norman DePalantino    52        Chief Operating Officer

Irving Greenman       68        Chief Financial Officer, Director

Gerald Dunne          42        Executive Vice President

Deborah Gambone       52        Vice President, Corporate Counsel and Secretary

Ricardo Sablon        44        Vice President - Chief Technology Officer

Harry Fozzard         37        Vice President-Marketing

Sneharthi Roy         39        Vice President-Call Center Operations

William D. Rhodes     56        President National Online, director and officer
                                and director of other subsidiaries

David Berman          58        Director

John W. Cooney        68        Director

Kenneth Elan          50        Director

------------

Martin Miller has been our Chairman of the Board and Chief Executive Officer since October 2002. Mr. Miller has also been a private investor for the last twenty-five years and served on various boards of directors of both public and private companies. During this period he also acted as a United States manager of corporate finance for a foreign investment group. He was also our chief executive officer from 1997 to 2000 when we had no operations.

David Srour has served as our President since June, 2003. He previously served as our Vice President and Chief Operating Officer from November 2001 through to June 2003. Prior to joining us, Mr. Srour was Senior Director of Information Service of Carr America Realty, a former client of his at KPMG Consulting in McLean, Virginia, where he was a Senior Manager from 2000 to 2001. At KPMG, Mr. Srour specialized in eCommerce, project management and process improvement consulting services. Beginning in 1997, he spent four years at Ernst and Young LLP, providing information systems and process improvement consulting services including back office and eCommerce implementations for such clients as General Motors, Lehman Brothers and Simon Property Group. Mr. Srour also has significant telecommunications experience, including roles as COO of Interactive Telecard Services, Inc. and SmarTel Communications.

Norman DePalantino was appointed our chief operating officer on April 16 2004. Previously from March 2001 he was President of ePerformance a call center and management consulting company that serviced all facets of the direct response market. From January 2000 to March 2001 he served as vice president of operations at Priceline.com where he managed the productivity of three outsourced call centers. Prior to that from March 1998 to January 2000 he was Vice President for operations and support at Home Shopping Network, an operating business of IAC/InterActiveCorp where he managed HSN's inbound and outbound sales services and back office processes for Ticketmaster, Espanol Network, MCI, First USA Visa, GE Capital as well as HSN's core television, Internet and catalogue sales initiatives. Mr DePalantino has been engaged in the building of call center operational infrastructures in Hong Kong, Shanghai and Tokyo. He retired in 1992 from the U.S. Air Force after 23 years. He was Director of Sales for Air Force recruiting. Mr. DePalantino has a B.S. in marketing from Regents College of the University of the State of New York and an M.A. in organizational management from the University of Phoenix.

Irving Greenman has, since June 2000, served in various executive positions for us, including our Chief Financial Officer and Chief Executive Officer. From 1998 through 1999, he was Chief Financial Officer for Kaleidoscope Media Group, Inc. (an entertainment company). Prior to this, he was the Chief Financial Officer for Medica Media and Healthcare International. Both of which were engaged in the healthcare industry. Mr. Greenman is a Certified Public Accountant licensed in New York and in Florida.

William D. Rhodes served as our President from January 2002 through June 2003 and is now President of the group comprised of our ISP subsidiaries. In February 2001, Mr. Rhodes was also the founding President of National Online Services, Inc. (presently our subsidiary establishing corporate infrastructure for this new Internet service provider of "B-to-B", he remains the current President of National Online and has been employed by us since the acquisition of National Online Services, Inc. in March 2001. Mr. Rhodes performed consulting services for us from September 2000 until February 2001. Prior to this, from February 1999 through July 2000, Mr. Rhodes served as Chief Operating Officer of Equalnet Communications Corp. in Houston, Texas with responsibility for all company operations including customer care, billing, provisioning and networks. From 1996 until 1999, Mr. Rhodes served as President and Chief Operating Officer of Valu-Line Communications in Longview, Texas. Mr. Rhodes has an MSEE and BSEE from the University of Missouri at Columbia and has been involved in state-of-the-art electronics, navigation and communication projects throughout his career including 20 years with Rockwell International.

Ricardo Sablon is our telephony.

Gerald M. Dunne, Jr. has been our Executive Vice President in charge of Sales and Marketing since 2000. He was formerly the Chairman and Chief Executive Officer of Group Long Distance Inc., a NASDAQ traded long distance reseller from 1988 through 1999. Mr. Dunne led the company to over 200,000 residential and small business subscribers before leaving to become Chief Executive of our subsidiary, One World Public Communications Corp. Mr. Dunne also previously worked in the Accounting Department of Union Carbide Corporation in Danbury, Connecticut.

Harry Fozzard has been our Chief Marketing Officer since mid-2002 in various executive positions. He joined us from LeanForward, Inc. of Houston, Texas where he was Chief Executive Officer from 2001 to 2002. From 2000 to 2001 he was Vice President of the eBusiness Group of HTE8 of Houston, Texas and from 1998 to 2000, he was an independent consultant for Equalnet Communications Corp.

Sneharthi Roy has been our Vice President of Call Center Operations since July, 2003. From 2001 to 2003, he was employed as head of Call Center Operations for HCL Information Systems Ltd. of India. From 2000 to 2001 he was General Manager of Globsyn Technologies Ltd. He was regional manager of Atlas Copco AB Sweden from 1995 to 2000.

Deborah Gambone has been our general counsel since December 2001 and was elected Secretary and a Vice President of ours in November 2002. From 2000 to 2001 she was a contracts manager and corporate counsel for Telecomputing, Inc. of Ft. Lauderdale, Florida. She also worked as in-house counsel for International Research Group, Inc. of Boca Raton, Florida from 1999-2000. Prior to this, she was corporate counsel for Global Mindlink Foundation, a non-profit entity specializing in funding charitable events for children.

David Berman is a practicing attorney in Miami, Florida and a director since 2002. Since 1983, Mr. Berman has been a partner in Berman & Berman, a partnership in Miami, Florida specializing in tax law and business planning. Prior to this he was a member of the firm of Bedzow & Korn of Miami.

Kenneth Elan has been a director since June 2003. He has been a practicing attorney in New York City for over twenty-five years. He specializes in litigation concentrating in corporate and commercial litigation.

John W. Cooney has been a Director of ours since July, 2003. Since 2000, Mr. Cooney has been a Vice President for Lionstone Group, Inc., owner of the Seville and the Ritz-Carlton Hotels on Miami Beach, DuPont Plaza in Miami, Sheraton Curacao Resort, Princess Beach Resort Curacao, and Holiday Inn Aruba. From 1997 through 2000, he was President of Westbourne, Inc., an import-export company. He retired in 1997 from Coopers & Lybrand's Miami office where he served as Senior Tax Partner. While with Coopers & Lybrand, he served on several committees in the firm, having responsibility for review of all real estate tax oriented investments in which the firm was involved. Mr. Cooney provides tax and financial consulting services specializing in taxation, including foreign taxation, real estate and partnerships. Mr. Cooney has provided expert witness testimony in many proceedings involving real estate, condominium conversions and other related matters.

Executive officers are elected annually by the our Board of Directors to hold office until the first meeting of our Board of Directors following the next annual meeting of Shareholders and until their successors are chosen and qualified.

                               Staff Relationships

There are no family relationships among our executive officers or directors. Nevertheless, certain relationships exist between directors or significant shareholders and certain US based nonofficer management and staff employees of the Company.

                        INFORMATION CONCERNING THE BOARD

The Board of Directors held one meeting during the year ended December 31, 2003. During that year all other actions were taken through unanimous written consents.

                                 AUDIT COMMITTEE

Prior to August 14, 2003, the Board of Directors acted as the Audit Committee as permitted by the rules of the Securities & Exchange Commission. Effective August 14, 2003, however, we established an Audit Committee consisting of three independent directors. John Cooney is chairman of the audit committee and our financial expert under the rules of the Securities & Exchange Commission. Mr. Cooney has over thirty years experience as a partner of a leading public accounting firm. He does not have nor does any other director member of the committee, have a prior relationship with us and each is independent under the rules of the American Stock Exchange.

                                   ETHICS CODE

The Company has adopted a code of ethics applicable to its chief executive officer and chief financial officer. The code is included as an exhibit filed with our Annual Report on Form 10 KSB for 2002.


EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation paid or accrued by us or any of our subsidiaries for services rendered during the fiscal year ended December 31, 2003 by all persons who acted as a Chief Executive Officer and for the four highest paid officers earning in excess of $100,000 during 2003.

SUMMARY COMPENSATION TABLE

Annual Compensation                            Long-Term Compensation Securities Underlying

                                                                              Bonus
Name and Principal Position                 Year            Salary ($)         Awards            Options
---------------------------                 ----            ----------       --------            --------

Martin Miller (1).......................    2003                None               --                --
Chief Executive Officer.................    2002                None
2001

David Srour.............................    2003            $222,500                            300,000
Chief Operating Officer.................    2002             186,969           50,000
                                            2001              28,000                             40,000

Irving Greenman (1).....................    2003             285,000                            200,000
Chief Financial Officer.................    2002             300,000           75,000
                                            2001             200,000                            200,000

Gerald Dunne............................    2003             193,750                            300,000
Vice President..........................    2002             146,315           50,000
                                            2001              50,000

Ricardo Sablon..........................    2003             176,750                            200,000
Vice President..........................    2002             141,219           25,000
                                            2001              75,414                            150,000

------------
(1) Mr. Greenman was Chief Executive Officer until October, 2002 when Mr. Martin Miller assumed that position.

                                     OPTIONS

Set forth below with respect to the Officers named above is further information concerning options to purchase common stock under our stock option plan.

                             OPTION GRANTED IN 2003

                                           Number of         Percent of total
                                           Securities         options/granted
                                           Underlying           to employees      Exercise or           Epiration
Name                                     options granted      in fiscal year       base price              date
------                                   ---------------     ----------------     ------------          ---------
David Srour......................             300,000                7.7%             3.50              2008

Irving Greenman..................             200,000                5.1%             3.50              2008

Gerald Dunne.....................             300,000                7.7%             3.50              2008

Ricardo Sablon...................             200,000                5.1%             3.50              2008

All of the options have a term of five years and have the same vesting terms.One third of the shares subject to the option vest on the first anniversary of grant with an additional third vesting on the next two anniversary dates.

Options Exercised and Fiscal Year End Options Retained

No options were exercised by any above named officer in 2003. The market price our common stock on December 31, 2003 was above the exercise price of all outstanding options and consequently all these options were in the money.

Set forth below is certain information relating to options retained by the above named officers at December 31, 2003:


                                           Number of securities underlying     Value of unexercised in-the-money
                                           unexercised options at year end            options at year end


Name                                         Vested           Not Vested            Vested          Not Vested
----------                                 ----------         ----------          ----------        ----------

David Srour............................      26,667             313,333            $60,000          $705,000

Irving Greenman........................     133,333             266,667            300,000           600,000

Gerald Dunne...........................      33,333             313,667             75,000           705,750

Ricardo Sablon.........................     100,000             250,000            225,000           562,500


Stock Option Plans

We have adopted an option plan entitled the Global Asset Holdings 2001 Stock Option Plan (the "Option Plan"). The purpose of the Option Plan is to provide us with a vehicle to attract, compensate and motivate selected eligible persons, and to appropriately compensate them for their efforts, by creating a broad-based stock plan which will enable us, in our sole discretion and from time to time, to offer to or provide such eligible persons with incentives or inducements in the form of awards as such term is defined below, thereby affording such persons an opportunity to share in potential capital appreciation of our common stock.

The Option Plan was approved by the board of directors and is subject to approval by the shareholders. A total of 4,000,000 shares of common stock are available for issuance under the plan.

Under the Option Plan, an eligible person is any person who, at the applicable time of the grant or award under the Option Plan, is an employee, a director and/or a consultant or advisor of ours, or of any parent or subsidiary. An award can consist of. As of May 31, 2004, there were options outstanding to purchase 4,859,667 shares of common stock under the Option Plan.

The Option Plan provides for the granting of options which are intended to qualify either as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 or as options which are not intended to meet the requirements of such section ("non-statutory stock options"). The exercise price of all incentive stock options must be at least equal to the fair market value of such shares on the date of the grant or, in the case of incentive stock options granted to the holder of more than 10% of our common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which incentive stock options may be granted is ten years from the date of grant (five years in the case of an individual owning more than 10% of our common stock). The aggregate fair market value (determined at the date of the option grant) of shares with respect to which incentive stock options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000.

The Option Plan provides for its administration by the board of directors or a committee chosen by the board of directors, which has discretionary authority, subject to certain restrictions, to determine the number of shares issued pursuant to incentive stock options and non-statutory stock options and the individuals to whom, the times at which and the exercise price for which options will be granted.

The above description of the Option Plan is qualified in its entirety by reference to the full text of the Option Plan, as well as the terms and conditions of any award agreement governing the grant of an award under the Option Plan. A copy of the Option Plan is included as an exhibit.

Additional Options in 2004

On May 28 2004, we have granted additional options to purchase 150,000 shares of our common stock at $3.55 per share to our employees and service providers including options to an officer to purchase 60,000 shares of our common stock.

Director Compensation

Other than the payment of $500 per meeting to outside directors, we have no compensation arrangements with our directors. In July 2002, we granted a stock option to David Berman pursuant to our Stock Option Plan to purchase 100,000 shares of our common stock at forty-two cents ($0.42) per share. In 2003, we issued options to purchase 50,000 shares to each of John Cooney and Kenneth Elan at exercise prices of $4.50 and $3.50 respectively. All of the foregoing options described in this paragraph are substantially similar to the options granted executive officers described above We recently initiated a new independent director compensation package. Each will receive $10,000 per annum and $5,000 for the audit committee.


SECURITY OWNERSHIP

The following table sets forth certain information regarding beneficial ownership of the common stock as of, June 2004 by, each stockholder known by us to be the beneficial owner of more than 5% of the outstanding common stock,

         o each director of ours,
         o each named officer,
         o and all directors and executive officers as a group.

Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable The address of all the following is 11900 Biscayne Boulevard Miami Florida 13181.

    Name of                                                      Number of Shares          Approximate
Beneficial Owner                                                Beneficially Owned         Percentage
--------------------                                            ------------------       --------------

Martin Miller (1)(2)........................................           2,873,921                26.2%
Stanley Myatt (1)...........................................           2,778,000                25.3%
Sheldon Goldstein...........................................             900,000                 8.2%
David Srour (3).............................................              93,334                   *
Irving Greenman (3).........................................             166,666                 1.5%
David Berman (3)............................................              51,666                   *
Ricardo Sablon (3)..........................................             133,333                 1.2%
Gerald Dunne (3)............................................             100,000                   *
John Cooney (3).............................................              16,667                   *
Kenneth Elan (3)............................................              16,667                   *
Directors & Officers as a group(1)(3).......................           3,618,921                30.9%

------------
 *   Less than 1%.
(1) Including shares, registered in the name of Trans Voice LLC. Each of Messrs. Miller and Myatt is deemed to beneficially own this percentage of shares of common stock owned by Trans Voice by virtue of their or their affiliate's 50% ownership of Trans Voice Investments Inc. which owns 98% of Trans Voice LLC.
(2) Includes 95,921 shares owned by Mr. Miller and his spouse. It does not include 122,500 shares owned by his spouse which Mr. Miller denies any beneficial ownership.

(3) Represents shares underlying options exercisable within 60 days. In addition to these options additional shares are subject to options not exercisable within 60 days as follows:

              Irving Greenman.....................................      233,334
              David Berman........................................       33,333
              Kenneth Elan........................................       33,333
              David Srour.........................................      246,666
              John Cooney.........................................       33,333
              Ricardo Sablon......................................      216,667
              Gerald Dunne........................................      250,000
              All officers and directors as a group...............    1,606,666

Both Brookfield Investments Ltd. And Laurus Master Fund, Ltd. are record owners of more than five percent of common stock as determined by relevant securities regulation. Brookfield owns of record 770,000 shares and warrants to purchase 3,750,000 shares of our Common Stock. We have been advised by Brookfield that all of our securities held by it are held as nominee for unrelated third parties none of whom own a significant portion of our securities. Therefore there is no owner of the shares owned by Brookfield which has a fair percent on greater interest. Laurus owns a $5,000,000 Secured Convertible Term Note which is convertible into 1,689189 shares of our common stock and warrants to purchase 493,827 shares. Both the note and warrant contain a provision that prohibits conversion or exercise, if upon such conversion or exercise Laurus would own 4.99% or more of the outstanding shares of common stock. This provision does not apply to defaults and may be waived by Laurus.

Equity Compensation Plan Information

Set forth below is information relating to shares subject to options under compensation plans, including shares subject to options granted, for both plans approved and not approved by stockholders, the weighted average exercise price of these options and the number of shares which may be subject to options to be granted in the future.

                                                                                                Securities
                                                Securities issuable          Weighted-           remaining
Plan Category                                       upon exercise             average            available
------------                                    --------------------       ------------         ------------

Equity compensation plans
approved by security holders..............            4,000,000                $3.36            None
Equity compensation plans not
approved by security holders..............              859,667*               $3.50        *1,290,333
Total.....................................            4,859,667                $3.38         1,290,000

* In November 2003 the board of directors approved an amendment to an existing stock option plan increasing the number of shares subject to the plan from 4,000,000 shares to 6,000,000 shares. The amendment will be presented for stockholder approval at the next stockholders meeting. The shares are part of the increased number of shares subject to the plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 14, 2000 we acquired the entire interest of Trans Voice Investment Ltd. in SavOn, a Florida limited liability company. Trans Voice Investment, Ltd.'s which ultimately was an 80% interest in Savon. The consideration for Trans Voice Investment Ltd.'s entire interest in SavOn was 2,000,000 shares of our common stock. The original agreement provided for the issuance of additional shares if during the six month period between January 1, 2001 to June 30, 2002 the accumulated net after tax income of SavOn was greater than $1,200,000. Then for each $1.00 of any such excess of net after tax income of Trans Voice Investments Ltd. was to receive additional shares having a market value of $10.00 per share. Due to the cancellation of the SavOn's agreement with Global Crossing, SavOn discontinued its telecommunications business. Trans Voice Ltd. claimed that it was deprived of its right to additional shares as Savon would have no earnings. In lieu of all claims of Trans Voice Investment, Ltd. against us, we paid an additional $225,000 that was treated as part of the purchase price.

           On March 31, 2001, we acquired all the shares of National Online Services in exchange for 2,000,000 of our shares. At the time Trans Voice Investment Ltd. owned 80% of National Online Services, and was a principal stockholder with the balance was owed by Sheldon Goldstein. Prior to the transaction, Trans Voice Ltd. also held 2,000,000 shares or thirty three and one third percent of our stock. As part of the transaction, we agreed to pay additional contingent consideration to the former shareholders of National Online, if during the eighteen month period between April 1, 2001 and September 30, 2002, the accumulated net after tax income of National Online was $1,200,000 or greater. In that event, we were required to issue a number of our additional shares equal to any excess divided by ten. During 2001 the former owners of National Online claimed that we failed to commence National Online's operations timely and adequately fund it. As of November 30, 2001, the shareholders and we agreed to eliminate the contingent right and settle all claims in consideration for an additional 2,500,000 shares of our common stock and was a principal stockholder. The value of the stocks was $5,750,000 based on the market price of our stock at the time.

In April 2001 National Online Services, Inc. entered into an oral agreement to pay TransVoice Investments, Inc. $4.00 per customer (per month). On October 1, 2001, the agreement was modified because the parties agreed that the payments would become excessive and burdensome. Trans Voice Inc. is unaffiliated with Trans Voice Ltd. Pursuant to the Payment Agreement National Online and other subsidiaries are obligated to pay Trans Voice Inc $150,000 per month as long as National Online and affiliates operates their ISP programs. In addition, Trans Voice Investments, Inc. is to receive $1.00 for each additional customer in excess of 100,000 customers in any given month. National Online is also obligated to provide office space and services to Trans Voice Investments, Inc. The agreement constitutes consideration for services including services as a finder provided in connection with the organization of National Online. Messrs. Stanley Myatt and Martin Miller, or their affiliates, are sole stockholders of Trans Voice Investments, Inc. This corporation, together with Messrs. Miller and Myatt, individually own the entire interest of Trans Voice L.L.C. which has been our principal shareholder since June 2002. Mr. Miller is our chief executive officer. Subject to certain third party approvals the parties to the agreement have agreed to limit the payment obligation to $5,100,000 of which $600,000 is to be paid upfront and the balance in monthly installments of $250,000 through December 2005.

We have determined to outsource many aspects of the development of our new business plan. We have entered into an agreement with Trans Voice LLC, our principal stockholder, to find, contract with, pay and supervise an entity to assist in the development of our new business, including assisting us in:

     o Managing existing vendor relationships for sales campaigns and growth to meet and liven up new business needs.

     o Managing site selection, lease negotiations, design and build-out, of Epixtar's offshore call centers.

     o Negotiating incentive and financial assistance packages with government ministries and agencies on behalf of Epixtar.

     o Identifying commercial opportunities for Epixtar to sell new services and developing new products for Epixtar to market.

     o Identifying and negotiating merger and acquisition situations for Epixtar.

The arrangement requires Trans Voice to pay the third party and for us to reimburse Trans Voice for these payments. Trans Voice receives no separate consideration for this arrangement and any payment it receives is merely reimbursement of amounts paid or to be paid to the subcontractor.

In the third quarter of 2002, we repaid loans aggregating $175,000 to Trans Voice Inc. and Stanley Myatt. The loans bore interest at seven percent per annum.

Based upon agreements in principle reached on November 20, 2002, we entered into an agreement on December 6, 2002 relating to the note to Brookfield Investments Ltd. The note is in the amount of approximately $2,454,000 and due on demand. We obtained an agreement to defer demand for payment for over two years, and for Brookfield to subordinate its security interest in our and our subsidiaries' accounts receivable to certain types of lenders. We agreed to issue 3,000,000 shares of the our restricted common stock and agreed to repay accrued interest by July 2003. We retained the right to prepay the loan without any penalty at any time. The stock was never issued pending negotiations that began in December 2002. After these negotiations, the agreement was amended ab initio to provide for issuance of warrants to Brookfield to purchase 4,000,000 shares of our common stock at an exercise price of $.50 per share in lieu of issuing the 3,000,000 shares to Brookfield. The warrants are exercisable during the period from May 31, 2003 until May 31, 2006. Subsequent to March 2003 Brookfield voluntarily agreed to surrender its security interest.

Trans Voice LLC has entered into an agreement pursuant to which it will be compensated for any clients and acquisition candidates it introduces to us with whom we consummate a transaction.

From time to time during 2003 and 2004, Messrs. Myatt and Miller or their affiliates have advanced amounts on behalf of us on an interest free basis.

                            DESCRIPTION OF SECURITIES

                                     General

The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Florida law.

We are authorized to issue up to 50,000,000 shares of common stock, $.001 par value per share, of which shares were issued and outstanding as of 2004. Our certificate of incorporation authorizes 10,000,000 shares of "blank check" preferred stock, of which we authorized the issuance of 250, 000 Series A preferred Stock of which 23,510 shares are outstanding.

                                  Common Stock

Subject to the rights of holders of preferred stock, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversions or redemption privileges nor any sinking fund provisions with respect to the common stock and the common stock is not subject to call. The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

                                 Preferred Stock

Our Board of Directors has the authority, without further action by the holders of the outstanding common stock, to issue shares of preferred stock from time to time in one or more classes or series, to fix the number of shares constituting any class or series and the stated value thereof, if different from the par value, and to fix the terms of any such series or class, including dividend rights, dividend rates, conversion or exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price and the liquidation preference of such class or series.

Series A Preferred Stock

In conjunction with the June 2003 financing, our board of directors created a new Series A Convertible Preferred Stock, with 250,000 shares of this series authorized. These shares have the following terms.

Conversion: Each share of Series A Preferred Stock will be convertible, at the option of the holder, at any time after the date of issuance into a number of shares of Common Stock determined by dividing $100 by the Series A Conversion Price which was initially $3.50 but was reduced to $2.00 as a result of our inability to meet performance standards described below.

Performance Adjustment: The conversion price may be adjusted based upon our performance in 2003 and 2004 as set forth below:


                                                             ADJUSTED
                                                             CONVERSION
           YEAR           NET INCOME                         PRICE
           ----           ----------                         ----------

            2003          less than $5,000,000                $2.00

                          $5,000,000 - $7,500,000             $3.00

            2004          less than $10,000,000               $2.00

                          $10,000,000-$12,500,000             $3.00

The adjusted price, if any, will not be greater than 5% below market value at the time of the adjustment, but may not be below $2.00.

Anti-dilution Protection: With some exceptions including shares issued pursuant to a merger or acquisition, or a lease line or line of credit, if the Company issues or sells stock below the then current conversion price, then the conversion price shall be reduced to the price of the sale or issuance. The conversion price of the Preferred Stock will also be subject to adjustment to reflect stock dividends and stock splits.

              Automatic Conversion: The Series A Preferred will be automatically converted into Common Stock upon the earlier to occur of: (1) the closing of a public offering of our common stock at ten dollars or more per share with gross proceeds of $50,000,000 or (2) the vote of the holders of a majority of the Series A Preferred voting separately as a single class.

             Dividend Rights: Holders of Series A Preferred shall be entitled to receive cumulative dividends at an annual rate of $8.00 per share from legally available funds. A pro-rata portion of unpaid or understated dividends will be taken into account upon conversion or redemption

              Liquidation Preference: In the event of any involuntary or voluntary liquidation, dissolution, or winding up of us, the holders of Series A Preferred shall be entitled to receive, prior and in preference to any distribution to the holders of Common Stock, a liquidation payment in an amount equal to two times the Series A Price per share plus any unpaid dividends.

              Voting Rights: Subject to any additional voting rights provided by law), the Series A Preferred vote on an as-converted basis together with the Common Stock on all matters presented to stockholders.

              Protective Provisions: We are required to obtain approval of Series A Preferred holders for actions which could have an adverse effect on the Series A Preferred including any actions resulting in:

              any change in the rights, preferences or privileges of the Series A Preferred advisor.

              o   a change of control.

              o a change in any business other than the business engaged in by the Company at the time of Closing.

Board Representation: The holders of the Series A Stock are entitled to one seat on our board, or at the option of the shareholders observer rights to the board. All related attendance expenses will be paid by us.

The Preferred shareholders have not designed a person to act as direction or observer.

             Redemption Right: We have the right to repurchase the total aggregate amount outstanding of Series A Preferred on each anniversary date of the closing of this financing at a price equal to $200 per share subject to the right of the holder to exercise before repurchase.

                                Convertible Notes

Secured Convertible Term Note

         Amount Outstanding: The principal amount of this note is $5,000,000 of which $1,930,000 is held in a restrictive account by LAURUS. Unless converted the funds are to be released upon the fulfillment the following conditions:
   (i) the effectiveness of a registration statement covering shares subject to the note and warrants issued to Laurus; (ii) the entire $ 1,000,000 amount of Bridge Notes described below has either been fully converted into common stock and/or been repaid in full in cash and (iii) Laurus shall have received written notification satisfactory to it from us special Federal Trade Commission ("FTC") counsel, that a stipulated order settling the existing FTC action has been executed by the Epixtar and FTC staff counsel, and has been forwarded to FTC headquarters in Washington D.C. for review and final approval by the FTC.

         Interest: Interest on the portion of the note which is not restricted the "prime rate" published in The Wall Street Journal from time to time, plus two and one half percent (2.50%) the interest payable on the portion of the principal amount of note maintained in the Laurus Restricted Account shall be equal to 1% per annum

          Term: Unless accelerated or converted the note is due May 14, 2007.

          Conversion: The term note is convertible at a fixed conversion price of $ 2.96 or 1,689,189 shares subject to adjustment without taking into account shares which may be issued upon conversion of interest.

         Conversion Price Adjustment: If at any time prior to the conversion or repayment in full of the principal amount any shares of common stock or securities convertible into common stock are issued al less than the fixed conversion price in effect at the time of such issuance then the fixed conversion price shall be adjusted.

         Repayment: Repayment of the principal amount of the unrestricted portion of the note shall be made in equal monthly installments of $90,909.09, together with any accrued and unpaid interest on the portion of the principal repaid. Payments shall begin on October 1, 2004 and shall continue to maturity. In addition, in the event that any funds are released from the Laurus restricted account for any reason other than as a result of a conversion the amount released shall be applied in equal amounts to each future monthly payment occurring after the 90th day following such release. Any principal amount that remains outstanding on the Maturity Date shall be due and payable on the Maturity Date.

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

         Method of Repayment: If the average closing price of our Common Stock for the five (5) trading days immediately preceding a payment was greater than or equal to 110% of the fixed conversion price, the holder shall convert all or a portion of the monthly installment, in lieu of cash payment, in shares of Common Stock the number of shares, however, converted may not exceed twenty five percent (25%) of the aggregate dollar trading volume of the Common Stock for the five (5) day trading period immediately preceding delivery of a Notice of Conversion. Any part of the monthly installment not converted into shares of Common Stock shall be paid in cash at the rate of 102% of the monthly payment.

         Restrictions: The Notes contain restrictions on certain actions we or our subsidiaries may take, including restrictions on dividends, stock repurchases, incurring indebtedness, creating security interests in our assets and changing our business.

         Security: The notes are secured by all our assets and the assets of our material operating subsidiaries.

         Redemption Right: The Borrower will have the option of prepaying the Note by payiment one hundred thirty percent (130%) of the principal amount of this Note together with accrued but unpaid interest thereon and any and all other sums due upon seven (7) business days prior notice.

Bridge Notes

Amount Outstanding: The principal amount of these notes is $1,000,000

Interest: Interest is at 8% per annum

Term: Unless accelerated or converted these notes are due April 22, 2005

Conversion: The note may be convertible by the holder at a conversion price of $2.37.

Conversion Price Adjustment: The Conversion Price, and the number of shares to be received upon conversion of the Notes will be subject to adjustment to reflect stock dividends, stock splits and stock combinations, as well as upon merger, sale of assets or reclassification. Standard weighted average anti-dilution protection will be applied for issuance of additional shares below the Conversion Price or

Automatic Conversion: The notes are automatically converted upon the closing of an underwritten public offering of common stock pursuant to an effective registration statement with gross proceeds of $25,000,000 or more provided, that there is an effective registration statement with a current prospectus available covering for resale of the Common Stock underlying the Notes.

Required conversion: Provided there is an effective registration statement with a current prospectus available providing for resale of the Common Stock underlying the Notes, we may, at our option, require the conversion,of up to 20% of the original amount of the Notes, plus accrued and unpaid interest if the market price of the Common Stock is $6.00 or greater for twenty (20) consecutive trading days and the average daily trading volume of the Common Stock during that period is at least 30,000 shares a day. We may also,at it our option, require the conversion, of up to an additional 20% of the original amount of the Notes, plus accrued and unpaid interest if the market price of the Common Stock is $7.00 or greater for twenty (20) consecutive trading days and the average daily trading volume of the Common Stock during such twenty (20) day period is at least 50,000 shares a day.

Protective Provisions: The notes contain limitations on certain actions we may take including the incurrence of indebtedness on investments unrelated to our business, on dividends and distributions and repurchases asset sales, on management and employee options

Security: These notes are covered by the same security as the Secured Convertible Term Note pursuant to an intercreditor agreement.

7% secured convertible notes

Amount Outstanding: The principle amount of these notes is $500,000

Interest:  The interest rate is 7% per annum

Term: These notes are due December 8, 2004

Conversion: The note may be converted by the holder at a conversion price of $2.50 (after a performance adjustment based on 2003 results similar to that contained in the terms of our preferred stock and described above.

Conversion Price Adjustment: The conversion price shall be adjusted if with some exceptions including shares and issued pursuant to a merger or acquisition, or a lease line or line of credit, we issue or sell stock below the then current conversion price.

Automatic Conversion: The notes are automatically converted into Common Stock upon the closing of a public offering of our common stock at ten dollars or more per share with gross proceeds of $50,000,000.

Required Conversion: We may require conversions if the notes at the current conversion price once each consecutive 90-day period until maturity, of up to 20% of the original principal amount plus accrued interest in the event that the market price of our common stock is $10.00 or greater for thirty (30) consecutive trading days prior to the date of any notes we may only do so if there is an effective registration statement covering the resale of the shares subject to the Note with current prospectus available.

Redemption Right: We have the right to repurchase the total aggregate amount outstanding of the notes at a price of 103% of the amount of the notes.

Security: The notes are collateralized by a security interest in accounts receivable which may be in effect subordinated to other security interests of ours as long as $1,000,000 is free of these prior interests.

                                    Warrants

Brookfield Warrants

We have issued warrants to Brookfield Investments Ltd. to purchase 4,000,000 shares of our common stock at fifty cent per share. The warrant expires in May 2006. The exercise price is adjusted based upon stock splits, reverse splits and similar occurrences.

Sands Bros Investment Banking Warrants

In April 2003, we issued warrants to purchase 130,000 shares of our Company stock to Sands Brothers & Co., Ltd. with whom we had entered into an investment banking arrangement. These warrants expire in October 2008 and are exercisable at $3.39 per share subject to antidilution provisions. These warrants were distributed to designees of Sands Brothers. The agreement with Sands Brothers has been terminated.

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

Private Placement Warrants:

In June 2003, we issued warrants to purchase 329,140 shares of our common stock pursuant to our private placement. These warrants expire in June 2008 and were initially exercisable at $7.00 per share. The registration rights agreement we entered into with these purchasers provided for a reduction of the warrant exercise price if we did not have an effective registration statement covering the sale of the shares upon conversion of the preferred stock and exercise of the warrants within 90 days of the grant of the warrants. As a result, the exercise price of the warrants has been reduced to $5.10 per share and may be further reduced to take in account antidilution provision. The exercise price of these warrants is also adjusted upon stock splits, reverse splits, reclassification and sales of stock below the exercise price.

We also issued warrants to purchase 64,341 shares of our common stock to Sands Bros and Alpine Capital Parties Ltd. who provided services in connection with our private placement. These warrants expire in June 2008 and are exercisable at
5.00 per share.

Warrants Granted to Vendors

In July 2003, we issued five-year warrants to purchase 27,742 shares of our common stock at an exercise price of 5.00 per share to Alpine Capital Partners for services.

Warrants Granted to Investment Adviser

We have granted 100,000 five-year warrants to a Maximum Group LLC. an investment adviser in consideration for services to be rendered to us. The Warrants are exercisable at a price of $ 6.00 per share.

Warrants Issued to 7% Noteholders

In connection with the our 7% convertible debenture sale we issued to the noteholders five year warrants to purchase 62,500 shares of our common stock at an exercise price of $5. The price is subject to dilution including price dilution. In addition the exercise price is reduced by 10% each 90 days we fail to file a registration statement, covering the shares subject to the notes and warrant. Once consecutive 90-day period until maturity, we may require the exercise, at the Exercise Price, of up to 20% of the original number of warrants in the event that the market price of the our common stock is $10.00 or greater for thirty (30) consecutive trading days, provided there is an effective registration statement covering the resale of the shares subject to the warrant with current prospectus available.

Bridge Warrants

In connection with the our Bridge Notes we issued to the noteholders five year warrants to purchase 34,722 shares of our common stock at an exercise price of $5.05. The exercise price and number of shares is subject to price dilution and the number of shares may be increased if we do not timely file a registration statement convey the underlying shares to these warrants and the notes. Provided there is an effective registration statement with a current prospectus available providing for resale of the Common Stock issuable upon exercise of the warrant, we may, at our option, require the conversion, of up to 20% of the original amount of the Notes, plus accrued and unpaid interest if the market price of the Common Stock is $6.00 or greater for twenty (20) consecutive trading days and the average daily trading volume of the Common Stock during that period is at least 30,000 shares a day. We may also, at our option, require the conversion, of up to an additional 20% of the originalnumber of warrants, plus accrued and unpaid interest if the market price of the Common Stock is $7.00 or greater for twenty (20) consecutive trading days and the average daily trading volume of the Common Stock during such twenty (20) day period is at least 50,000 shares a day.

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

Wedge Noteholder Warrants

In connection with the wedge noted described above we issued to the noteholders five year warrants to purchase shares of our common stock at an exercise price of $4.05. The price is subject to dilution including price dilution. The number of warrants increases if we do not timely file our registration statement covering the shares subject to the notes and warrant. Provided there is an effective registration statement with a current prospectus available providing for resale of the Common Stock underlying the warrants, we may, at our option, require the exercise, of up to 20% of the original amount of the warrants, plus accrued and unpaid interest if the market price of the Common Stock is $6.00 or greater for twenty (20) consecutive trading days and the average daily trading volume of the Common Stock during that period is at least 30,000 shares a day. We may also, at our option, require the exercise of, of up to an additional 20% of the original amount of the warrants, plus accrued and unpaid interest if the market price of the Common Stock is $7.00 or greater for twenty (20) consecutive trading days and the average daily trading volume of the Common Stock during such twenty (20) day period is at least 50,000 shares a day.

Laurus Warrant

         We issued two warrants to Laurus in connection with our note transaction. These warrants expire in May 2011. One warrant is to purchase 296,29 shares of our common stock. The exercise price is $4.05 for the first 164,609 shares and a price of $4.46 for any additional shares purchased. The second warrant is only exercisable if the restricted cash held by Laurus is released. This warrant is for the purchase of 197,531 shares. The exercise price is $4.46 for the first 32,922 shares acquired and $4.66 for any additional shares purchased hereunder. Both warrants have a cashless exercise features.

Placement Agent Warrants

         In connection with our 2004 note transactions we issued warrants to purchase 254,317 shares of common stock. Of these, warrants to purchase 34,722 shares are exercisable at $5.55; warrants to purchase 219, 595 shares are exercisable at 4.45, of which warrants to purchase 67,568 shares may not be exercised until the restrictive cash is released. The warrants are similar to the Bridge Noteholders warrants except these warrants provide for cashless exercise.


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

                                 Transfer agent

The transfer agent for our common stock is Interwest Transfer Company, Inc. of 1981 East 4800 South Street, Salt Lake City, Utah 84117. Their telephone number is (801)-272-7294.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our bylaws provide that we will indemnify our officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of, absent a finding of misconduct in the performance of their duties.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the above described provisions, or otherwise, we have has been advised that in the opinion of the Securities and Exchange Commission their indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against these liabilities (other than the payment by us of expenses incurred or paid by any director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of the issue.

Anti-takeover Provision of Florida Law

Section 607.0902 of the Florida Business Corporation Act prohibits the voting of shares in a publicly-held Florida corporation that are acquired in a "control share acquisition" unless the holders of a majority of the corporation's voting shares (exclusive of shares held by officers of the corporation, inside directors or the acquiring party) approve the granting of voting rights as to the shares acquired in the control share acquisition or unless the acquisition is approved by the corporation's board of directors, unless the corporation's articles of incorporation or bylaws specifically state that this section does not apply. A "control share acquisition" is defined as an acquisition that immediately thereafter entitles the acquiring party to vote in the election of directors within each of the following ranges of voting power: (i) one-fifth or more, but less than one-third of such voting power: (ii) one-third or more, but less than a majority of such voting power; and, (iii) more than a majority of such voting power. Our bylaws do not negate this provision of the Florida law.

Shares Eligible for Future Resale

We presently have 11,158,338 shares of common stock issued and outstanding of which 6,516,615 shares are "restricted securities," which may be sold only in compliance with Rule 144 under the Securities Act of 1933, as amended or other exemptions from registration requirements of this act. Rule 144 provides, in essence, that a person holding restricted securities for a period of one year after payment therefore may sell, in brokers' transactions or to market makers, an amount not exceeding 1% of the outstanding class of securities being sold, or the average weekly reported volume of trading of the class of securities being sold over a four-week period, whichever is greater, during any three-month period. (Persons who are not our affiliates and who had held their restricted securities for at least two years are not subject to the volume or transaction limitations.) Substantially all of our presently issued shares of common stock will be capable of sale pursuant to Rule 144 subject to the foregoing limitation including our 7,800,000 shares which are 144 eligible or will be by July 2004. The sale of a significant number of these shares in the public market may adversely affect prevailing market prices of our securities.

                              SELLING SHAREHOLDERS

Set forth below is a description of the transactions pursuant to which securities were issued to the selling stockholders as well as additional information.


         In connection with the execution of an investment, advisory agreement between us and Sands Brothers & Co. Ltd., a broker dealer, we issued five year warrants to pur 130,000 shares of our common stock to Sands Brothers. These warrants are exercisable at $3.39 at per share. These warrants were later distributed to persons associated with Sands Brothers. The Investment Advisor Agreement has terminated. We had no relationship with Sands Brothers prior to this transaction.

         Included in the number of shares of the selling stockholders are shares issuable (or in one case issued upon conversion of preferred stock and exercise of warrants in our Preferred Stock provide placation. In a June 2003, we sold 23,510 shares of our convertible preferred stock for an aggregate gross consideration of $2,351,000. For each share sold, the purchasers received five year warrants to purchase fourteen shares of our common stock or a total of 329,140 at an exercise price of $7.00 per share (which has since been reduced to $5.10 pursuant to the terms of the Warrant). The preferred shares are convertible at an initial conversion price of $3.50 which has been reduced to $2.00 for at least one year pursuant to performance standards. The conversion price and exercise price are both subject to anitdilution provisions.

         In connection with the preferred stock, private placement we issued five year warrants to provide a total of 64,243 shares of our common stock at an exercise price of $5.00 per share to persons who assisted us, including Sands Brothers and Alpine Capital Partners Group. We also issued five year warrants to Alpine Capital Partners to acquire 27,728 shares of our Common stock at 5.00 per share. The resale of the shares issuable upon exercise of these options in addition to the shares subject to these warrants, Sands brothers has received warrants to purchase an additional 84,466 shares of our common stock in connection with a subsequent private placement. The shares subject to these warrants are subject to the concurrent offering.

         In July 2003 we issued 127,117 shares of our common stock in satisfaction of over an aggregate of $400,000 of indebtedness consisting of principal and interest of two notes due K&L International Enterprises, Inc. and Caribe Telesales Consultants unaffiliated telemarketing contractors. These contractors provided services to us and the notes represented amounts due for this service.

         We issued 100,000 five year warrants to acquire our shares of our common stock at $5.00 per share to Maxim Group LLC upon signing of a advisory agreement. The resale of shares issuable upon exercise of these warrants is included herein. Maxim Group has been issued warrants to purchase 169,857 shares of common stock for acting as a placement agent in our recent 2004 note offerings. The resale of these shares is subject to the concurrent offering. In addition an affiliate of Maxim owns an additional 250,000 warrants.Therefore Maxim and its affiliates presently own 519,857 shares of common stock subject to warrants.

         In December 2003, we sold our 7% convertible notes issued in connection with loan to us of $ 500,000 the note is now convertible into 200,000 shares of our common stock. We also issued to the lenders five year warrants to purchase 62,500 shares of our common stock at a present exercise price of $4.00 per share. The resale of these shares is included. An affiliate of some of these purchasers entered into a advisory agreement and acquired 50,000 shares of our common stock.

         In April 2004 we purchased assets at a Philippines contact center and issued 64,035 shares of our common stock. These shares are included.

         The following table contains information concerning the beneficial ownership of our common stock by the selling stockholders. The table assumes all of the shares being offered will be sold and unless otherwise described these shareholders do not own any additional shares of our common stock. Because the selling stockholders may sell all, some or none of the shares that it holds, the actual number of shares that will be sold by the selling stockholders upon or prior to termination of this offering may vary. The selling stockholders may have sold, transferred or otherwise disposed of all or a portion of their shares since the date on which they provided the information regarding their common stock in transactions exempt from the registration requirements of the Securities Act. Additional information concerning the selling stockholders may be set forth from time to time in prospectus supplements to this prospectus.

Identity of Shares

Stockholder or Group                          Offered

Name

Michael R. Hamblett(1)                                                    13,440
Wolverine Trading, LLC(1)(8)(9)                                           64,000
Truk Opportunity Fund, LLC(1)(10)                                         12,800
Abingdon Investments, LLC(1)                                              66,700
SDS Merchant Fund, LP(1)(9)                                              320,000
Daniel A. Gooze(1)                                                       128,000
trustee
Otape Investments LLC(1)(11)                                             192,000
WEC Partners(1)(12)                                                       64,000
James Ricchiardi(1)                                                       66,700
Cristopher Fiore(1)                                                       64,000
CD Investment Partners(1)(13)                                            101,033
Steven B. Rosner(1)                                                      224,000
Judith Barclay(1)                                                         64,000
Wayne Saker(1)                                                            64,000
MSS Children's Trust(2)                                                   29,250
SSS Children's Trust(2)                                                   29,250
Howard Sterling(2)                                                        39,500
Edmund Belak                                                              19,000
Bruce Silver(2)                                                           13,000
Sands Brothers(3)                                                         30,657
Alpine Capital Partners(4)                                                61,314
K&L International Enterprises(5)(14)                                      32,036
Caribe Telesales Consultants, Inc.(5)                                     95,081
Maxim  Partners, LLC(6)                                                  100,000
Generation Capital Associates(7)(15)                                     200,000
The Hart Organization Corp.(7)(16)                                        26,250
Howard Commander(7)                                                       26,250
I-Call(8)                                                                 65,034


(1) Shares issued or issuable in connection with securities acquired in our preferred stock private placement. These include shares subject to preferred stock and warrants. Except in the case of shares already issued upon conversion the foregoing does not reflect additional shares, which may be issued for accrued dividends.

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

(2) Shares issuable upon exercise of the advisory warrants originally issued to Sands Brothers. Each person had a relationship as employee, consultant or affiliate of Sands Brothers at the time they acquired these warrants.

(3) These shares are subject to warrants for services in our private placement.

(4) These shares are subject to warrants for services in connection with our Preferred Stock private placement and for future services.

(5) Shares acquired in satisfaction for telemarketing fees payable to these holders.

(6) Shares subject to warrants issued in connection with an investment advisory agreement. Maxim Partners LLC, owns 98% of Maxim Group LLC, a registered broker dealer. MJR Holdings LLC owns 72% of Maxim Partners LLC. Mike Rabinowitz is the sole manager of MJR Holdings and has principal voting and dispositive power with respect to the securities owned by Maxim Partners LLC.

(7) Shares issued upon conversion if our 7% convertible secured notes and related warrants.

(8) Wolverine Trading Funding A, LLC is owned by Robert Bellick, Christopher Gust and Eric Henchel.

(9)    SDS Capital Partners, LLC is the partner of SDS Merchant Fund,
LP. general

(10) Michael E. Fein and Stephen E. Saltzstein, as principals of Atoll Asset Management, LLC, the managing member of Truk Opportunity Fund, LLC, exercise investment and voting control over the shares. Both Mr. Fein and Mr. Saltzstein disclaim beneficial ownership of the common stock owned by this selling shareholder.

(11)   OTAPE INVESTMENTS LLC is owned by OJA Financial Group LP.

(12)   WEC PARTNERS LLC is owned by Ethan Berkowitz, Jaime Hartman and
Daniel Saks.

(13) John Ziegelman, as President of CD Capital Management, LLC, the investment manager of CD Investment Partners, Ltd., may be deemed to have beneficial ownership of the shares of Epixtar Corp. common stock underlying the Series A Preferred Stock and Warrants owned by CD Investment Partners, Ltd. Mr. Ziegelman disclaims beneficial ownership of such shares.

(14) K & L International Enterprises, Inc. is individually owned by Larry Powalisz.

(15) This entity is beneficially owned by High Capital Finding which is beneficially owned by Frank Hart.

         The Hart Organization Corp. is beneficially owned by Frank Hart.

                              Plan of Distribution

Sale of the shares may be made from time to time by the selling stockholders, or subject to applicable law, by pledgees, donees, distributees, transferees or other successors in interest. These sales may be made:

           o    on the over-the-counter market
           o    on foreign securities exchange
           o    in privately negotiated transactions or otherwise
           o    in a combination of transactions at prices
           o    at terms then prevailing
           o    at prices related to the then current market price
           o    at privately negotiated prices


Without limiting the generality of the foregoing, the shares may be sold in one or more of the following types of transactions.

           o A block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;
           o an exchange distribution in accordance with the rules of such exchange;
           o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
           o face-to-face transactions between sellers and purchasers without a broker dealer. In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in the resales.


Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders in amounts to be negotiated in connection with the sale. These brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

Information as to whether underwriters who may be selected by the selling stockholders, or any other broker-dealer, is acting as principal or agent for the selling stockholders, the compensation to be received by underwriters who may be selected by the selling stockholders, or any broker-dealer, acting as principal or agent for the selling stockholders and the compensation to be received by other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the Shares may be required to deliver a copy of this prospectus, including a prospectus supplement, if any, to any person who purchasers any of the Shares from or through such dealer or broker.

We have advised the selling stockholders that during if at any time they may be engaged in a distribution of the shares they are required to comply with Regulation M promulgated under the Exchange Act. The selling shareholders have acknowledged such advice by separate agreement and agree therein to comply with such regulation. In general, Regulation M precludes the selling stockholders, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. A "distribution" is defined in the rules as an offering of securities that is distinguished from ordinary trading activities and depends on the "magnitude of the offering and the presence of special selling efforts and selling methods". Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

We have agreed to indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments to which such stockholder may be required to make in respect thereof.

Legal Matters

The validity of the common stock offered hereby will be passed upon for Epixtar Corp. by Michael D DiGiovanna Esq., 212 Carnegie Center, Suite 206, Princeton New Jersey 08540.

                                     Experts

Our financial statements included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their respective reports, have been audited by Rachlin Cohen & Holtz LLP and Liebman Goldberg & Drogin LLP independent certified public accountants, whose reports thereon appear elsewhere herein and in the registration statement.

                              Available Information

We have filed with the Commission, Washington, D.C. 20549, a Registration Statement on Form SB-2 under the Securities Act with respect to our common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to us and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to copy of such contract or any other document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by such reference to such exhibit. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended and in accordance therewith file annual, quarterly and special reports, proxy statements and other information with the SEC. The registration statement, including exhibits and schedules thereto, may be inspected without charge at the Commission's principal office in Washington D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, after payment of fees prescribed by the Commission. The Commission also maintains a WorldWideWesite that provides access to reports, proxy and information statements and other information regarding registrants that file electronically with the address http://www.sec.gov.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

     Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock from the Selling stockholder. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

     Until ___________________, 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



















     Typist make into column from prior page

                         EPIXTAR CORP. AND SUBSIDIARIES


                          INDEX TO FINANCIAL STATEMENTS




                                                                  PAGE
                                                                  ----

REPORTS OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS            F-1 - F-2


CONSOLIDATED FINANCIAL STATEMENTS

   Balance Sheets                                                 F-3

   Statements of Operations                                       F-4

   Statements of Stockholders' Equity (Deficiency)                F-5

   Statements of Cash Flows                                       F-6

   Notes to Financial Statements                               F-7 - F-38

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Epixtar Corp. and Subsidiaries
Miami, Florida


We have audited the accompanying consolidated balance sheet of Epixtar Corp. and Subsidiaries as of December 31, 2003, and the related consolidated statements of operations, stockholders' equity (deficiency), and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Epixtar Corp. and Subsidiaries as of December 31, 2003, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

As more fully described in Note 3, the Company is subject to certain profitability and liquidity issues. Management's plans with respect to those issues are also presented in Note 3.


                            RACHLIN COHEN & HOLTZ LLP


Miami, Florida
March 17, 2004

The Board of Directors
Epixtar Corp. and Subsidiaries
Formerly Global Asset Holdings, Incorporated and Subsidiaries
Miami, Florida


We have audited the accompanying consolidated balance sheets of Epixtar Corp. and Subsidiaries formerly Global Asset Holdings, Incorporated and Subsidiaries as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2002 and 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Epixtar Corp. and Subsidiaries as of December 31, 2002, and the consolidated results of their operations and their cash flows for the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a negative working capital, which raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are partially discussed in the Notes to financial statements.

The accompanying financial statements for the years ended December 31, 2002 and 2001 have been restated as discussed in Note 2.



Liebman Goldberg & Drogin, LLP
Garden City, New York

March 11, 2003, except for Note 2 as to which the date is April 5, 2004

                         EPIXTAR CORP. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS



                                                                          March 31,              December 31,
                                                                            2004            2003             2002
                                                                         ----------         ----             ----
                                         ASSETS                          (Unaudited)                      (Restated)

Current Assets:
    Cash and cash equivalents (includes amounts held in escrow
      of $855,502 in 2003)                                              $    146,014    $  1,342,186    $    722,674
    Restricted cash                                                          416,721         416,721            --
    Accounts receivable, net                                               4,749,768       5,609,675       3,802,326
    Prepaid expenses and other current assets                                313,014         227,203          59,940
    Deferred billing costs                                                   172,833         271,256         154,246
                                                                        ------------    ------------    ------------
         Total current assets                                              5,798,350       7,867,041       4,739,186
                                                                        ------------    ------------    ------------

Property and Equipment, Net                                                2,123,506       1,263,844         406,971
                                                                        ------------    ------------    ------------

Other Assets:
    Goodwill                                                               3,360,272       3,360,272       3,360,272
    Deposits and other                                                       467,827         491,637          76,716
                                                                        ------------    ------------    ------------
         Total other assets                                                3,828,099       3,851,909       3,436,988
                                                                        ------------    ------------    ------------

         Total assets                                                   $ 11,749,955    $ 12,982,794    $  8,583,145
                                                                        ============    ============    ============


                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current Liabilities:
    Debt, current portion                                               $    274,844    $    121,513    $    483,786
    Accounts payable                                                       2,608,482       3,009,932       3,211,934
    Accounts payable subject to compromise                                      --              --           385,401
    Accrued interest                                                         227,087         175,185         274,988
    Accrued expenses and taxes                                               348,684         146,566       1,123,676
    Deferred revenue                                                         873,505       1,459,657       2,897,693
    Note payable, stockholder                                              2,395,513            --              --
                                                                        ------------    ------------    ------------
         Total current liabilities                                         6,728,115       4,912,853       8,377,478
                                                                        ------------    ------------    ------------

Long-Term Liabilities:
    Note payable - stockholder                                                  --         2,369,350       2,264,700
    Debt, net of current portion                                              50,031          23,603          88,451
    Common stock to be issued                                                424,375         279,000            --
                                                                        ------------    ------------    ------------
         Total long-term liabilities                                         474,406       2,671,953       2,353,151
                                                                        ------------    ------------    ------------

Commitments and Contingencies                                                   --              --              --

Stockholders' Equity (Deficiency):
    Convertible preferred stock, $.001 par value;
      10,000,000 shares authorized; 23,510 shares issued and
      outstanding in 2003 (liquidation preference $4,702,000)                     24              24            --
    Common stock, $.001 par value, 50,000,000 shares authorized;
      10,677,067, 10,643,734 and 10,503,000 shares issued
      and outstanding                                                         10,677          10,644          10,503
    Additional paid-in capital                                            18,451,362      18,442,395      13,391,873
    Accumulated deficit                                                  (13,914,629)    (13,055,075)    (15,549,860)
                                                                        ------------    ------------    ------------
         Total stockholders' equity (deficiency)                           4,547,434       5,397,988      (2,147,484)
                                                                        ------------    ------------    ------------
         Total liabilities and stockholders' equity (deficiency)        $ 11,749,955    $ 12,982,794    $  8,583,145
                                                                        ============    ============    ============

                See notes to consolidated financial statements.

                         EPIXTAR CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                             Three Months Ended
                                                                  March 31,                        Year Ended December 31,
                                                            2004             2003          2003           2002              2001
                                                            ----             ----          ----           ----              ----
                                                        (Unaudited)    (Unaudited)                      (Restated)       (Restated)
Revenues                                               $  4,876,149    $ 12,366,775    $ 36,404,803    $ 26,250,851    $  1,189,723
Cost of Sales                                             1,304,354       5,983,628      16,725,774      17,781,967       1,684,615
                                                       ------------    ------------    ------------    ------------    ------------
Gross Profit (Loss)                                       3,571,795       6,383,147      19,679,029       8,468,884        (494,892)
                                                       ------------    ------------    ------------    ------------    ------------

Expenses:
    Selling, general and administrative                   3,348,633       1,931,523       9,797,541       6,028,823       1,673,048
    Consulting fees and reimbursements - related party      675,000         790,835       3,537,618       2,111,438         625,000
    Provision for doubtful accounts                          86,913       1,002,347       1,533,983       2,083,268            --
    Depreciation                                            100,994          35,999         214,299          98,557           6,817
                                                       ------------    ------------    ------------    ------------    ------------
                                                          4,211,540       3,760,704      15,083,441      10,322,086       2,304,865
                                                       ------------    ------------    ------------    ------------    ------------

Income (Loss) from Operations                              (639,745)      2,622,443       4,595,588      (1,853,202)     (2,799,757)
                                                       ------------    ------------    ------------    ------------    ------------

Other Income (Expense):
    Interest expense                                       (215,887)       (165,893)       (542,280)       (497,702)        (90,597)
    Gain on settlement of debts                                --              --           324,966            --              --
    Other income (expense)                                   (3,922)           --               886            --              --
    Loss on debt extinguishment                                --              --              --        (9,550,700)           --
    Amortization of purchased intangibles                      --              --              --              --          (361,434)
                                                       ------------    ------------    ------------    ------------    ------------
                                                           (219,809)       (165,893)       (216,428)    (10,048,402)       (452,031)
                                                       ------------    ------------    ------------    ------------    ------------

Income (Loss) from Continuing Operations                   (859,554)      2,456,550       4,379,160     (11,901,604)     (3,251,788)
Gain (Loss) from Discontinued Operations                       --              --              --           (43,318)        267,190
                                                       ------------    ------------    ------------    ------------    ------------

Income (Loss) Before Income Taxes                          (859,554)      2,456,550       4,379,160     (11,944,922)     (2,984,598)

Provision for Income Taxes                                     --           480,000            --              --              --
                                                       ------------    ------------    ------------    ------------    ------------

Net Income (Loss)                                      $   (859,554)   $  1,976,550    $  4,379,160    $(11,944,922)   $ (2,984,598)
                                                       ============    ============    ============    ============    ============

Net Income (Loss) Per Common Share:
    Basic:
       Continuing operations                           $      (0.08)   $       0.19    $       0.22    $      (1.13)   $      (0.42)
       Discontinued operations                                 --              --              --              --              0.03
                                                       ------------    ------------    ------------    ------------    ------------
       Net income (loss)                               $      (0.08)   $       0.19    $       0.22    $      (1.13)   $      (0.39)
                                                       ============    ============    ============    ============    ============

    Diluted:
       Continuing operations                           $      (0.08)   $       0.16    $       0.16    $      (1.13)   $      (0.42)
       Discontinued operations                                 --              --              --              --              0.03
                                                       ------------    ------------    ------------    ------------    ------------
       Net income (loss)                               $      (0.08)   $       0.16    $       0.16    $      (1.13)   $      (0.39)
                                                       ============    ============    ============    ============    ============

                See notes to consolidated financial statements.

                         EPIXTAR CORP. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)



                                                     Preferred Stock        Common Stock    Additional
                                                     ---------------        ------------      Paid-in      Accumulated
                                                     Shares    Amount    Shares     Amount    Capital        Deficit        Total
                                                     ------    ------    ------     ------    -------        -------        -----

Balance, January 1, 2001 (Restated)                      --  $    --   6,000,000  $  6,000   $     1,000 $   (328,112)  $  (321,112)

Year Ended December 31, 2001 (Restated):
   Issuance of shares in acquisition                     --       --   4,500,000     4,500     3,617,376           --     3,621,876
   Distribution in connection with acquisition           --       --          --        --            --     (225,000)     (225,000)
   Issuance of shares for services                       --       --       3,000         3        13,497           --        13,500
   Net loss                                              --       --          --        --            --   (3,041,826)   (3,041,826)
                                                    -------  -------  ----------  ---------  ----------- ------------  ------------

Balance, December 31, 2001 (Restated)                    --       --  10,503,000    10,503     3,631,873   (3,594,938)       47,438

Year Ended December 31, 2002 (Restated):
   Warrants issued in connection with debt
      extinguishment                                     --       --          --        --     9,760,000         --       9,760,000
Net loss                                                 --       --          --        --            --  (11,954,922)  (11,954,922)
                                                    -------  -------  ----------  ---------  ----------- ------------  ------------

Balance, December 31, 2002 (Restated)                    --       --  10,503,000    10,503    13,391,873  (15,549,860)   (2,147,484)

Year Ended December 31, 2003:
Issuance of common stock for services                    --       --      13,617        14        84,986          --         85,000
Issuance of common stock in settlement of
   liabilities                                           --       --     127,117       127       444,785          --        444,912
Issuance of preferred stock, net of offering costs   23,510       24          --        --     2,136,376          --      2,136,400
Beneficial conversion feature of convertible debt        --       --          --        --       326,619          --        326,619
Warrants issued with convertible debt                    --       --          --        --       173,381          --        173,381
Beneficial conversion feature of preferred stock         --       --          --        --     1,884,375   (1,884,375)           --
Net income                                               --       --          --        --            --    4,379,160     4,379,160
                                                    -------  -------  ----------  ---------  ----------- ------------  ------------

Balance, December 31, 2003                           23,510       24  10,643,734    10,644    18,442,395  (13,055,075)    5,397,988

Three Months Ended March 31, 2004 (Unaudited):
Issuance of common stock                                 --       --      33,333        33         8,967           --         9,000
Net loss                                                 --       --          --        --            --     (859,554)     (859,554)
                                                    -------  -------  ----------  ---------  ----------- ------------  ------------
Balance, March 31, 2004 (Unaudited)                  23,510  $    24  10,677,067  $  10,677  $18,451,362 $(13,914,629) $  4,547,434
                                                    =======  =======  ==========  =========  =========== ============  ============

                See notes to consolidated financial statements.

                         EPIXTAR CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       Three Months Ended
                                                                           March 31,                  Year Ended December 31,
                                                                       2004        2003           2003         2002         2001
                                                                       ----        ----           ----         ----         ----
Cash Flows from Operating Activities:                              (Unaudited) (Unaudited)                  (Restated)    (Restated)
    Net income (loss)                                             $  (859,554) $ 1,976,550  $  4,379,160  $(11,954,922) $(2,984,598)
    Adjustments to reconcile net income (loss) to net cash and cash equivalents provided by (used in) operating activities:
         Depreciation and amortization                                100,994       35,999       219,209       140,224      368,251
         Provision for bad debt                                        86,913    1,002,347     1,533,983     2,083,268           --
         Loss on debt extinguishment                                       --           --            --     9,550,700           --
         Stock-based compensation                                     159,375           --       260,000            --       13,500
         Interest paid with issuance of stock                              --           --        40,446            --           --
         Amortization of beneficial conversion feature of
            convertible debenture                                      81,654           --        27,218            --           --
         Amortization of discount on convertible debenture             43,344           --        14,448            --           --
         Amortization of discount on stockholder loan                  26,163       26,163       104,650            --           --
      Changes in assets and liabilities:
         (Increase) decrease in:
            Accounts receivable                                       772,996   (1,526,231)   (3,281,101)   (5,154,083)    (716,215)
            Prepaid expenses and other                                (85,811)      48,344      (158,740)      (58,274)         897
            Deferred billing costs                                     98,423     (123,063)     (117,010)     (118,746)     (35,500)
            Deposits                                                   23,810      (58,385)     (366,611)      (42,720)     (30,973)
         Increase (decrease) in:
            Accounts payable and accrued expenses                    (174,467)    (546,308)   (1,304,679)    3,306,330      960,455
            Accounts payable - subject to compromise                       --           --      (385,401)      385,401           --
            Deferred revenues                                        (586,152)  (1,670,165)   (1,438,036)    2,542,692      355,001
            Income taxes payable                                           --      480,000            --            --           --
                                                                  -----------  -----------  ------------  ------------  -----------
               Net cash and cash equivalents (used in) provided
                  by operating activities                            (312,312)    (354,749)     (472,464)      679,870   (2,069,182)
                                                                  -----------  -----------  ------------  ------------  -----------

Cash Flows from Investing Activities:
    Cash paid for acquisition of Phoneboy, net of cash acquired            --           --        (8,768)           --           --
    Acquisition of property and equipment                            (797,859)     (77,384)   (1,058,814)     (304,062)    (102,957)
    Cash restricted by governmental agency                                 --           --      (416,721)           --           --
                                                                  -----------  -----------  ------------  ------------  -----------
               Net cash and cash equivalents used in
                  investing activities                               (797,859)     (77,384)   (1,484,303)     (304,062)    (102,957)
                                                                  -----------  -----------  ------------  ------------  -----------

Cash Flows from Financing Activities:
    Distribution (acquisition) of goodwill                                 --           --            --            --     (225,000)
    Proceedsofrom issuance of preferred stock                              --           --     2,136,400            --           --
    Proceeds from issuance of convertible debenture and warrants           --           --       500,000            --           --
    Proceeds from notes payable                                            --           --            --       624,282    2,424,375
    Repayment of notes payable and capital lease obligations          (81,489)     (22,169)      (74,121)     (351,299)          --
    Proceeds from exercise of stock options                                --           --        14,000            --           --
                                                                  -----------  -----------  ------------  ------------  -----------
               Net cash and cash equivalents provided by
                  financing activities                                (81,489)     (22,169)    2,576,279       272,983    2,199,375
                                                                  -----------  -----------  ------------  ------------  -----------

Net Effect of Exchange Rates on Cash                                   (4,512)          --            --            --           --
                                                                  -----------  -----------  ------------  ------------  -----------

Net Increase (Decrease) in Cash and Cash Equivalents               (1,196,172)    (454,302)      619,512       648,791       27,236

Cash and Cash Equivalents, Beginning                                1,342,186      722,674       722,674        73,883       46,647
                                                                  -----------  -----------  ------------  ------------  -----------

Cash and Cash Equivalents, Ending                                 $   146,014  $   268,372  $  1,342,186  $    722,674  $    73,883
                                                                  ===========  ===========  ============  ============  ===========

Supplemental Disclosures:
    Cash paid for interest                                        $    16,743  $    86,101  $    355,518  $    497,702  $     6,925
                                                                  ===========  ===========  ============  ============  ===========

Noncash Financing and Investing Activities:
    Purchase of equipment through capital leases                  $   136,250  $        --  $         --  $         --  $        --
                                                                  ===========  ===========  ============  ============  ===========

                See notes to consolidated financial statements.

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
             THREE MONTHS ENDED MARCH 31, 2004 AND 2003 (UNAUDITED)


NOTE 1.  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

         Epixtar Corp. (the "Company") was incorporated in Florida in June 1994. The Company, previously known as Global Asset Holdings ("Global"), changed its name on November 25, 2002. The Company was originally known as Pasta Bella, Inc. and changed to Global in 1997. The Company was originally formed to acquire other entities or businesses.

         On November 14, 2000, the Company acquired an 80% interest in SavOnCalling.com, LLC ("Savon") held by Transvoice Investment, Ltd. ("Transvoice"). Transvoice's original interest of 51% ownership in Savon increased to 80% on November 14, 2000, pursuant to an acquisition agreement dated May 1, 2000 between Transvoice and Teltran International, Inc. ("Teltran"). Savon was engaged in the marketing and resale of domestic and international telecommunications services. During the year 2001, Savon discontinued its business operations. On August 28, 2002, Savon filed for reorganization under Chapter 11 of the federal bankruptcy code. Teltran held a minority interest of 20% in Savon, until its remaining interest was transferred to the Company as part of the bankruptcy settlement during 2003.

         On March 31, 2001, the Company acquired all of the outstanding shares of National Online Services, Inc. ("NOL"). Transvoice and a non-related party owned 80% and 20% of the outstanding shares respectively. NOL was incorporated in February 2001 as a provider of subscription based "yellow pages" internet directory services. In July 2003, NOL was merged into a newly formed subsidiary incorporated in Delaware under the same name and continued to provide the same services.

         On June 1, 2001, the Company formed a wholly owned subsidiary, incorporated in Florida; One World Public Communications, Corp. ("One world"). One World was formed to provide low-rate pay phone service for international calls. In September 2003, the Company formed a new wholly owned subsidiary of the same name, incorporated in Delaware. In January 2004, the Florida Corporation was merged into the surviving Delaware corporation of the same name and purpose.

         In December 2001, the Company formed two additional subsidiaries; Merchant Internet Services Corp. ("Merchant") and Liberty On-Line Services, Inc. ("Liberty"), formerly Bell America Communications, Corp. Merchant was formed to provide customer care service to customers of NOL. Merchant changed its name to Epixtar Account Services, Inc. ("EAS") in June 2003. Liberty was formed to offer small business solutions such as internet access, web-site design and hosting, and telecommunication services to customers obtained by using direct customer contact ("telemarketing"). In July 2003, EAS and Liberty were merged into two newly formed subsidiaries incorporated in Delaware under the same names and continue to provide the same services and perform the same functions.

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1.  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Additionally, during 2002, the Company formed seven additional wholly owned subsidiaries incorporated in Florida. These subsidiaries provide various internet, telecommunication, and telemarketing services as well as internal management functions. In July 2003, these subsidiaries, were merged into newly formed subsidiaries incorporated in Delaware under the same names and continue to provide the same services and perform the same functions.

         In August 2002, the Company formed a wholly owned subsidiary, incorporated in Florida, Epixtar Prepaid Communications Corp. ("Prepaid") for the purpose of selling prepaid telephone services. In August 2003, Prepaid was merged into a newly formed subsidiary incorporated in Delaware under the same name and continues to provide the same services and perform the same functions.

         In October 2003, Prepaid acquired the assets and certain liabilities of Phoneboy Prepaid, Inc., a Florida Corporation, for $10,000 cash and 15,652 restricted shares of the common stock of the Company valued at $90,000. Phoneboy Prepaid, Inc. sold prepaid phonecards through retail outlets throughout the United States. The purchase price was allocated to the fair value of the net assets acquired with the excess of $34,330 assigned to identifiable intangibles (non-compete agreement). The operations of Prepaid are included in the accompanying consolidated financial statements from the date of acquisition. In May 2004, the operations of Prepaid were sold. The Company does not consider the acquisition, the operations or the sale to be significant or material.

         In February 2003, the Company formed a wholly owned subsidiary, incorporated in Florida, Epixtar Marketing Services Corp. ("Marketing") for the purpose of providing marketing services for its in-house call centers. In August 2003, Marketing was merged into a newly formed subsidiary incorporated in Delaware under the same name and continues to provide the same services and perform the same functions.

         In June 2003, the Company formed a wholly owned subsidiary, Epixtar Group, Inc. ("Group"). Group was formed to own the Company's four wholly owned internet service providers and EAS. In August 2003, Group was merged into a newly formed subsidiary incorporated in Delaware under the same name and continues to provide the same services and perform the same functions. In January 2004, Group changed its name to NOL Group, Inc.

         On July 24, 2003, the Company formed a wholly owned subsidiary, Epixtar Philippines IT-Enabled Services Corporation, incorporated in the Philippines. The Company was formed to engage in the business of operating contact centers for the purpose of fielding and managing incoming calls related to customer services, and making and managing outgoing calls for sales, customer service, direct response, back office support, and other similar functions (see Note 19).

         In 2003, the Company operated primarily in one segment - business solutions which are internet based. In 2004, the Company intends to begin material operations in a second segment - contact center outsourcing services.

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1.  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

         PRINCIPLES OF CONSOLIDATION

            The consolidated financial statements include the accounts of Epixtar Corp. (formerly Global Asset Holdings, Inc.), and its wholly-owned subsidiaries; SavOnCalling.com, LLC; NOL Group, Inc.; National Online Services, Inc.; One World Public Communications, Corp.; Epixtar Account Services Corp. (formerly Merchant Internet Services, Inc.); Liberty On-Line Services, Inc.; Ameripages, Inc. (formerly Amerilinc, Inc.); Epixtar Communications Corp.; Epixtar Financial Corp.; Epixtar Management Corp.; Epixtar Solutions, Corp.; Epixtar Prepaid Communications Corporation, Inc.; Epixtar Philippines IT-Enabled Services Corporation; Epixtar Marketing Services Corp.; Epixtar BPO Services Corporation; Epixtar International Contact Center Ltd.; Epixtar Information Technology, Private, Ltd.; Epixtar Direct Response, Corp.; Epixtar Direct Sales Corp.; and B2B Advantage, Inc. (formerly SBA Online, Inc.). All significant intercompany accounts and transactions have been eliminated.

         REVENUE RECOGNITION

            National Online Services, Inc., Liberty On-line Services, Inc., B2B Advantage, Inc., and Ameripages, Inc. are providers of subscription based "yellow pages" internet directory services. The Company, through these subsidiaries, provides small businesses with internet access, websites, and e-mail addresses through the resale of dial-up technology. Customers are obtained utilizing outside professional telemarketing call centers and in-house telemarketers. Each sale is evidenced by a recorded acceptance, which is reviewed by a third party quality control provider before the company processes an order. Each customer is entitled to a free thirty-day trial period, during which the customer can cancel the service at no charge. The customers are billed monthly, a predetermined fixed amount, for one month in advance. Revenue is recognized during the period in which services are provided and revenue is deferred for the portion of the advance billings that is attributed to the following accounting period. The amount of deferred revenue is determined by multiplying the advance billing amounts by the percentage of days during the preceding thirty-day service period that occur during the subsequent accounting period. All billing and collecting is done by third party billing services. Collections are remitted on a weekly or monthly basis for billings that occurred approximately sixty to ninety days prior.

            One World Public Communications Corp. provides low rate long distance international pay phone service. Its revenues in 2003 and 2002 have been minimal. The pay phone operators are billed monthly, based upon actual usage at each pay phone. When a call is initiated, revenues are earned. Revenue is based upon contracts with the pay phone operator at stated rates.

            Revenues derived from the operations of Phoneboy Prepaid, Inc., which was acquired in October 2003 and disposed of in May 2004, were immaterial to total consolidated revenues.

            Revenues from contact center operations are recognized as earned, when the services are provided.

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1.  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

         USE OF ESTIMATES

            The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         UNAUDITED FINANCIAL INFORMATION

            The accompanying financial statements as of March 31, 2004 and for the three months ended March 31, 2004 and 2003 are unaudited. However, in the opinion of management, such financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of financial position, results of operations and cash flows for such periods. Results of interim periods are not necessarily indicative of results to be expected for an entire year.

         PROPERTY AND EQUIPMENT

            Property and equipment are recorded at cost. Depreciation is computed principally using the straight-line method for financial reporting purposes and using accelerated methods for income tax purposes. Estimated useful lives for financial reporting purposes range from five to seven years. Expenditures which significantly increase value or extend useful asset lives are capitalized.

         CASH AND CASH EQUIVALENTS

            The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

         ADVERTISING EXPENSE

            The cost of advertising is expensed as incurred. The Company incurred advertising costs of $15,518 (unaudited) and $0 (unaudited) for the quarters ended March 31, 2004 and 2003, respectively. The Company incurred $70,686, $4,744 and $19,419 in advertising costs during 2003, 2002 and 2001, respectively.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

            Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures About Fair Value of Financial Instruments", requires disclosure of the fair value information, whether or not recognized in the balance sheet, where it is practicable to estimate that value. The amounts reported for cash, accounts receivable, prepaid expenses, loans payable, accounts payable and accrued expenses approximate their fair value because of their short maturities. The amount of the note payable - stockholder has been presented at its estimated fair value (see Note 9).

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1.  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

         CONCENTRATION OF CREDIT RISK

            Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company's investment policy is to invest in low risk, highly liquid investments. At various times during the year, the Company had cash balances in excess of federally insured limits. The Company maintains its cash balances with high quality financial institutions, which management believes reduces such risk. The Company utilizes the services of outside third-party billing houses. Since the Company's receivables collected by clearing agents are not segregated, there is a concentration risk and possible loss upon the bankruptcy or defalcation of any clearing agent. There is no substantial dependency on any billing house as they are utilized for better cash flow management and compliance issues.

            Historically, the Company has depended on third-party vendors for its telemarketing and fulfillment operations. Substantially, all of the Company's telemarketing vendors operated their facilities outside the United States. As of December 31, 2003, no third-party telemarketers were being utilized and the Company plans to perform these functions internally for the foreseeable future.

         STOCK-BASED COMPENSATION

            The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No.
            25), and related interpretations, in accounting for its employee and board of director stock options rather than the alternative fair value accounting allowed by SFAS No. 123, "Accounting for Stock-Based Compensation". APB No. 25 provides that the compensation expense relative to the Company's employee stock options is measured based on the intrinsic value of the stock option.

            SFAS No. 123 requires companies that continue to follow APB No. 25 to provide a pro-forma disclosure of the impact of applying the fair value method of SFAS No. 123. The Company follows SFAS No. 123 in accounting for stock options issued to non-employees (see Note 18).

         EARNINGS (LOSS) PER SHARE

            The Company has adopted SFAS Statement No. 128, "Earnings per Share". The statement establishes standards for computing and presenting earnings per share (EPS). It requires dual presentation of basic and diluted EPS on the face of the income statement. There is no presentation of diluted loss per share in 2002 as the effect of common stock options, warrants and convertible debt amounts were antidilutive. Note 18 discusses the computation of earnings (loss) per common share. Notes 6 discusses the issuance of warrants issued as consideration for debt restructuring, compensation for consulting services, in connection with the issuance of preferred stock, and in relation to the issuance of convertible debt. Note 11 discusses options issued through the Company's incentive stock option plan.

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1.  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

         GOODWILL

            Goodwill represents the excess acquisition cost over the fair value of the tangible and identified intangible net assets of the NOL acquisition in 2001. Goodwill was being amortized over an estimated useful life of five years. In accordance with SFAS No. 142 "Goodwill and Other Intangible Assets", the Company no longer amortizes goodwill, but reviews goodwill for impairment.

            SFAS No. 142 requires the Company to compare the fair value of goodwill to the carrying amount and determine if impairment occurred. Impairment occurs when the fair value of the goodwill is lower than the carrying value. For the year ended December 31, 2002, fair value was determined by an outside valuation based on discounted cash flows, market multiples or appraisal value as appropriate. For the year ended December 31, 2003, the Company determined the fair value by applying the valuation methods utilized for the year ended December 31, 2002. For the years ended December 31, 2003 and 2002, there was no impairment.

         INTANGIBLE ASSETS

            The Company's intangible assets consist of a non-competition agreement entered into as part of the acquisition of Phoneboy Prepaid, Inc. (see above). The non-competition agreement is stated on the basis of cost and is amortized on a straight-line basis over two years (see Note 7). There were no intangibles with indefinite lives as of December 31, 2003 or 2002. Intangible assets are included in "Deposits and Other" in the accompanying consolidated financial statements.

         INCOME TAXES

            The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires an asset and liability approach for financial reporting for income taxes. Under SFAS No. 109, deferred taxes are provided for temporary differences between the carrying values of assets and liabilities for financial reporting and tax purposes at the enacted rates at which these differences are expected to reverse.

         DISCONTINUED OPERATIONS

            In March 2001, the Company discontinued the operations of Savon. In 2002, Savon had no operations, sales or other significant transactions.

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1.  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

         BUSINESS SEGMENTS

            SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information", establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas, and major customers. SFAS No. 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The acquisition of Phoneboy Prepaid, Inc. (see above) does not meet the criteria of a reportable segment under SFAS 131 and, therefore, the Company determined that it operated in only one segment until first quarter 2004 at which time it began contact center operations.

         RECENT ACCOUNTING PRONOUNCEMENTS

            In 2002, the Company adopted the disclosure provisions of SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure (an amendment to FASB Statement No. 123)." SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

            In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51." In December 2003, the FASB issued FIN No. 46R, which clarified certain issues identified in FIN
            46. FIN 46R requires an entity to consolidate a variable interest entity if it is designated as the primary beneficiary of that entity even if the entity does not have a majority of voting interests. A variable interest entity is generally defined as an entity where its equity is unable to finance its activities or where the owners of the entity lack the risk and rewards of ownership. The provisions of this statement apply at inception for any entity created after January 31, 2003. For an entity created before February 1, 2003, the provisions of this interpretation must be applied at the beginning of the first interim or annual period beginning after March 1, 2004. The Company does not have any interest in variable interest entities and therefore the adoption of this standard is not expected to have an impact on the Company's financial position and results of operations.

            In April 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have any impact on the Company's financial position, results of operations or cash flows.

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1.  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

         RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

            In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 requires that certain financial instruments, which under previous guidance were recorded as equity, be recorded as liabilities. The financial instruments affected include mandatorily redeemable stock, certain financial instruments that require or may require the issuer to buy back some of its shares in exchange for cash or other assets, and certain obligations that can be settled with shares of stock. The Company adopted SFAS No. 150 on June 1, 2003. The adoption of this statement did not have any effect on the Company's financial position, results of operations or cash flows.

            In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," an interpretation of SFAS No. 5, 57, and 107 and rescission of SFAS Interpretation No. 34. This statement addresses the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. This interpretation also clarifies the requirements related to the recognition of a liability by a guarantor at the inception of a guarantee for the obligations the guarantor has undertaken in issuing that guarantee. The adoption of this statement did not have a significant impact on the Company's financial position or results of operations.


NOTE 2.  RESTATEMENT OF PRIOR CONSOLIDATED FINANCIAL STATEMENTS

         The prior consolidated financial statements of the Company have been restated as a result of management re-evaluating the accounting treatment of three previously recorded transactions. Those transactions are as follows:

         SAVON LLC ACQUISITION

            In November 2000, the Company exchanged 2,000,000 shares of Company common stock for 80% of the outstanding member interests of Savon LLC. Transvoice Investments Ltd., the seller, received 33% of the outstanding common stock of the Company through this acquisition. Pursuant to SEC Staff Accounting Bulletin No. 48, this acquisition should have been recorded at historical cost of Savon because of the significance of the ownership interest that the Transvoice stockholder interests had following this acquisition. However, the Company recorded the transaction at the fair value of the Company common stock exchanged for the interest and, as a result, goodwill was recorded in connection with this acquisition which should not have been recorded. The Company has restated the prior consolidated financial statements to record this acquisition at historical cost of Savon at the date of purchase and, consequently, removed all goodwill, goodwill amortization and impairment charges previously recorded relating to this transaction.

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2.  RESTATEMENT OF PRIOR CONSOLIDATED FINANCIAL STATEMENTS (Continued)

         NATIONAL ON LINE ACQUISITION

             On March 31, 2001, the Company acquired 100% of the outstanding equity interests of National On Line, in a transaction involving two payments, for a total of 4,500,000 shares of Company common stock. Due to the fact that Transvoice Investments Ltd. owned 80% of National On Line prior to the acquisition and 56% of the outstanding Company common stock following the acquisition, the purchase of the 80% interest should have been recorded at historical cost of National On Line, pursuant to the guidelines of SEC Staff Accounting Bulletin No. 48. Rather than record the 20% interest at fair value and the 80% interest at historical cost, the Company recorded the entire acquisition at the fair value of the 4,500,000 shares of Company common stock exchanged. As a result, goodwill was recorded in connection with the purchase of the 80% which should not have been recorded. The Company has restated the prior consolidated financial statements to reflect the acquisition of the 80% interest at historical cost of National On Line at the date of purchase and, consequently, removed the goodwill and goodwill amortization related thereto.

         LOSS ON EXTINGUISHMENT OF DEBT

             On October 31, 2001, the Company entered into a loan agreement to borrow up to $5,000,000 from a then unrelated entity. The note provided for interest at 7%, was collateralized by accounts receivable and was due on demand. In August and September 2002, the creditor became a stockholder of the Company when the entity acquired a total of 770,000 common shares. In November 2002, the Company entered into an agreement, which was executed on December 6, 2002 and amended on March 3, 2003, whereby the creditor released the collateral and agreed not to demand payment before January 2005 in exchange for certain consideration. That consideration consisted of warrants to purchase 4,000,000 shares of Company common stock at an exercise price of $.50 per share for a term of three years beginning in May 2003. Pursuant to EITF 96-19, management has determined that the transaction should have been treated as an extinguishment of the original instrument and an execution of a new note at December 6, 2002. The fair value of the warrants, determined on the grant date (March 3, 2003), should have been treated as a component of the calculation of the loss associated with that extinguishment and should have been recognized in the statement of operations in December 2002. In addition, the new note should have been recorded at fair value on the date that it was entered into (December 6, 2002).

             In 2002, the Company recorded the fair value of the warrants at the date the agreement was negotiated (November 2002) as deferred financing costs and began amortizing those costs over the new life of the loan (two years). The 2002 consolidated financial statements have been restated to reflect the loss on debt extinguishment in 2002, measured by the fair value of the warrants on the date of grant, reduced by the discount on the note required to reflect that note at fair value at the date it was executed. The discount is being amortized over the life of the new note, approximately two years. The fair value of both the warrants and the note payable was determined by appraisal.

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2.  RESTATEMENT OF PRIOR CONSOLIDATED FINANCIAL STATEMENTS (Continued)

         SUMMARY

             As a result of the transactions described above, the previously reported net loss for the year ended December 31, 2002 has increased by approximately $9,509,000 to approximately $11,955,000. Net loss per share as previously reported for 2002 ($.23) was restated to a net loss per share of $(1.13). In addition, stockholders' equity as of December 31, 2002 of approximately $12,043,000 as previously reported was reduced to a stockholders' deficiency of approximately $2,147,000.

             The previously reported net loss for the year ended December 31, 2001 has decreased by approximately $13,534,000 to approximately $2,985,000. Net loss per share for 2001 as previously reported ($2.13) was restated to net loss per share of $(0.39). In addition, stockholders' equity as of December 31, 2001 of approximately $13,489,000 has been reduced to approximately $47,400.

             The restated balance sheet as of December 31, 2002 is as follows:


                                                                   As Previously
                                                                     Reported        Adjustments        Restated
                                                                     --------        -----------        --------
             ASSETS
             Debt restructuring costs - current portion             $    500,000    $    (500,000)    $         --
             Other current assets                                      4,739,186                         4,739,186
             Property and equipment, net                                 406,971               --          406,971
             Debt restructuring costs - non-current portion              458,333         (458,333)              --
             Goodwill                                                 16,801,359      (13,441,087)       3,360,272
             Other Assets                                                 76,716               --           76,716
                                                                     -----------     ------------     ------------
                      Total assets                                   $22,982,565     $(14,399,420)    $  8,583,145
                                                                     ===========     ============     ============

             LIABILITIES AND STOCKHOLDERS' EQUITY

             Current Liabilities                                    $  8,377,478     $         --     $  8,377,478
                                                                     -----------     ------------     ------------
             Long-Term Debt:
                Capital lease obligation                                  88,451               --           88,451
                Note payable                                           2,474,000         (209,300)       2,264,700
                                                                     -----------     ------------     ------------
                     Total long-term debt                              2,562,451         (209,300)       2,353,151
                                                                     -----------     ------------     ------------
             Stockholders' Equity (Deficiency):
                Common stock                                              10,503               --           10,503
                Additional paid-in capital                            31,757,997      (18,366,124)      13,391,873
                Accumulated deficit                                  (19,725,864)       4,176,004      (15,549,860)
                                                                      ----------     ------------     ------------
                      Total stockholders' equity (deficiency)         12,042,636      (14,190,120)      (2,147,484)
                                                                      ----------     ------------     ------------
                      Total liabilities and stockholders'
                       equity (deficiency)                           $22,982,565     $(14,399,420)    $  8,583,145
                                                                     ===========     ============     ============

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2.  RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS (Continued)

         SUMMARY (Continued)

             The restated statement of operations for the year ended December 31, 2002 is as follows:

                                                                    As Previously
                                                                      Reported        Adjustments        Restated
                                                                      --------        -----------        --------

           Revenues                                                   $26,250,851     $         --      $ 26,250,851
           Cost of sales                                               17,781,967               --        17,781,967
                                                                       ----------     ------------       -----------
           Gross profit                                                 8,468,884                          8,468,884
           Selling, general and administrative                         10,332,086               --        10,332,086
                                                                      -----------     ------------      ------------

           Loss from operations                                        (1,863,202)              --        (1,863,202)
           Other (expense):
              Interest expense                                           (539,369)          41,667          (497,702)
              Loss on debt extinguishment                                      --       (9,550,700)       (9,550,700)
                                                                      -----------     ------------      ------------
           Loss from continuing operations                             (2,402,571)      (9,509,033)      (11,911,604)
           Loss from discontinued operations                              (43,318)               -           (43,318)
                                                                      -----------     ------------      ------------
           Net Loss                                                   $(2,445,889)    $ (9,509,033)     $(11,954,922)
                                                                      ===========     ============      ============
           Net Loss Per Common Share
              Basic and Diluted:
                 Continuing operations                                $     (0.23)    $      (0.91)     $      (1.13)
                 Discontinued operations                                    (0.00)           (0.00)            (0.00)
                                                                      -----------     ------------      ------------
                 Net loss                                                   (0.23)           (0.91)            (1.13)
                                                                      ===========     ============      ============
           Weighted Average Number of Common
              Shares Outstanding                                       10,503,000               --        10,503,000
                                                                      ===========     ============      ============

           The restated balance sheet as of December 31, 2001 is as follows:

                                                                    As Previously
                                                                      Reported        Adjustments        Restated
                                                                      --------        -----------        --------
           ASSETS
           Total current assets                                      $    842,560     $         --      $    842,560
           Property and equipment, net                                    201,466               --           201,466
           Goodwill                                                    16,801,359      (13,441,087)        3,360,272
           Other Assets                                                    33,996               --            33,996
                                                                      -----------     ------------      ------------
                    Total assets                                      $17,879,381     $(13,441,087)     $  4,438,294
                                                                      ===========     ============      ============

           LIABILITIES AND STOCKHOLDERS' EQUITY
           Current Liabilities                                        $ 4,338,130     $         --      $  4,338,130
                                                                      -----------     ------------      ------------
           Total Long-Term Debt                                            52,726               --            52,726
                                                                      -----------     ------------      ------------
           Stockholders' Equity
              Common stock                                                 10,503               --            10,503
              Additional paid-in capital                               30,757,997      (27,126,124)        3,631,873
              Accumulated deficit                                     (17,279,975)      13,685,037        (3,594,938)
                                                                      -----------     ------------      ------------
                    Total stockholders' equity                         13,488,525      (13,441,087)           47,438
                                                                      -----------     ------------      ------------
                    Total liabilities and stockholders'
                     equity                                           $17,879,381     $(13,441,087)     $  4,438,294
                                                                      ===========     ============      ============

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2.  RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS (Continued)

         SUMMARY (Continued)

             The restated statement of operations for the year ended December 31, 2001 is as follows:


                                                                    As Previously
                                                                      Reported        Adjustments        Restated
                                                                      --------        -----------        --------

           Revenues                                                   $ 1,189,723    $          --       $ 1,189,723
           Cost of sales                                                1,684,615               --         1,684,615
                                                                     ------------     ------------      ------------
           Gross profit (loss)                                           (494,892)              --          (494,892)
           Selling, general and administrative                          2,298,048               --         2,298,048
                                                                     ------------     ------------      ------------
           Loss from operations                                        (2,792,940)              --        (2,792,940)
                                                                     ------------     ------------      ------------
           Other (expense):
              Interest expense                                             90,597               --            90,597
              Loss on debt extinguishment                                   6,817               --             6,817
              Amortization of purchased intangibles                     1,950,241       (1,588,807)          361,434
                                                                     ------------     ------------      ------------
                                                                       (2,047,655)      (1,588,807)         (458,848)
                                                                     ------------     ------------      ------------
           Loss from continuing operations                             (4,840,595)       1,588,807        (3,251,788)
           Income (loss) from discontinued operations                 (11,678,492)      11,945,682           267,190
                                                                     ------------     ------------      ------------
           Net Loss                                                  $(16,519,087)    $ 13,534,489      $ (2,984,598)
                                                                     ============     ============      ============
           Net Loss Per Common Share
              Basic and Diluted:
                 Continuing operations                               $      (0.62)    $       0.20      $      (0.42)
                 Discontinued operations                                    (1.51)    $       1.54              0.03
                                                                     ------------                       ------------
                 Net loss                                            $      (2.13)    $       1.74      $      (0.39)
                                                                     ============     ============      ============
           Weighted Average Number of Common
              Shares Outstanding                                        7,758,693                          7,758,693
                                                                     ============                       ============

NOTE 3.  PROFITABILITY AND LIQUIDITY

         At December 31, 2003, the Company reflected an accumulated deficit of approximately $13,000,000 as a result of net losses in each year of operation except 2003. In the first quarter of 2003 the Company began to report profitable operations. However, cash flows from operations for the year ended December 31, 2003 were negative. In the quarter ended March 31, 2004, the Company reported a net loss of approximately $860,000. The Company continues to experience certain liquidity issues.

         In October 2003, the Federal Trade Commission ("FTC") served a complaint in which the FTC alleged that the Company and certain subsidiaries were misleading potential customers of the internet service business. Specifically, the FTC alleged that the Company was signing customers for a free thirty day trial period without appropriate consent and was failing to inform those customers that unless the service was cancelled before the end of the thirty day trial period the customer would be billed for the service in future periods. At the same time it served the complaint, the Court issued a temporary restraining order, asset freeze, order permitting expedited discovery, order appointing a temporary receiver and an order to show cause in an action commenced by the FTC. In November 2003, without any finding of wrongdoing, the Company agreed in principle to enter into a preliminary injunction with the FTC. As a result, the Company was allowed to resume business and the asset freeze was lifted. As part of the agreement, the Company was required to establish an escrow account for the payment of future customer refunds and other amounts subject to future resolution of the dispute with the FTC, into which approximately $1,702,000 was deposited. As of December 31, 2003, the amount held in escrow was approximately $856,000. During 2003, the Company paid $75,000 in fees and fines and received released funds of approximately $772,000 from the escrow funds. In addition, the Company can not utilize approximately $417,000 of cash held in Philippine and U.S. bank accounts until they receive approval by the FTC. As a result, this cash is reflected as restricted in the accompanying balance sheet. The action by the FTC, and the Company's resulting defense against such action, caused the Company to experience business interruption and incur substantial costs. Commencing on October 30, 2003, the Company was unable to market its internet product and has not yet returned to marketing at a level equivalent to that before the injunction. All of this has had a significant negative impact on the financial position and results of operations of the Company which has not yet been fully measured. Also, although the Company believes that it is operating within the current laws and regulations, there can be no assurance that there will be no further action by the FTC or any other governmental agency in the future.

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3.  PROFITABILITY AND LIQUIDITY (Continued)

         In part as a result of the actions of the FTC, the Company decided to expedite the implementation of a business plan previously developed, which involves moving into an additional business segment. The Company intends to sell outsourcing services to customers through call centers which the Company will own and/or operate. This business plan calls for the Company to acquire or establish call center operations in foreign countries. This business expansion will require substantial working capital commitments on the part of the Company.

         In addition, the Company currently operates an internet based business which could be subject to technological obsolescence in the future. While the Company intends to continue to operate the internet provider service business, the Company also intends to expend significant resources developing the previously described call center operations. As a result, there may not be sufficient resources available to allow the internet provider service business to maintain or increase its customer base.

         In order to maintain profitability, the Company needs to be able to retain customers in the internet provider service segment as well as develop customers in the call center segment. Management believes that the steps it is taking to implement the new business plan will allow the Company to maintain profitability. These steps include:

            o hire additional management personnel with call center experience
            o enter into preliminary agreements to acquire call center assets in the Philippines
            o enter into a lease in Manila for space to be developed as a call center
            o     enter into agreements for outsourcing services
            o prepare a private placement offering for debt or equity funding (see Note 22)
            o     renegotiate the maturity date of debt instrument (see Note 9)

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3.  PROFITABILITY AND LIQUIDITY (Continued)

         Although management believes that the actions currently being taken provide the opportunity for the Company to maintain profitability and liquidity, there can be no assurances that management's plans will be achieved.


NOTE 4.  ACCOUNTS RECEIVABLE

                                               March 31,                 December 31,
                                                 2004              2003             2002
                                                 ----              ----             ----
                                              (Unaudited)                        (Restated)
        Accounts receivable - gross           $3,718,618       $3,424,963       $2,018,256
        Holdbacks and reserves                 6,262,317        5,733,290        4,285,564
        Unbilled receivables                      48,572          114,834          420,763
                                             -----------       ----------       ----------
                                              10,029,507        9,273,087        6,724,583
        Allowance for doubtful accounts       (2,238,030)      (2,178,035)      (2,132,371)
        Estimated settlement liabilities      (1,902,021)      (1,485,377)        (789,886)
        Due to factors and reserve            (1,139,688)              --               --
                                             -----------       ----------       ----------
        Accounts receivable - net            $ 4,749,768       $5,609,675       $3,802,326
                                             ===========       ==========       ==========

         The Company's accounts receivable include the determined collectible portion of receivables based upon reconciliation with the outside billing services and local exchange carriers (LEC). Additionally, as is common business practice in the telecommunications industry, the billing services remit collections reduced by a "holdback or reserve". The holdback or reserve represents anticipated uncollectible billings, disputed billings or adjustments to a customer's account and are included in accounts receivable net of an allowance for collectibility. While holdbacks and reserves are expected to be collected, the Company has established an allowance of approximately fifty percent of such amounts as of March 31, 2004 (unaudited) and December 31, 2003 and 2002. The Company writes off accounts considered uncollectible against the allowance upon notification from the billing companies that amounts are uncollectible. Additionally, based upon notification from the billing companies, the Company recorded $1,485,377 and $789,886 at December 31, 2003 and 2002, respectively, in anticipated adjustments due the billing companies as future settlements. Unbilled receivables represents amounts billed subsequently for services provided in the current period. The Company's accounts receivables serve as collateral for certain debt of the Company (see Note 8).

         FACTORING AGREEMENTS

             In April 2003, a subsidiary of the Company entered into a factoring and security agreement with a non-related party. Under the terms of the agreement, a maximum of $2,000,000 of accounts receivable can be factored at a 50% advance rate for an initial discount fee of 1.25% of the purchased receivable. For accounts receivables uncollected after 30 days, the Company is charged an additional 0.625% for every 15 day period up to 90 days. Thereafter, for the next two 15-day periods, the Company is charged an additional 0.75%. Accounts receivable are also factored through a billing company under similar terms with a maximum advance of $500,000. The total amount of factored accounts receivable was $1,100,752 as of December 31, 2003. Factoring charges during 2003 amounted to $311,346. Accounts receivable are presented net of factored amounts.

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 4.  ACCOUNTS RECEIVABLE (Continued)

         DEFERRED REVENUE

             The Company's customers are billed on a thirty day cycle. Deferred revenue represents the pro-rata portion of billings to customers that have not been earned. Customers are billed monthly for one month in advance. The amount of deferred revenue is determined by multiplying the advance billing amounts by the percentage of days during the preceding thirty-day service period that occur during the subsequent accounting period.


NOTE 5.  DEFERRED BILLING COSTS

         The Company's billing costs consist of transaction charges from its third party billing companies and LEC's. Billing costs are deducted by the billing companies in advance by reducing amounts collected on the Company's behalf before remitting the net amount. Since the Company bills its customers one month in advance, a portion of the billing costs deducted from remittances from the billing companies relate to transaction charges for revenues that are deferred (see Note 11). The amount of deferred billing costs is determined by multiplying the advance billing amounts by the percentage of days during the preceding thirty-day service period that occur during the subsequent accounting period.


NOTE 6.  PROPERTY AND EQUIPMENT

                                                  Estimated        March 31,                December 31,
                                                Useful Lives          2004             2003              2002
                                                ------------          ----             ----              ----
                                                                  (Unaudited)
        Equipment                                 5-7 years         1,515,070        $1,012,682        $353,284
        Software                                   3 Years            200,000           200,000              --
        Furniture and fixtures                     7 years            347,550           241,193         141,434
        Leasehold improvements                     5 years            481,367           129,583          17,628
                                                                   ----------        ----------        --------
                                                                    2,543,987         1,583,458         512,346
        Less: accumulated depreciation
           and amortization                                          (420,481)         (319,614)       (105,375)
                                                                   ----------        ----------        --------
                                                                   $2,123,506        $1,263,844        $406,971
                                                                   ==========        ==========        ========

         Depreciation expense was $214,299 and $98,557 for the years ended December 31, 2003 and 2002, respectively, and $100,867 (unaudited) for the three months ended March 31, 2004.

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 7.  INTANGIBLE ASSETS


                                                                                     March 31,         December 31,
                                                                                       2004                2003
                                                                                       ----                ----
                                                                                    (Unaudited)
         Balance of non-competition agreement:
            Gross                                                                      $39,237            $39,237
            Accumulated amortization                                                     9,814              4,907
                                                                                       -------           --------
            Net balance                                                                $29,426            $34,330
                                                                                        ======             ======

         The Company had no amortizable intangible assets at December 31, 2002. Amortization expense for intangible assets was $4,907 for the year ended December 31, 2003 and $4,907 (unaudited) for the three months ended March 31, 2004.

         Estimated amortization expense for the succeeding years ending December 31 is as follows:

         2004                                                                                        $19,619
         2005                                                                                         14,711

NOTE 8.  DEBT

                                                                           March 31,             December 31,
                                                                             2004            2003          2002
                                                                             ----            ----          ----
                                                                         (Unaudited)
         In July 2002, National Online Services, Inc. issued notes to two telemarketing vendors in the amounts of $302,532 and
         $101,934. The notes were payable in one year, bearing interest at 10% per annum and were given in settlement of outstanding accounts payable balances. The notes were satisfied with the
         issuance of stock in 2003.                                                          $  --        $404,466

         In October 2003, the Company acquired the assets and certain liabilities of Phone Prepaid, Inc., which included a revolving line of credit in the amount of $10,000 bearing annual
         interest at 3.25% above prime. The prime rate was 4.00% on
         December 31, 2003. The line of credit expires in
         December 2005.                                                         9,800         9,800             --

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)
NOTE 8.  DEBT (Continued)

                                                                          March 31,             December 31,
                                                                             2004            2003          2002
                                                                             ----            ----          ----
                                                                         (Unaudited)

         In December 2003, the Company issued a convertible debenture in the amount of $500,000 to unrelated parties. The debenture accrues interest at 7% annually and matures in December 2004.
         The outstanding principal and interest on the debenture is convertible at any time into shares of the Company's common stock. On the date of the issuance of the convertible
         debenture, Company's common stock had a closing price per
         share on the Over-the Counter Bulletin Board of $5.15. Based on the terms of the conversion associated with the debenture, there was an intrinsic value associated with the beneficial conversion feature estimated at $326,619, which was recorded as deferred interest and presented as a discount on the
         convertible debenture, net of amortization to be taken over the one-year term of the debenture. Also, as part of the
         convertible debenture, the company issued detachable warrants to purchase 62,500 shares of the Company's common stock for
         $5.00 per share exercisable at any time over a five year
         period from the date of issuance. Using the Black-Scholes
         model the Company estimated the fair value of the warrants and allocated $173,381 of the proceeds from the debenture to the warrants which was recorded as deferred interest and presented as a discount on the convertible debenture, net of
         amortization to be taken over the one-year term of the
         debenture. The note is collateralized by the Company's
         accounts receivables.                                                166,667        41,666             --

         The Company leases certain equipment under capitalized leases with monthly payments ranging from $120 to $3,300 and interest ranging from 7% to 14% annually. The leases expire in years ranging from 2004 to 2006. Minimum future lease payments total
         $151,706, consisting of $85,162 in 2004, $53,331 in 2005, and
         $13,213 in 2006. $2,862 of the minimum future lease payments
         represents interest.                                                 148,408        93,650        167,771
                                                                            ---------     ---------      ---------
                                                                              324,875       145,116        572,237
         Less current portion                                                (274,844)      121,513        483,786
                                                                            ---------     ---------      ---------
                                                                            $  50,031     $  23,603      $  88,451
                                                                            =========     =========      =========

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 8.  DEBT

         Annual maturities of long-term debt are as follows:

         For the years ending December 31,

            2004                                                      $579,847
            2005                                                        17,828
            2006                                                         5,775
                                                                      --------
            Total payments due                                         603,450
            Less unamortized discount                                 (458,334)
                                                                      --------
                                                                      $145,116
                                                                      ========

NOTE 9.  NOTE PAYABLE - STOCKHOLDER

         On October 31, 2001, the Company entered into a loan agreement to borrow up to $5,000,000 from a then unrelated entity. In August 2002, the creditor became a stockholder of the Company. The note provided for interest at 7%, was collateralized by accounts receivable and was due on demand. In November 2002, the Company entered into an agreement, which was executed on December 6, 2002 and amended on March 3, 2003, whereby the creditor released the collateral and agreed not to demand payment before January 2005 in exchange for certain consideration. That consideration consisted of warrants to purchase 4,000,000 shares of Company common stock at an exercise price of $.50 per share for a term of three years beginning in May 2003. Pursuant to EITF 96-19, management accounted for this transaction as an extinguishment of the original instrument and an execution of a new note at December 6, 2002. The fair value of the warrants was recorded as a component of the calculation of the loss associated with that extinguishment. The new note was recorded at fair value on the date that it was entered into (December 6, 2002). The resulting discount on the note is being amortized over the life of the new note, approximately two years. The fair value of both the warrants and the note payable was determined by appraisal.

         As part of the agreement, the creditor also agreed to release its security interest in the Company's accounts receivable to the extent required to secure additional debt financing. Except for the demand deferral and the release of the security interest, all other terms of the note stayed in effect. The outstanding principal balance was $2,369,350 and $2,264,700 as of December 31, 2003 and 2002,
         respectively. Interest of $255,334 was paid in July 2003.


NOTE 10. ACCOUNTS PAYABLE - SUBJECT TO COMPROMISE

         As discussed in Note 1, 2 and 17, the Company's subsidiary, Savon, filed for bankruptcy protection under Chapter 11. At the time of filing, Savon had $385,401 in liabilities of which $351,263 was due to its telecommunications carrier and related to a lawsuit initiated by the carrier. Pre-petition liabilities are required to be segregated from post-petition liabilities. Upon completion of a plan of reorganization as part of Chapter 11 or change in bankruptcy status, liabilities subject to compromise are adjusted. During 2003, a bankruptcy settlement was reached, resulting in a forgiveness of the liabilities amounting to $324,966.

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 11. NON-CASH INVESTING AND FINANCING ACTIVITIES

         During 2003, the Company issued warrants to purchase 329,140 shares of common stock at an exercise price of $7.87 per share, exercisable over five years, relating to the issuance of preferred stock (see Note 13). Based upon the Black-Scholes option price calculation, the value of each warrant was $6.63 and the transaction was valued at $2,183,157, which was accounted for as offering costs, resulting in offsetting charges to additional paid-in capital.

         In August 2003, the Company entered into a consulting agreement, providing for the issuance of 50,000 shares of common stock as compensation for services valued at $175,000 as specified in the agreement. The total amount was charged to expense during 2003. As of December 31, 2003, these shares have not been issued and as a result, are included in common stock to be issued in the accompanying balance sheet.

         In September 2003, the Company issued 127,117 shares of common stock in settlement of debt and accrued interest totaling $404,506 and $40,406, respectively. The shares were valued based upon the outstanding amounts related to the loan and were accounted for as a reduction in debt and a charge to accrued interest.

         In October 2003, the Company issued 13,617 shares of common stock as compensation for consulting services valued at $85,000. The shares were valued based upon the value of services provided as provided for in the agreement. The total amount was charged to expense during 2003.

         In October 2003, the Company issued 15,652 shares of common stock as consideration valued at $90,000 related to the acquisition of the net assets of Phoneboy Prepaid, Inc. (see Note 1). The shares were valued based upon the terms of the purchase agreement and recorded in accordance with the allocation of the purchase price to the assets and certain liabilities as specified in the purchase agreement with the excess of the total purchase price over the net assets purchased allocated to the non-compete agreement included in the purchase agreement. The non-compete agreement is included in "Deposits and other" in the "Other assets" section of the balance sheet. As of December 31, 2003, these shares have not been issued and as a result, are included in common stock to be issued in the accompanying balance sheet.

         In December 2003, the Company issued convertible debt, convertible into shares of the Company's common stock at a conversion rate as defined. Purchasers of the convertible debt also received warrants to purchase 62,500 shares of the Company's common stock at an exercise price of $5.00 per share, exercisable over five years. The accounting treatment of the beneficial conversion feature and the detachable warrants resulted in $495,834 of discounts against the debt, net of amortization of $41,666, which was charged to interest expense in 2003 (see Note 8).

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 12. INCOME TAXES

         The components of the Company's provision (benefit) for income taxes are as follows:

                                                   March 31,                           December 31,
                                              2004           2003          2003           2002         2001
                                              ----           ----          ----           ----         ----
                                           (Unaudited)   (Unaudited)                   (Restated)   (Restated)
          Current:
             Federal                       $       --    $   406,000   $         --   $         --  $        --
             State                                 --         74,000             --             --           --
                                           ----------    -----------   ------------   ------------  -----------
                                                   --        480,000             --             --           --
                                           ----------    -----------   ------------   ------------  -----------
          Deferred:
             Federal                               --             --             --             --           --
             State                                 --             --             --             --           --
                                           ----------    -----------   ------------   ------------  -----------
                                                   --             --             --             --           --
                                           ----------    -----------   ------------   ------------  -----------
                                           $       --    $   480,000   $         --   $         --  $        --
                                           ==========    ===========   ============   ============  ===========

         A reconciliation of income tax computed at the statutory federal rate to income tax expense (benefit) is as follows:


                                                   March 31,                         December 31,
                                             2004           2003          2003           2002          2001
                                             ----           ----          ----           ----          ----
                                          (Unaudited)    (Unaudited)                   (Restated)    (Restated)

          Tax provision at the
             statutory rate of 35%         $(300,844)   $   859,800   $  1,532,600   $ (4,184,223) $(1,044,609)
          State income taxes,
             net of federal
                income tax                   (19,396)        95,500        175,730       (443,194)    (102,011)
          Change in valuation
              allowance                      193,465       (476,500)    (1,752,797)     4,638,135    1,017,498
          Permanent items                    126,775          1,200         44,467         11,093      129,122
          Other                                   --             --             --        (21,811)          --
                                          ----------    -----------   ------------   ------------  -----------
                                          $       --    $   480,000   $         --   $         --  $        --
                                          ==========    ===========   ============   ============  ===========

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below.

                                                                     March 31,                  December 31,
                                                                       2004               2003               2002
                                                                       ----               ----               ----
                                                                    (Unaudited)                           (Restated)
                                                                    -----------
          Deferred tax assets:
             Net operating loss carryforward                        $2,164,688         $1,548,735         $1,418,369
             Deferred financings costs                               1,337,480          1,783,307          3,566,613
             Allowance for doubtful accounts                           870,594            847,256            829,492
                                                                    ----------          ---------          ---------
                Total gross deferred tax assets                      4,372,762          4,179,298          5,814,474
          Less valuation allowance                                  (4,255,142)        (4,061,678)        (5,814,474)
                                                                     ---------          ---------          ---------
                Total net deferred tax assets                          117,620            117,620                  -

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 12. INCOME TAXES (Continued)


                                                      March 31,          December 31,
                                                        2004         2003          2002
                                                        ----         ----          ----
                                                     (Unaudited)                 (Restated)
          Deferred tax liabilities:
             Depreciation on fixed assets              (117,620)   ( 117,620)           --
                                                    -----------    ---------    ----------

          Net deferred tax asset                    $        --   $       --    $       --
                                                    ===========   ==========    ==========

         Because of the historical earnings history of the Company, the net deferred tax assets have been fully offset by a 100% valuation allowance. The valuation allowance for the net deferred tax assets was approximately $4.1 million and $5.8 million as of December 31, 2003 and 2002, respectively.

         In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

         At December 31, 2003 and 2002, the Company had net operating loss carryforwards available for US tax purposes of approximately $3.9 million and $3.6 million respectively. These carryforwards expire through 2023.

         Under Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), the utilization of net operating loss carryforwards is limited under the change in stock ownership rules of the Code. As a result of ownership changes, which occurred in June 2002, the Company's operating tax loss carryforwards are subject to these limitations. Future ownership changes could also further limit the utilization of any net operating loss carryforwards as of that date.


NOTE 13  CONVERTIBLE PREFERRED STOCK

         During 2003, the Company issued 23,510 shares of Series A Convertible Preferred Stock and warrants to 16 investors for aggregate consideration of $2,351,000. Each share of Preferred Stock has a par value of $.001 and is convertible into shares of the Company's common stock at an initial conversion price of $3.50. However, the terms of the sale stated that, should the Company's net income for the year ended December 31, 2003 not exceed $5,000,000, the conversion price would be adjusted to $2.00 per share. Accordingly, the conversion price in effect as of December 31, 2003 was $2.00 per share. Additionally, the conversion price will be adjusted based upon the company's net income in 2004 to $2.00 if the net income is less than $10,000,000, $3.00 if net income is between $10,000,000 and $12,500,001, and $3.50 if net income exceeds $12,500,000. The shares are to be automatically converted, at the then effective conversion price, in the event of an offering in which the Company's common shares are listed on the New York or American Stock Exchange or quoted on NASDAQ, or any combination thereof; the minimum gross proceeds from such offering is at least $50,000,000; and the offering price of such offering is at least $10.00 per share. The shares are also subject to automatic conversion at the election of the holders of a majority of the preferred shares. The conversion price is also subject to anti-dilution adjustments as set forth in the purchase agreement.

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 13. CONVERTIBLE PREFERRED STOCK (Continued)

         Based on the terms of the conversion associated with the preferred stock, there was an intrinsic value associated with the beneficial conversion feature estimated at $1,884,375, which was recorded as a dividend and therefore as a reduction of retained earnings. Additionally, each purchaser of the Preferred stock received, for each share of preferred stock purchased, one warrant to purchase 14 shares of the company's common shares at an exercise price of $7.87 per share over a five year period. Using the Black-Scholes model the Company estimated the fair value of the warrants to be $1,749,845.

         The Company engaged certain consultants in connection with the offering of the preferred stock. The consultants were compensated with $214,000 in cash and the issuance of warrants to purchase 284,471 shares of the Company's common shares at exercise prices ranging from $3.41 to $5.00 per share for a period of five years.

         In the event of liquidation, the holders of the preferred shares are entitled in preference over holders of common shares to be paid first out of the assets of the corporation available for distribution to holders of the Company's capital stock of all classes, an amount equal to two (2) times the original purchase price paid for the preferred stock, or $4,702,000.

         The holders of the preferred stock are also entitled to receive equally, share for share, as and when declared by the Board of Directors of the Company, cumulative dividends at an annual rate of 8% of the original issue price. Such dividends, if declared, are payable annually on each anniversary date of original issuance. Cumulative dividends earned as of December 31, 2003 were $188,080. No dividends can be declared or paid to holders of common shares unless all cumulative dividends are paid to preferred stockholders.

         After one year from the date of issuance of the preferred stock, the Company may, at its discretion, repurchase all, but not less than all, of the preferred stock issued for a price of $200 per share plus 8% cumulative dividends.

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 14. COMMON STOCK WARRANTS

         A summary of warrants issued and outstanding in connection with convertible debentures and equity transactions as discussed above is presented below. Upon exercise, warrants are convertible into an equal number of the Company's common stock. The warrants are exercisable immediately.

                                                                                                      Weighted-
                                                                                                       Average
                                                                                      2003          Exercise Price
                                                                                      ----          --------------
          Outstanding at beginning of year                                                  --             --
          Granted                                                                    4,713,611          $1.36
          Exercised                                                                         --             --
          Forfeited                                                                         --             --
                                                                                     ---------
          Outstanding at end of year                                                 4,713,611           1.36
                                                                                     =========
          Warrants exercisable at year-end                                           4,713,611           1.36
                                                                                     =========

         The following table summarizes information for warrants outstanding at December 31, 2003:

                                                                              Warrants Outstanding
                                                             ----------------------------------------------------
                 Range of                                        Number        Weighted-Average       Weighted-
                 Exercise                                     Outstanding         Remaining           Average
                  Prices                                       at 12/31/03        in months         Exercise Price
              -------------                                  -------------    -----------------    --------------
                   .50                                         4,000,000              29               $  .50
               3.41 - 5.00                                       284,471              55                 4.27
               5.01 - 6.00                                       100,000              57                 6.00
               6.01 - 7.87                                       329,140              54                 8.00

NOTE 15. RELATED PARTY TRANSACTIONS

         The Company has entered into two agreements with Transvoice Investment, Inc. ("Transvoice"), the managing member of Transvoice Investment LLC, the Company's majority stockholder. The Chairman of the Board of the Company is one of two stockholders of Transvoice.

         In October 2001, the Company entered into an agreement with Transvoice, whereby Transvoice had provided certain services related to the development of the Company's internet service provider business. Under the terms of the agreement, the Company is to pay Transvoice $150,000 per month plus $1.00 for each customer in excess of 100,000 customers computed monthly, until such time that the Company is no longer generating revenues from its internet service provider business. The Company incurred expenses of $2,637,618, $2,111,438 and $625,000 during 2003, 2002 and 2001, respectively, for services under this agreement. The Company incurred expenses of $450,000 (unaudited) and $790,835 (unaudited) during the three month periods ended March 31, 2004 and 2003.

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 15. RELATED PARTY TRANSACTIONS (Continued)

         In April 2003, the Company entered into an agreement with Transvoice, whereby Transvoice provides consulting services related to the development of marketing and telemarketing aspects of the Company. Transvoice is not compensated for its services but is reimbursed for payments made to subcontractors performing services related to the agreement. The Company incurred expenses under this agreement in the amount of $1,050,000 during the year ended December 31, 2003. The Company incurred expenses of $225,000 (unaudited) under this agreement for the three months ended March 31, 2004.

NOTE 16. STOCK OPTION PLAN

         Options granted under the 2001 incentive stock option plan are exercisable at the market price at the date of grant and, subject to termination of employment, expire five years from the date of grant, are not transferable other than on death, and vest in three equal annual installments commencing one year from the date of grant.

         A summary of the Company's stock option plan is presented below:

                                      Three Months Ended                          Year Ended December 31,
                                          March 31, 2004      ----------------------------------------------------------------
                                           (Unaudited)             2003                  2002                  2001
                                                  Weighted                  Weighted               Weighted           Weighted
                                                   Average                   Average               Average             Average
                                                  Exercise                  Exercise               Exercise           Exercise
                                        Shares      Price         Shares      Price     Shares      Price     Shares    Price
                                        ------      -----         ------      -----     ------      -----     ------    -----
          Outstanding at the
             beginning of the period     4,709,667     $3.45    1,030,000      $2.50    1,050,000    $2.50
          Granted at fair value                                 3,895,000       3.88           --       --
          Forfeited                                              (182,000)      4.17       20,000     2.50
          Exercised                                               (33,333)       .42           --       --
                                                                ---------               ---------       --
          Outstanding at the
             end of the period                                  4,709,667      $3.45    1,030,000    $2.50
                                                                =========               =========


          Options exercisable
             at the end of
             the period                                           611,328                338,997
                                                                =========               ========

          Weighted average
             fair value of
             options granted                                                   $3.01                 $2.46

         The following table summarizes information for stock options outstanding at December 31, 2003:

                                            Options Outstanding                          Options Exercisable
                                -----------------------------------------------      ------------------------------
                Range of           Number    Weighted-Average     Weighted-            Number         Weighted-
                Exercise        Outstanding     Remaining           Average          Exercisable        Average
                 Prices         at 12/31/03      in years        Exercise Price      at 12/31/03     Exercise Price
                 ------         -----------     --------         --------------      -----------     --------------



             0.00 - 0.42           66,667          2.83               .42                    --
             2.50 - 3.50        4,118,000          2.12              3.25               611,328           2.50
             4.50 - 5.00          525,000          2.60              4.80                    --             --

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 17. COMMITMENTS, CONTINGENCIES AND OTHER MATTERS

         SAVON

             During 2001, the Company's subsidiary (Savon) and the minority interest owner of Savon were named as defendants in a lawsuit instituted by Savon's wholesale telecommunications carrier. The lawsuit alleged breach of contract as well as other related theories and damages. Subsequent to the initiation of the lawsuit, the plaintiff filed Chapter 11 under the federal bankruptcy code. Savon had filed what it believed to be valid counterclaims, which were stayed when the plaintiff filed Chapter 11. In August 2002, Savon filed Chapter 11 to stay the plaintiff's possible judgment as well as continuing legal fees it was incurring. During 2003, claims subject to the lawsuit were settled as a result of the bankruptcy reorganization, resulting in payment of $65,000 by the Company.

         STATE PROCEEDINGS AND INQUIRIES

             As previously discussed, the Company uses telemarketing services to obtain customers. During the normal course of business, the Company has received inquiries or complaints from regulatory agencies. Despite its attempts to minimize complaints, certain states have issued fines or temporary restraining orders. While the ultimate outcome of these matters cannot be ascertained, the Company believes that there will not be a material adverse effect on the Company's financial position, results of operations or cash flows.

         FEDERAL TRADE COMMISSION

             During 2003, the Company was the subject of a proceeding by the Federal Trade Commission ("FTC"). The FTC complaint brought in the United States District Court for the Southern District of Florida alleged that the Company was misleading potential customers of their internet service businesses through the use of third party telemarketers. Specifically, the FTC alleged that the Company was signing up customers for free thirty day trial periods without appropriate consent and failing to inform these customers that unless the service is cancelled before the end of the thirty day trial period, the customers would be billed through their local phone companies. As part of the proceeding, the Company was subject to a temporary restraining order, asset freeze, order permitting expedited discovery, order appointing temporary receiver, and order to show cause as part of the proceeding. In November 2003, without any finding of wrongdoing, the Company entered into a preliminary injunction with the FTC. As a result, the Company was allowed to resume its business and the asset freeze was partially lifted. As part of the agreement, the Company was required to establish an escrow account for the payment of future customer refunds and amounts subject to further resolution of the dispute with the FTC into which $1,701,684 of collections were deposited. As of December 31, 2003, the total amount held in escrow was $ 855,502 and the total amount of cash still restricted totaled $416,721. During 2003, $771,182 was returned to the Company and $75,000 was charged to the Company as fees and fines.

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 17. COMMITMENTS, CONTINGENCIES AND OTHER MATTERS(Continued)

         LEASES

             The Company and its subsidiaries lease office space in Miami, Florida under operating leases ending on September 30, 2006. Rent expense related to these leases amounted to $232,850, $218,273 and $61,970 for the years ended December 31, 2003, 2002 and 2001, respectively, and $78,613 (unaudited) for the three months ended March 31, 2004.

             During 2003, a subsidiary of the Company leased corporate residences and approximately 32,000 square feet of office space in the Philippines under operating leases expiring in years ranging from 2004 to 2013. Rent expense related these rentals amounted to $63,235 for the year ended December 31, 2003 and $48,772 (unaudited) for the three months ended March 31, 2004.

             Annual rental commitments for the years ending December 31 are as follows:

                 2004                                               $434,000
                 2005                                                429,000
                 2006                                                446,000
                 2007                                                464,000
                 2008                                                255,000
                 Thereafter                                          378,000
                                                                  ----------
                                                                  $2,406,000
                                                                  ==========

         INVESTOR CLAIM

             In 2004, the Company received notification from an investor in the preferred stock private placement of a claim to rescind that investment. Upon advice of legal counsel, the Company believes the claim is without basis. The amount of the investment is $150,000.


NOTE 18. EARNINGS (LOSS) PER COMMON SHARE

         The Company has adopted SFAS Statement No. 128, "Earnings per Share". The statement establishes standards for computing and presenting earnings per share (EPS). It requires dual presentation of basic and diluted EPS on the face of the income statement. There is no presentation of diluted loss per share in 2002 as the effects of stock options, warrants and convertible debt amounts were antidilutive.

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 18. EARNINGS (LOSS) PER COMMON SHARE (Continued)

         The following table sets for the reconciliation of the numerator and denominator of the basic and diluted EPS computations:

                                                          March 31,                          December 31,
                                                     2004           2003           2003          2002           2001
                                                     ----           ----           ----          ----           ----
                                                   (Unaudited)  (Unaudited)                   (Restated)     (Restated)

           Numerator:
              Net income (loss)                   $ (859,554)   $1,976,5540    $ 4,378,859   $(11,944,922)   $(2,984,598)
              Preferred stock dividends               47,019             --     (2,072,455)            --             --
                                                  ----------    -----------    -----------   ------------    -----------
              Numerator for basic income
               (loss) per share -
               income (loss) available
               to common stockholders               (812,535)    (1,976,550)     2,306,404    (11,944,922)    (2,984,598)


              Effect of dilutive securities:
                 Interest on convertible debt             --             --         43,670            --              --
                                                 -----------   ------------   ------------   ------------    -----------
              Numerator for diluted income
                 (loss) per share -
                 income available to
                 common stockholders after
                 assumed conversions             $   812,535   $  1,976,550   $  2,350,074   $(11,944,922)   $(2,984,598)
                                                 ===========   ============   ============   ============    ===========
           Denominator:
              Denominator for basic income
                 (loss) per share - weighted
                 average shares                   10,671,969     10,503,000     10,554,450     10,503,000      7,758,693

              Effect ofdilutive securities:
                 Stock options                            --             --      2,829,304             --             --
                 Warrants                                 --             --        901,983             --             --
                 Convertible debt                         --             --        167,918             --             --
                                                 -----------   ------------   ------------   ------------    -----------
              Dilutive potential common
                 shares:
                 Denominator for diluted
                 income (loss) per share --
                 adjusted weighted-average
                 shares and assumed conversion    10,671,939     12,167,359     14,453,655     10,503,000      7,758,693
                                                  ==========     ==========     ==========     ==========      =========

           Basic income (loss) per share              $(0.08)        $(0.19)         $0.22         $(1.13)        $(0.39)
                                                        ====           ====           ====          =====           ====
           Diluted income (loss) per share            $(0.08)        $ 0.16          $0.16         $(1.13)        $(0.39)
                                                        ====          =====           ====          =====           ====

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 18. EARNINGS (LOSS) PER COMMON SHARE (Continued)

         Pro forma information regarding net income and earnings per share is required by SFAS No. 123, "Accounting for Stock-Based Compensation," and has been determined as if the Company had accounted for its stock options under the fair value method of that Statement. The fair value for these options was estimated at the grant date using a Black-Scholes option pricing model with the following weighted average assumptions for 2003, 2002 and 2001, respectively: risk-free interest rates of 3.04%, 4.08% and 3.12%, dividend yields of 0%, 0% and 0%, volatility factors of the expected market price of the Company's common stock of 214%, 209% and 65%; and a weighted average expected life of the options of 5 years.

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period.

         No stock-based employee compensation cost is reflected in net income
         (loss), as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of the grant. The following table illustrates the effect on net income
         (loss) and income (loss) per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.


                                                 Three Months
                                                    Ended                    Years Ended December 31,
                                                March 31, 2004         2003           2002              2001
                                                --------------         ----           ----              ----
                                                  (Unaudited)                      (Restated)        (Restated)

         Net income (loss)                      $(859,554)      $ 4,379,160       $(11,944,922)     $(2,984,598)
         Deduct: total stock-
            based compensation
            expense determined
            under fair value based
            method for all awards,
            net of related tax effects                 --        (2,512,383)          (894,600)        (459,540)
                                                ---------       -----------       ------------       ----------

         Pro forma net income (loss)            $(859,554)      $ 1,866,322       $(12,839,522)      (3,444,138)
                                                =========       ===========       ============       ==========

         Loss per share:
           Basic:
             As reported                           $(0.08)            $0.22            $(1.13)           $(0.39)
                                                   ======             =====            ======            ======
             Pro forma                             $(0.08)            $0.18            $(1.22)           $(0.44)
                                                   ======             =====            ======            ======
           Diluted:
             As reported                           $(0.08)            $0.16            $(1.13)           $(0.39)
                                                   ======             =====            ======            ======
             Pro forma                             $(0.08)            $0.13            $(1.22)           $(0.44)
                                                   ======             =====            ======            ======

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 19. PHILIPPINE OPERATIONS

         In the fourth quarter of 2003, the Company began operating for its benefit the activities of a call center located in the Philippines. In accordance with the terms of an Asset Purchase Agreement (the "Agreement") dated March 2, 2004, a subsidiary of the Company, Epixtar Philippines IT-Enabled Services Corporation (EPISC), agreed to acquire certain assets and assume certain liabilities of I-Call Global Services Corporation (I-Call). The Agreement provides for a purchase price of approximately $821,000 payable $55,000 upon execution of the Agreement; $150,000 at closing subject to certain conditions as defined in the Agreement, plus approximately 65,000 shares of the Epixtar Corp. as defined in the Agreement; and a total of $196,000 at various times up to sixty days after closing date. The closing for this acquisition took place in May 2004.

         The acquisition of I-Call is not considered by the Company to be a significant acquisition.


NOTE 20. -BUSINESS SEGMENTS

         The Company operates primarily in two segments - internet provider services (ISP) and contact center operations. The majority of the Company's revenue is derived from the ISP segment which provides small businesses with internet access and other services.

         Information concerning the revenues and operating income for the three months ended March 31, 2004 and 2003 (unaudited) and the years ended December 31, 2003, 2002 and 2001, and the identifiable assets for the two segments in which the Company operates are shown in the following tables:

                                               Three Months Ended
                                                    March 31,                        Years Ended December 31,
                                               2004            2003            2003          2002            2001
                                               ----            ----            ----          ----            ----
                                           (Unaudited)     (Unaudited)                    (Restated)       (Restated)

          Operating revenues:
             Internet provider
                services                   $4,535,687      $12,313,776    $35,367,050    $ 26,079,789     $ 1,175,890
             Contact centers                  185,126               --        682,064              --              --
             Other revenues                   155,334           52,999        355,689         171,062          13,833
                                           ----------     ------------   ------------    ------------     -----------
                                           $4,876,147     $ 12,366,775   $ 36,404,803    $ 26,250,851     $ 1,189,723
                                           ==========     ============   ============    ============     ===========

          Income (loss) from
             operations                       227,755        2,547,831      5,896,070      (1,863,504)     (1,166,947)
             Contact centers               (1,063,433)              --     (1,089,312)             --              --
             Other                            (23,876)         (91,280)      (427,591)    (10,038,100)     (1,632,810)
                                          -----------     ------------    -----------     -----------      ----------
                                             (859,554)       2,456,551      4,379,167     (11,901,604)     (2,799,757)
                                          ===========     ============    ===========     ===========      ==========

          Income from continuing
             operations                      (859,554)       2,456,550      4,379,160     (11,901,604)     (3,251,788)
          Gain (Loss) from
             discontinued operations               --               --             --         (43,318)        267,190
          Income taxes                             --         (480,000)            --              --              --
                                         ------------     ------------    -----------    ------------     -----------
          Net income (loss)              $   (859,554)    $  1,976,550    $ 4,379,160    $(11,944,922)    $(2,984,598)
                                         ============     ============    ===========    ============     ===========

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 20. -BUSINESS SEGMENTS (Continued)



                                                Three Months Ended
                                                    March 31,                        Years Ended December 31,
                                               2004            2003            2003            2002           2001
                                               ----            ----            ----            ----           ----
                                           (Unaudited)     (Unaudited)                      (Restated)     (Restated)

          Identifiable Assets:
             Internet provider
                services                    4,998,649       5,051,380        7,288,991       5,045,550      1,043,947
             Contact centers                2,695,047              --        1,973,403              --             --

             Corporate                      4,056,259       3,749,673        3,720,400       3,537,595      3,394,350
                                           ----------       ---------       ----------       ---------      ---------
          Consolidated totals              11,749,555       8,801,053       12,982,794       8,583,145      4,438,297
                                           ==========       =========       ==========       =========      =========

          Capital Expenditures:
             Internet provider
                services                          741              --               --         261,643         70,154
             Contact centers                  888,884              --          684,873              --             --

             Corporate                         71,445          77,384          386,238          42,417         32,803
                                           ----------     -----------       ----------      ----------      ---------
          Total expenditures                  961,070          77,384        1,071,111         304,060        102,957
                                           ==========     ===========       ==========      ==========      =========

          Depreciation and
             Amortization:
                Internet provider
                   services                    27,933          27,738          111,353          91,778          5,144
             Contact centers                   35,995              --           31,097              --             --

             Corporate                         41,969           8,262           71,849           6,779          1,673
                                           ----------     -----------       ----------      ----------      ---------
          Total depreciation and
             amortization                     105,898          36,000          214,299          98,557          6,817
                                           ==========     ===========       ==========      ==========      =========

          Geographic Revenues:
             United States                  4,691,021      12,366,775       35,752,739      26,250,851      1,189,723
             Philippines                      185,126              --        1,368,538              --             --
                                           ----------     -----------       ----------      ----------      ---------
                                            4,876,147      12,366,775       37,121,277      26,250,851      1,189,723
                                           ==========     ===========       ==========      ==========      =========
          Long-Lived Assets:
             United States                  3,980,926       3,767,243        4,345,947       3,767,243      3,561,740
             Philippines                    1,502,852              --          278,169              --             --

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 21. QUARTERLY INFORMATION (UNAUDITED)

         The following is a summary of the Company's unaudited quarterly results of operations for the quarter in years ended December 31, 2003 and 2002.

                                                     March 31          June 30,       September 30,     December 31,
                                                       2003              2003             2003              2003
                                                       ----              ----             ----              ----

          Revenues                                  $12,366,775      $9,268,098        $8,557,326       $6,929,078
          Income from operations                      2,622,443       1,626,647         1,224,217         (877,719)
          Net income (loss)                           1,976,550       1,370,029         1,104,324          (71,743)
          Net income (loss) per share -
             basic                                         0.19            0.13              0.10            (0.01)
          Net income (loss) per share -
             diluted                                       0.16            0.10              0.08            (0.00)
          Weighted average common
             stock outstanding - basic               10,503,000      10,507,539        10,524,689       10,554,450
          Weighted average common
             stock outstanding - diluted             12,167,359      13,600,964        14,083,470       14,453,655

                                                     March 31          June 30,       September 30,     December 31,
                                                       2002              2002             2002              2002
                                                       ----              ----             ----              ----
                                                    (Restated)        (Restated)       (Restated)        (Restated)
          Revenues                                    1,901,451       2,910,420         7,749,645       13,689,335
          Income from operations                     (1,083,908)     (2,255,458)         (869,804)      (2,355,967)
          Net income                                 (1,171,874)     (2,359,376)       (1,017,223)      (7,396,449)
          Net income per share - basic                    (0.11)          (0.23)            (0.10)           (0.70)
          Net income  per share - diluted                 (0.11)          (0.23)            (0.10)           (0.70)
          Weighted average common
             stock outstanding - basic               10,503,000      10,503,000        10,503,000       10,503,000
          Weighted average common
             stock outstanding - diluted             10,503,000      10,503,000        10,503,000       10,503,000

         Quarterly operating results are not necessarily representative of operations for a full year for various reasons.

NOTE 22. SUBSEQUENT EVENTS (UNAUDITED)

         Epixtar Corp. (Epixtar Corp.) has received $7.5 million in new financing through its placement agent, Maxim Group, LLC. Laurus Master Fund, Ltd. ("Laurus Funds") provided $5 million of financing to Epixtar pursuant to a secured convertible term note, of which $1,930,000 is to be held in a restricted cash account under the sole control of Laurus and may be released upon the fulfillment of certain conditions more fully described in the agreements with Laurus.

         The term note is convertible at a fixed conversion price of $2.96. In connection with the issuance of the convertible term note, Epixtar also issued to Laurus Funds seven year warrants to purchase up to 493,827 shares of Epixtar's common stock at prices ranging from $4.05 to $4.66.

                         EPIXTAR CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 22. SUBSEQUENT EVENTS (UNAUDITED) (Continued)

         The remaining $2.5 million was raised through the private sale of convertible notes and common stock purchase warrants to accredited investors. Notes in the principal amount of $1,000,000 or "Bridge Notes" are convertible at a price of $2.37 per share and are secured. The holders of the remaining $1.5 million of convertible notes have the right to convert their notes into shares of the Company's common stock at a price of $2.96 per share or receive the repayment of their principal amount, plus interest. In addition, the holders of the notes received five year warrants to purchase an aggregate of 136,073 shares of the Company's common stock at initial exercise prices of between $5.05 and $4.66. The Bridge Notes and related warrants are required to be converted or exercised in certain circumstances.

         Epixtar also issued placement agent warrants in connection with each of the above transactions. We will thereby issue warrants to purchase an aggregate of 254,316 shares of common stock of which warrants to purchase approximately 67,564 shares will be deferred until the restrictive cash account referred to above is released. The terms of the placement agent warrants are varied ,as a portion of these warrants were issued in connection with each transaction and the price and the number of shares have been determined in connection with each such transaction.

         The exercise and conversion prices of all the above securities are subject to price and other adjustment.

         Each of the Notes contain restrictions on certain actions we may take, including restrictions on dividends, stock repurchases, incurring indebtedness, creating security interests in Epixtar's assets and changing of Epixtar's business.

         All the above described securities are restricted and Epixtar has undertaken to file a registration statement covering the resale of shares of Common Stock issuable upon conversion of these notes and exercise of these warrants.

                                  EPIXTAR CORP.



                                    2,475,376


                             shares of common stock


                                ----------------


                                   PROSPECTUS

                                ----------------


                                  EPIXTAR CORP.
                                ----------------


                [Alternative page for note financing prospectus]

                                   PROSPECTUS

                        3,591,576 Shares of Common Stock

                                  EPIXTAR CORP

Stockholder of Epixtar Corp. named under the caption "Selling Stockholder" may offer and sell up to 3,491 576 Shares of our common stock. Of the shares offered hereby all but 195 552 shares will be issued in the future pursuant to warrants and convertible notespresently outstanding. We will not receive any of the proceeds from the sale of shares by the selling stockholders. Concurrently with this offering other stockholders are selling 2,475,376 shares subject to outstand notes and warrants .On June 2004, the price of our Common Stock was $ per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Our common stock being offered by this prospectus involves a high degree of risk. You should read the "Risk Factors" section beginning on page 6 before you decide to purchase any common stock.

                         The date of this Prospectus is

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.













                [Alternative page for note financing prospectus]



                                  THE OFFERING

Our Securities

Securities Offered by
the Selling Stockholders                          CommonStock 3,591 576(1)
Concurrent Offering                                           2,475 376

Outstanding before the Offering.                  Common Stock: 11,158,338
and concurrent offering
                                                  Preferred Stock:  22,010

Outstanding after the Offering                    Common stock  16,758,465(4)
And concurrent offering                           Preferred Stock - none

(1) All but 195 552 shares of Common Stock are not presently outstanding but issuable upon conversion of preferred stock or conversion of notes and exercise of warrants held by the selling stockholders. The amount also includes 300,000 shares reserved for issuance upon conversion of accrued and interest. Depending upon the time of conversion a portion of these shares may not be issued.

(2) The concurrent offering consists of shares of common stock subject to convertible preferred stock,notes and warrants and shares issued in 2003 and 2004.

(3) Exclusive of shares subject to convertible securities, options, and warrants including shares offered by the selling stockholders.


(3) Assumes conversion of all convertible securities and exercise of all warrants owned by selling stockholders in offering and concurrent offering..

                               [Alternative pages for note financing prospectus]


                              SELLING SHAREHOLDERS
..
All of the shares of common stock offered for resale by the selling stockholder are shares issuable upon conversion of convertible notes and exercise of warrants issued in connection with our 2004 note placements.

Set forth below is a description of the transactions pursuant to which securities were issued to the selling stockholders.

We have received $7.5 million in new financing through a placement agent, Maxim Group, LLC. Laurus Master Fund, Ltd. ("Laurus Funds") provided $5 million of financing to us pursuant to a secured convertible term note, of which $1,930,000 is to be held in a restricted cash account under the sole control of Laurus and may be released upon the fulfillment of certain conditions more fully described in the agreements with Laurus. The term note is convertible at a fixed conversion price of $2.96 or a total of 1,689,189 shares. In connection with the issuance of the convertible term note, we also issued to Laurus Funds seven year warrants to purchase up to 493,827 shares of Epixtar's common stock at prices ranging from $4.05 to $4.66. Of these warrants to purchase 197,531 ,are non-exercisable until the cash in the restriction account is released

The remaining $2.5 million was raised through the private sale of convertible notes and common stock purchase warrants to accredited investors. Notes in the principal amount of $1,000,000 or "Bridge Notes" are convertible at a price of $2.37 per share of a total of 421,941 shares. In addition, the holders of the bridge notes received five year warrants to purchase an aggregate of 34,722 shares of the Company's common stock at initial exercise prices of between $5.05. After the Bridge notes were issued and prior to the Laurus transaction with Laurus we issued $1,500,000 convertible short term or "Wedge Notes." The wedge notes were to be repaid or converted upon consummation of a subsequent transaction, the Laurus financing. Upon the Laurus financing $925,000 notes were repaid and 195 552 shares were issued upon conversion.

In addition, the purchasers of these notes received five year warrants to purchase an aggregate of 102,027 shares of the Company's common stock at initial exercise prices of $4.05.

We also issued placement agent warrants in connection with each of the above transactions to purchase an aggregate of 254,318 shares of common stock. Of these warrants to purchase approximately 67,564 shares will be deferred until the restrictive cash account referred to above is released. MAXIM Group LLC was our placement agent, and Sands Bros & Co. Ltd was a selected dealer and received 84,466. The resale of the shares subject to these warrants are offered hereby.

         The following table contains information concerning the beneficial ownership of our common stock by the selling stockholders. The table assumes all of the shares being offered will be sold and unless otherwise described these shareholders do not own any additional shares of our common stock. Because the selling stockholders may sell all, some or none of the shares that it holds, the actual number of shares that will be sold by the selling stockholders upon or prior to termination of this offering may vary. The selling stockholders may have sold, transferred or otherwise disposed of all or a portion of their shares since the date on which they provided the information regarding their common stock in transactions exempt from the registration requirements of the Securities Act. Unless otherwise indicated all shares are for Bridge and Wedge investors. Additional information concerning the selling stockholders may be set forth from time to time in prospectus supplements to this prospectus.

Identity of                                                             Shares
Stockholder or Group                                                   Offered
--------------------                                                   -------

Laurus Master Fund (1)                                                 2,431,627

Andrew Bello
Landing Wholesale Group Defined Benefit Plan                              23,643

Bart Halpern, Inc.                                                        26,234
Defined Benefit Pension Plan

Bernd Allen                                                               23,643

Charles Haddad                                                            23,643

Dalewood Associates, LP                                                   45,666

David A. Dion                                                             45,666

Donald Asher Family Trust                                                 45,666

Grossman Family Trust                                                     45,666

Jeffrey Grodko                                                            23,643

Judith Barclay                                                            45,666

Richard Kent                                                              66,072

Thaddeus J. Derynda                                                       45,666

Wayne Saker                                                               23,643

Gerald Shike                                                               3,401

Jack R. Lee
Mary K. Lee                                                               20,406

Alfonso D'Amato
Defined Benefit Plan                                                       6,802
John Viney                                                                 6,802

Lee R. Thiel, Trustee
Lee R. Thiel Rev. Trust DTD
9/23/92                                                                    3,401

NeilEllman                                                                20,406

Steven E. Erickson TTE, TGI RRE
Dean M. Erickson Trust                                                    20,406

Marvin Black                                                               3,401

Jay S. Youngerman, MD                                                     20,406

Lee Pearlmutter Revocable Trust
u/a dated 10/9/92 as amended 2/28/96                                      11,902

Joseph Marotta
Nancy Marotta                                                              3,401

Micheal Harley                                                             3,401

Jerold Weinger
Lilli Weinger                                                             20,406

Richard Himpele
Linda Himpele                                                              3,401

Frederick R. Brown                                                         3,401

Kenneth Burdick
Denise Burdick                                                             3,401

Leo Long                                                                  81,622

Alexander Sandler
Bella Sandler                                                              3,401

John
Dilemme
3,401

David Sparks                                                               6,802
Vincent Longobardi                                                        20,406

Arthur Fixel
Deborah Fixel                                                              3,401

Maxim Group, LLC.(2)                                                     169,857

Sands
Brothers(2)                                                               84,466

(1) Represents shares issuable upon conversion of the Laurus note and exercise of Laurus warrants, including up to 248,311 shares issuable upon conversion of accrued interest.
(2)  Included shares subject to placement agent warrants described above.

                                          You should rely only on the
                                          information contained in this
                                          document. We have not authorized
                                          anyone to provide you with information
                                          that is different. This document may
                                          only be used where it is legal to sell
                                          these securities. The information in
                                          this document may only be accurate on
                                          the date of this document.

                                          Until ___________________, 2004, all
                                          dealers that effect transactions in
                                          these securities, whether or not
                                          participating in this offering, may be
                                          required to deliver a prospectus. This
                                          is in addition to the dealers'
                                          obligation to deliver a prospectus
                                          when acting as underwriters and with
                                          respect to their unsold allotments or
                                          subscriptions.


[Alternative page for note financing prospectus]



                                  EPIXTAR CORP.


                                    3,591 576

                             shares of common stock



                                ----------------


                                   PROSPECTUS

                                ----------------

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS


Indemnification of Directors and Officers.

No statute, charter provisions, by-laws, contract or other arrangements that insures or indemnifies a controlling person, director or officer of the issuer affects his or her liability in that capacity.

Other Expenses of Issuance and Distribution.

         Registration Fees:
         Transfer Agent Fees:
         Printing Costs:
         Legal Fees:
         Accounting Fees:
         Sales Commissions/Finders' Fees:

Recent Sales of Unregistered Securities.

In April, 2003, we issued 130,000 warrants to purchase shares of our common stock to Sands Brothers pursuant to an investment advisory agreement. This issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

In April 2003, we issued 13,617 shares of common stock to vendors and their designees pursuant to an agreement with them. This issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

In June 2003, pursuant to private placement, we issued 23,510 shares of our preferred stock and warrants to purchase shares of our common stock. The preferred stock is convertible into 1,175,000 shares of our common stock at a present conversion price presently of $2.00. We also issued a warrant to these investors to purchase our common stock. We also issued warrants to purchase 64,243 of our shares to persons who assisted in the offering. The issuance of these securities was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof

In July 2003, we issued 127,117 shares of our common stock to satisfy promissory notes owed to two entities which produced telemarketing services in the past. In an unrelated transaction we issued warrants to purchase shares to an advisor. The shares were issued for investment to entities which had substantial knowledge of our operations. Therefore the issuance of these shares is exempt from the registration requirements of the Securities Act of 1933 pursuant to
Section 4(2).

In July 2003, we issued warrants to purchase 27,726 shares to an investment advisor. We believe this issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

In September 2003, we issued warrants to purchase 100,000 shares of our common stock to an investment advisor. This issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

In October 2003, we issued 50,000 shares of our common stock in connection with an agreement to retain an investment advisor. In the same month we issued 15,652 shares of common stock in connection with the acquisition of assets Both of these issuances were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

In December, 2003, we issued $500,00 principal amounts of notes convertible into 125,000 shares of our common in a private placement. In addition, these lenders received warrants to purchase 62,500 shares of our common stock. These issuances were exempt from the registration requirements of the Securities Act pursuant

In March 2004, we issued 75,000 shares of our common stock in connection with an agreement to retain an investment advisor. The investor signed an agreement containing an investment representation. The issuance of these shares was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

In May and April 2004 we consummated three separate convertible note transactions aggregating $7,500,000. One of these notes for $1,500,000 has either been converted or repaid. We also issued warrants to purchase 630,576 shares of our common stock to the note purchasers. The notes presently outstanding are convertible into 2,111,130 shares of common stock and 195,552 shares have been issued upon conversion of one note. We also issued placement warrants to purchase an additional 254,318 shares of common stock. Each investor represented they were an accredited investor and further represented that they would hold any acquired securities for investment.

In April 2004 we issued 65,033 shares of our common stock to the seller of assets we acquired in the Philippines. The recipient represented that it would hold those shares for investment. The issuance of these shares was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

              Exhibits.


Unless otherwise indicated filed herewith:

Exhibit No.   Description of Document
-----------   -----------------------

2.1 Exchange Agreement for the Purchase of Part of SavOnCalling.com, LLC between Global Asset Holdings, Inc. and Transvoice Investments, Ltd. Dated November 14, 2000.

2.2 Exchange Agreement by and between Transvoice Investments Ltd., Sheldon Goldstein & Global Asset Holdings, Inc. for National Online Services, Inc. Dated March 31, 2001 (3)

3.1(a)        Certificate of Incorporation (2)

3.1(b)        Amendments to Certificate of Incorporation (2)

3.1(c)        Amendment to Certificate of Incorporation (4)

3.1(d)        Amendment to Cert. of Incorporation dated June 11, 2003 (5)

3.2           By-laws (1)

4.1           2001 Stock Option Plan (3)

4.2.1         Warrants issued to Brookfield Investments Ltd. (4)

4.3           Securities Purchase Agreement Dated as of June 11, 2003 (5)

4.4           Form of Warrant Issued in connection with June 11, 2003 Private
              Placement (5)

4.4.1         Form of warrant issued to third parties in June Private
              Placement (6)

4.5 Registration Rights Agreement with private placement investor (6) dated as of June 11, 2003 (5)

4.6           Warrant issued to Alpine Capital Partners July 2003 (6)

4.6.1         Warrant issued to investment advisor September 2003 (6)

4.7 Note Purchase Agreement dated December 9, 2003 between Epixtar, Subsidiaries and Note Investors (6)

4.8.1         Epixtar Corp. 7% Secured convertible note due December 9,
              2004 (6)

4.8.2 Security Agreement between Epixtar Corp. and Subsidiaries and Note Investor (6)

4.8.3         Warrant granted December 9, 2003 issued to Noteholders
              Investor (6)

4.8.4         Registration Rights Agreement and Note Investor dated December 9,
              2003 (6)

4.9.1 Subsription Agreement dated April 22,2004 between the Company and Bridge Investors*

4.9.2         Form of convertible note dated April 22, 2004

4.9.3 Form of Warrant Issued in connection with Bridge Investor financing*

4.10.1 Subsription Agreement dated May, 2004 between the Company and Wedge Investors*

4.10.2 Form of 7% convertible note dated May 7, 2004 Form of Warrant Issued in connection with Wedge Investor financing*

4.11.1 Securities Purchase Agreement dated May 14, 2004 between Epixtar, Subsidiaries and Note Investor

4.11.2        Form of Laurus secured convertible term note

4.11.3 Master Security Agreement between the Company, certain subsidiaries and Laurus Funds

4.11.4        Form of Warrant I Issued in connection with Laurus financing

4.11.4.1      Warrant II

4.11.5        Restrictive Account Agreement

4.11.5.1      Letter relating to Restricted Account Agreement

10.1 Agreement and release by and among Trans Voice Investments, Ltd., Sheldon Goldstein and Global Asset Holdings, Inc. dated November 30, 2001 (3)

10.2          Brookfield Security Agreement dated as of October 31, 2001 (4)

10.2.1        Letter of Brookfield (4)

10.3 Payment agreement entered into as of October 31, 2001 between National Online Services, Inc. and Trans Voice Investments, Inc.
              (3)

10.3.1        Amendment to restated payment agreement (4)

10.4          Code of ethics. (4)

10.5          Standard Office Building Lease between Epixtar Management Corp.
              and Biscayne Center LLC. (6)

10.6 Agreement of lease between Megaworld and Epixtar Philippines IT Enabled Services Corp. (6)

10.7 Reimbursement Agreement between Trans Voice L.L.C. and Epixtar Corp. dated as of April 1, 2003 (6)

10.8          Master Service Agreement - Payment one corporation and the
              Company subsidiary

10.8.1        Amendments to Master Service Agreement

10.9 Service Bureau Agreement between ACI Billing Services and Epixtar Financial Corp.

21            List of Subsidiaries (6)

23.1          Consents of Independent Certified Public Accountants



              1- Filed with our Form 8K on November 11,2000

              2- Filed with our form 10SB on November 26, 1999

              3- Filed with our form SB2 on June 30, 2003

              4- Filed with our annual report on Form 10-K SB on April 11, 2003

              5- Filed with our form 10SB on November 26, 1999

              6- Filed with our form 10KSB on April 14, 2004

              *  To be filed by amendment




Undertakings.

           The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
           Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 15 of this registration statement or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether the indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of this issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Miami, State of Florida on June 17, 2004.

                                                      EPIXTAR CORP.

                                                      By: /s/ David Srour
                                                          ---------------
                                                      David Srour Director, CEO


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Irving Greenman                         June 17, 2004
-------------------
Irving Greenman
Director, CFO,
Principal Accounting Officer

/s/ William D. Rhodes                       June 17, 2004
---------------------
William D. Rhodes
Director, President

/s/ David Srour                             June 17, 2004
---------------
David Srour
Director

                                            June 17, 2004
---------------
John Cooney
Director


                                            June 17, 2004
----------------
Kenneth Elan
Director

                                            June 17, 2004
----------------
David Berman
Director

/s/ Martin Miller                           June 17, 2004
----------------
Martin Miller

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of Epixtar Corp. of our report dated March 17, 2004, which includes an emphasis of a matter paragraph citing reference to
Note 3 to the financial statements, relating to the consolidated financial statements of Epixtar Corp. and subsidiaries for the year ended December 31, 2003, appearing in such Prospectus. We also consent to the reference to us under the headings "Experts" in the Prospectus.


                                                       RACHLIN COHEN & HOLTZ LLP


Miami, Florida
June 17, 2004

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this Registration Statement on Form S-I of our reports dated __________ and March 11, 2003 (except for Note 2, which is dated April 5,
2004), relating to the consolidated financial statements of Epixtar Corp. and Subsidiaries (formerly Global Asset Holdings, Incorporated and Subsidiaries) for the years ended and December 31, 2001 December 31, 2002, and to the reference to our firm under the caption "Experts" in the prospectus.


                                                  Liebman, Goldberg & Drogin LLP


Garden City, NY
June 17, 2004